UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMARIN CORPORATION PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter from Chairman of the Board of Directors

The information contained in this letter shall not be deemed to be (1) "soliciting materials", (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act"), or (4) subject to the liabilities of Section 18 of the Exchange Act. This letter shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Dear Fellow Shareholders,

Thank you for your continued support of Amarin. We share your belief in the long-term value of VASCEPA®. Expanding access and driving wider adoption among the millions of patients that would benefit from this therapy is the central focus of our operations.

In 2025, to better reach these patients and drive value for our investors, we, as you know, completed a full transition to a partner-based model for international markets. In parallel, we executed a restructuring initiative. Together, these steps meaningfully strengthened the business.

Our primary focus is creating shareholder value, and we know there is more work to be done. As we pursue additional strategic initiatives, our strategy is centered on maximizing the value of our core assets, which include:

•
U.S. Market: We continue to defend and work to extend our IPE therapy leadership in a dynamic generic market.
•
International Growth: The company now works fully with experienced regional partners to bring VAZKEPA® to patients across Europe and other markets. This approach allows Amarin to expand globally without building and maintaining large commercial organizations around the world, significantly reducing operating costs.
•
Financial Strength: We ended the year with $303 million in cash, no debt, and achieved positive cash flow in Q4 2025. Furthermore, we have positioned the company to continue to generate cost-efficient revenue in both the U.S. and with our partners throughout the world.

In addition, while our recent restructuring is expected to save $70 million annually, we continue to look for ways to further rationalize costs and strengthen our financial position.

In that vein, we ask for your support on two specific shareholder proposals and cost-savings initiatives:

•
Proposal 12: This allows the company to compensate non-employee directors with equity rather than cash. Currently, following the narrow rejection of this proposal in 2025, the company must provide all directors compensation in cash, which does not adequately align director compensation with the creation of shareholder value and is an unnecessary drain on our cash.
•
Proposal 13: This permits electronic delivery of proxy materials. Moving away from paper will significantly reduce printing and mailing costs and is more environmentally responsible.

Both Proposal 12 and 13 are special proposals requiring at least a 75% "For" vote from shareholders present to pass. We urge you to vote in favor of these practical cash-saving measures.

The Board and management are committed to the work ahead. Thank you for your continued investment in Amarin.

Sincerely,

Odysseas Kostas, M.D.

Chairman of the Board of Directors

One Central Plaza, 8th Floor, Dame Street

Dublin D02 K7K5, Ireland

(Registered in England & Wales under Company No. 2353920)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Amarin Corporation plc, a public limited company registered in England and Wales (the “Company”), will be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on May 13, 2026 at 9:00 a.m. Dublin time for the purpose of considering and voting on the following:

1. Ordinary resolution to re-elect Mr. Aaron Berg as a director;

2. Ordinary resolution to re-elect Ms. Patrice Bonfiglio as a director;

3. Ordinary resolution to re-elect Mr. Keith L. Horn as a director;

4. Ordinary resolution to re-elect Mr. Odysseas Kostas, M.D. as a director;

5. Ordinary resolution to re-elect Mr. Louis Sterling III as a director;

6. Ordinary resolution to re-elect Ms. Diane E. Sullivan as a director;

7. Ordinary resolution to re-elect Mr. Michael Torok as a director;

8. Ordinary resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” for the fiscal year ended December 31, 2025, as described on pages 34 to 66 of the accompanying Proxy Statement;

9. Ordinary resolution to appoint Ernst & Young LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which annual accounts are laid before the Company and to authorize the Audit Committee of the Board of Directors of the Company to agree to the auditors’ remuneration as described on pages 11 to 12 of the accompanying Proxy Statement;

10. Ordinary resolution to generally and unconditionally authorize the Board of Directors of the Company (the "Board") to issue shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company up to an aggregate nominal amount of £37,750,000 (which is equal to approximately 18% of the existing issued share capital) as described on pages 13 to 14 of the accompanying Proxy Statement;

11. Ordinary resolution to amend and restate the Company's 2020 Stock Incentive Plan to increase the share reserve thereunder by 15,000,000 Ordinary Shares and to increase the number of Ordinary Shares that may be issued in the form of incentive stock options;

12. Special resolution to give power to the Board to issue shares without such issuances being subject to UK statutory pre-emption rights up to an aggregate nominal amount of £20,970,000 (which is equal to approximately 10% of the existing issued share capital) as described on pages 22 to 23 of the accompanying Proxy Statement; and

13. Special resolution to permit the Company to send electronic, rather than paper, notice to shareholders of subsequent Annual General Meetings by making the Proxy Statement and other communications available to shareholders on a website. The special resolution will authorize and approve that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company (the "New Articles") reflecting the proposed amendments to the existing articles of association of the Company described on page 24 of the accompanying Proxy Statement, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company. If the proposed New Articles are adopted and approved by the shareholders of the Company, the Company will be permitted to send electronic notice to shareholders of subsequent Annual General Meetings by making it available on a website.

Additional Business

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board of the Company lay before the Annual General Meeting the Company’s statutory accounts, which are those accounts included in the Company’s Annual Report for the year ended December 31, 2025 as prepared in conformity with U.S. Generally Accepted Accounting Principles (the “Annual Report”) and the accounts for the financial year ended December 31, 2025 prepared in accordance with International Financial Reporting Standards. The Company does not expect that other items of business will be considered at the Annual General Meeting.

Only shareholders who held shares at the close of business on the record date, March 31, 2026, (“Record Date”) may vote at the Annual General Meeting, including any adjournment thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual General Meeting. After careful consideration, the Board has unanimously approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in the Proxy Statement.

The Company’s principal executive offices are located at One Central Plaza, 8th Floor, Dame Street, Dublin D02 K7K5 Ireland. The registered office of the Company is One, New Change, London EC4M 9AF, England. A copy of the Company’s Annual Report accompanies this Notice and the enclosed Proxy Statement. As a public limited company organized under the laws of England and Wales and pursuant to the Company’s Articles of Association, the presence, in person or by proxy, of at least two shareholders entitled to vote at the Annual General Meeting constitutes a quorum for the transaction of business at the Annual General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, the Company will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of its outstanding shares of voting stock.

Important Notice of Internet Availability. The accompanying Proxy Statement, Form of Proxy and Annual Report will also be available to the public at https://www.amarincorp.com/investor-relations .

Sincerely,

Aaron Berg

President and Chief Executive Officer

April 10, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE REPRESENTED BY AMERICAN DEPOSITARY SHARES AND HELD ON DEPOSIT BY JPMORGAN CHASE BANK, N.A., AS DEPOSITARY, OR IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO HAVE YOUR VOTES CAST AT THE MEETING, YOU MUST OBTAIN, COMPLETE AND TIMELY RETURN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY IN ACCORDANCE WITH ANY INSTRUCTIONS PROVIDED THEREWITH.

AMARIN CORPORATION PLC

PROXY STATEMENT FOR

2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

GENERAL INFORMATION	1
Shares Outstanding and Voting Rights	1
PROPOSALS NOS. 1, 2, 3, 4, 5, 6 and 7 ELECTION OF DIRECTORS	4
Nomination of Directors	4
Nominees and Incumbent Directors	5
Directors Nominated for Election	6
PROPOSAL NO. 8 ADVISORY VOTE ON EXECUTIVE COMPENSATION	10
PROPOSAL NO. 9 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
Fees for Independent Registered Public Accounting Firm	11
PROPOSAL NO. 10 RENEWAL OF THE POWER OF THE DIRECTORS TO ISSUE SHARES	13
PROPOSAL NO. 11 APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN	15
PROPOSAL NO. 12 DISAPPLICATION OF PRE-EMPTION RIGHTS	22
PROPOSAL NO. 13 AMENDMENT OF THE ARTICLES OF ASSOCIATION OF THE COMPANY TO PERMIT ELECTRONIC NOTICE TO SHAREHOLDERS OF SUBSEQUENT ANNUAL GENERAL MEETINGS BY MAKING SUCH NOTICE AVAILABLE ON A WEBSITE	24
ADDITIONAL BUSINESS	25
CORPORATE GOVERNANCE	25
Director Independence	25
Code of Business Conduct and Ethics	25
Shareholder Communications	25
BOARD OF DIRECTORS AND COMMITTEES	27
Board Leadership Structure and Risk Oversight	27
Board Committees	28
Compensation Committee Interlocks and Insider Participation	29
EXECUTIVE OFFICERS	29
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	31
Transactions with Related Parties	31
Related-Party Transaction Review and Approval	31
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
INSIDER TRADING POLICY	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	34
2025 Operating Highlights	34
Compensation Philosophy and Objectives	39
REMUNERATION COMMITTEE REPORT	51
2025 Summary Compensation Table	52
Option Exercises and Stock Vested	55
Outstanding Equity Awards at Fiscal Year-End 2025	55
Pension Benefits	58
Nonqualified Deferred Compensation	59
Change of Control and Severance Arrangements	59
Potential Payments upon Termination or Change in Control	60
Chief Executive Officer Pay Ratio	62
DIRECTOR COMPENSATION	66
Non-Employee Director Compensation	66
Director Compensation Table	68
Director Stock Ownership Guidelines	69
REPORT OF THE AUDIT COMMITTEE	69
PROPOSALS	71
DELIVERY OF PROXY MATERIALS	72
Appendix A Amended and Restated 2020 Stock Incentive Plan	72
Appendix B Articles of Association	91

i

PROXY STATEMENT FOR

2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2026

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amarin Corporation plc, a public limited company registered in England & Wales (“Amarin”, the “Company”, “we” or “us”) for use at the Company’s 2026 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on May 13, 2026 at 9:00 a.m. Dublin time, or at any adjournment thereof, for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being sent to shareholders on or about April 10, 2026.

Please vote on the resolutions specified in the Notice of Annual General Meeting by appointing a proxy. A form of proxy for use by holders of Ordinary Shares at the Annual General Meeting is enclosed.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of the Company’s registrars, Equiniti Limited of Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England (the “Registrars”), so as to be received by 9:00 a.m. Dublin time on May 11, 2026. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the nominees described in this Proxy Statement and FOR each other proposal described in the Proxy Statement, and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to JPMorgan Chase Bank, N.A. as the depositary (the “Depositary”) for our American Depositary Shares (“ADSs”), brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. We have engaged D.F. King & Co. to assist us in the distribution and solicitation of proxies for a fee of $25,500 plus expenses. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, facsimile, or personal solicitation.

If you plan to attend the Annual General Meeting in person, please notify the Company in advance by email to annual.general.meeting@amarincorp.com to assist the Company with planning and implementing arrangements for the Annual General Meeting.

Shares Outstanding and Voting Rights

Amarin is registered in England & Wales and therefore subject to the United Kingdom Companies Act 2006 (the “Companies Act”), which, together with the Articles of Association of the Company (the “Articles”), governs the processes for shareholder voting at Annual General Meetings. There are a number of differences between English and U.S. law in relation to voting. At the Annual General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared or on the withdrawal of any other demand for a poll) by (a) the Chairman of the meeting, (b) at least two shareholders entitled to vote at the meeting, (c) a shareholder or shareholders representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares that are held as treasury shares) or (d) a shareholder or shareholders holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares).

Only holders of record of our ordinary shares with a par value of £0.50 each (“Ordinary Shares”) at the close of business on March 31, 2026 (the "Record Date") are entitled to notice of, and to attend and to vote at, the Annual General Meeting. On the Record Date, approximately 435,410,682 Ordinary Shares were issued and 419,458,656 were outstanding, of which approximately 410,666,987 were held in the name of the Depositary, which issues Company-sponsored American Depositary Receipts evidencing ADSs which, in turn, each represent twenty Ordinary Shares. With respect to all matters to be voted on at the Annual General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per Ordinary Share held). The presence, in person or by proxy, of at least two shareholders who hold shares as of the Record Date will constitute a quorum for the transaction of business at the Annual General Meeting. Consistent with the marketplace rules of the Nasdaq Stock Market, we will seek to ensure that the shareholders present at the meeting in person or by proxy represent at least one-third of our outstanding shares of voting stock. At any adjournment of the Annual General Meeting, if a quorum is not present within 15 minutes from the time appointed for such meeting, one person entitled to be counted in a quorum present at the adjournment shall be a quorum.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card in order to vote on the proposals.

Persons who hold ADSs through a bank, broker or nominee on the Record Date will receive documentation and instructions for voting such ADSs at the Annual General Meeting, including the ADS proxy card, through such organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

ADS holders are not entitled to vote directly at the Annual General Meeting, but a Second Amended and Restated Deposit Agreement, dated as of August 1, 2025 (the “Deposit Agreement”), exists between the Depositary and the holders of ADSs pursuant to which registered holders of ADSs as of the Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote the Ordinary Shares represented by the ADSs registered in the name of the Depositary, in accordance with the instructions of the ADS holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted with respect to any proposal (i.e., by marking a vote “FOR”, “AGAINST” or any other option), the Depositary will vote FOR such proposal which is described in the Notice of Annual General Meeting, if properly requested by the Company in accordance with the terms of the Deposit Agreement and to the extent not prohibited by law, rule, regulation or otherwise, provided that, the Depositary will not vote FOR such proposal if the ADS holder specified that such ADS holder does not want their ADSs to be voted other than as marked. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 9:00 a.m. New York City time on May 8, 2026 (the “Instruction Date”).

Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Under U.S. national securities exchange rules, if the beneficial owner does not provide voting instructions, your brokerage firm, bank or other financial institution is only allowed to vote your shares on routine matters, and cannot vote your shares on any non-routine matter. A “broker non-vote” occurs when a brokerage firm, bank or other financial institution holding the shares for a beneficial owner has discretionary voting power to vote on one proposal at a meeting, does not have discretionary voting power to vote on another proposal or chooses not to exercise such power where applicable, and has not received instructions from the beneficial owner as to how to vote such shares. The appointment of our independent registered public accounting firm (Proposal No. 9) is the only routine matter being presented at the Annual General Meeting. For non-routine matters, brokers, or other nominees, do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. We encourage you to provide voting instructions to your brokerage firm, bank or other financial institution by giving your proxy to them as promptly as possible to ensure that your shares will be voted at the Annual General Meeting according to your instructions. You should receive directions from your brokerage firm, bank or other financial institution about how to submit your proxy to them at the time you receive this Proxy Statement.

The Company has retained the Registrars to hold and maintain its register of members. The Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual General Meeting is described below:

Ordinary Resolutions

Proposals No. 1, 2, 3, 4, 5, 6, and 7 - Election of directors. Each nominee will be elected to the Board if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such nominee or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of such nominee. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 8 - Non-binding, advisory vote to approve the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025. This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 9 - Approval of independent registered public accounting firm. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions will have no effect on the vote outcome. Because brokers and other nominees can exercise their discretionary authority on this matter, we do not expect there to be any broker non-votes for this proposal, but any broker non-votes would have no effect on the vote outcome.

Proposal No. 10 - Renewal of the power of the directors to issue shares. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 11 - Approval of the Company's Amended and Restated 2020 Stock Incentive Plan. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Special Resolutions

Proposal No. 12 - Disapplication of pre-emptive rights. This proposal will be approved if (i) on a show of hands, at least 75% of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution, or (ii) on a poll, shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 13 - Amendment of Articles of Association of the Company to permit electronic notice to shareholders of subsequent Annual General Meetings by making such notice available on a website. This proposal will be approved if (i) on a show of hands, at least 75% of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Voting Mechanics

Voting in advance of the meeting will ensure that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual General Meeting. Any record holder of our Ordinary Shares may attend the Annual General Meeting in person and may revoke the enclosed form of proxy at any time by:

•
executing and delivering to the corporate secretary a later-dated proxy; or
•
voting in person at the Annual General Meeting.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions may do so up until 9:00 a.m. New York City time (2:00 p.m. Dublin time) on the Instruction Date. Beneficial owners who wish to attend the Annual General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of Amarin on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote in person at the Annual General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual General Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.

With respect to any other matters that may properly come before the Annual General Meeting, including consideration of a motion to adjourn the Annual General Meeting to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion. ADS voting instructions would extend only to the specific questions on the agenda, so Ordinary Shares represented by ADSs would not be voted as to any other matter that might properly come before the Annual General Meeting. The Board of Directors, at present, knows of no other business to be presented at the Annual General Meeting.

PROPOSALS NOS. 1, 2, 3, 4, 5, 6, and 7

ELECTION OF DIRECTORS

All directors of the Company are required to retire and seek re-election on an annual basis. The directors elected at the Annual General Meeting will hold office until their successors are elected and qualified, unless they resign or their seats become vacant due to removal or other cause in accordance with the Articles.

As described below, the Board has nominated each of Mr. Aaron D. Berg, Ms. Patrice Bonfiglio, Mr. Keith L. Horn, Mr. Odysseas Kostas, M.D., Mr. Louis Sterling III, Ms. Diane E. Sullivan and Mr. Michael Torok for re-election at the Annual General Meeting. Each of the nominees has indicated his or her willingness to serve if re-elected. Should any of the nominees become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. In accordance with our Nominating and Corporate Governance Committee Charter and the Policy Governing Director Qualifications and Nominations, it considers whether the nominee satisfies the following minimum criteria: has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; is highly accomplished in his or her field, with superior credentials and recognition; is well regarded in the community and has a long-term reputation for the highest ethical and moral standards; has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; has a demonstrated history of actively contributing at board meetings (to the extent that the nominee serves or has previously served on other boards). In addition to these minimum qualifications, the Nominating and Corporate Governance Committee recommends that the Board select persons for nomination to help ensure that: a majority of the Board shall be independent in accordance with the listing standards of the Nasdaq Capital Market (“Nasdaq”); each of the Company’s Audit, Remuneration and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and at least one member of the Audit Committee shall qualify as an audit committee financial expert as defined by Securities and Exchange Commission (“SEC”) rules. In addition, the Nominating and Corporate Governance Committee may consider whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries or in the markets in which the Company operates and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experience. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not limited to race, gender or national origin, we have no formal policy regarding Board diversity.

The Nominating and Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual general meeting of shareholders must provide the Nominating and Corporate Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption "Shareholder Proposals".

After reviewing the qualifications of potential Board candidates, the Nominating and Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each of Mr. Aaron D. Berg, Ms. Patrice Bonfiglio, Mr. Keith L. Horn, Mr. Odysseas Kostas, M.D., Mr. Louis Sterling III, Ms. Diane E. Sullivan and Mr. Michael Torok for re-election as directors.

Nominees and Incumbent Directors

The table below sets forth the following information for the Company’s directors: the year each was first elected as a director of the Company, their respective ages, and the positions currently held with the Company:

Nominee / Director Name and Year of First Election	Age	Position(s) with the Company
Nominees for Director:
Aaron D. Berg (2024)	63	President and Chief Executive Officer
Patrice Bonfiglio (2023)	43	Director
Paul Cohen, M.D. (2023)(1)	51	Director
Keith L. Horn (2023)	67	Director
Odysseas Kostas M.D. (2023)	51	Director
Oliver O'Connor (2023)(1)	64	Director
Louis Sterling III (2023)	47	Director
Diane E. Sullivan (2023)	64	Director
Michael Torok (2025)	47	Director

(1)
Dr. Cohen and Mr. O'Connor are not standing for re-election at the Annual General Meeting, and as a result, Dr. Cohen and Mr. O'Connor will resign from the Board effective as of the time immediately before the commencement of the Annual General Meeting.

Directors Nominated for Election

The following persons have been nominated by the Board to be elected as directors at the Annual General Meeting.

Aaron D. Berg joined Amarin in November 2012 as Vice President, Marketing and Managed Care. He has since served in roles of increasing responsibility, including as Senior Vice President, Marketing and Sales from February 2014 until April 2018, as Senior Vice President and Chief Commercial Officer from April 2018 through July 2021, then Executive Vice President, President-U.S., in August 2021. Mr. Berg was appointed President and Chief Executive Officer in June 2024. Before joining Amarin, Mr. Berg served as president and chief executive officer of Essentialis, Inc., a development stage pharmaceutical company, where he led the company’s work on triglyceride management. Prior to joining Essentialis, Mr. Berg served as vice president of marketing and sales at Kos Pharmaceuticals, where he was instrumental in driving annual revenues approaching $1 billion until the acquisition of Kos Pharmaceuticals by Abbott Laboratories in December 2006. Mr. Berg began his pharmaceutical industry career as a sales representative with Bristol-Myers Squibb, followed by various commercial positions with Schering-Plough and GlaxoSmithKline. He obtained his B.S. in Business Management, Marketing from the University of Maryland. Based on Mr. Berg’s executive experience in the biopharmaceutical industry and his current role as our President and Chief Executive Officer, the Board believes Mr. Berg has the appropriate set of skills to serve as a member of our Board.

Ms. Patrice Bonfiglio joined Amarin as a non-executive director in February 2023. Ms. Bonfiglio is the Co-Founder and Chief Executive Officer of Iris International LLC, an investment firm focused on preventative healthcare. She also serves as an advisor to Sarissa Capital Management LP, a registered investment adviser focused on constructive shareholder activism in the healthcare sector, where she previously served as President. Ms. Bonfiglio joined Sarissa Capital in 2013 and served in various roles including Chief Operating Officer, Chief Financial Officer, and Chief Compliance Officer, overseeing investment, operational, financial, and compliance functions and engaging with public company boards and management teams in the healthcare sector. From October 2020 to October 2022, Ms. Bonfiglio served as Chief Financial Officer of Sarissa Capital Acquisition Corp. (Nasdaq: SRSA), a publicly traded special purpose acquisition company focused on the healthcare and biopharma industry, where she was responsible for financial oversight, SEC reporting, and capital markets activities. Ms. Bonfiglio began her career in accounting and operations, holding roles of increasing seniority at several investment management firms, including Pequot Capital Management, Inc., Ridgefield Capital Asset Management, Arrowhawk Capital Partners, LLC, and Arbalet Capital Management, LP. Ms. Bonfiglio received her B.S. degree from Temple University. She currently serves as an advisor to Helix Decision Science, an agentic AI platform performing predictive intelligence and agentic automation. Ms. Bonfiglio is well-qualified to serve as a member of our Board due to her extensive experience in healthcare investing, public company financial oversight, capital allocation, accounting, tax, and compliance.

Mr. Keith L. Horn joined Amarin as a non-executive director in February 2023. Mr. Horn is the founder and managing member of Loring Capital Advisors, LLC, a firm providing investment advisory and consulting services to hedge fund managers, asset management firms, and early-stage and start-up businesses. Since November 2024, Mr. Horn has served as Executive Chairman of The Forest Road Company, a specialty finance and investment firm that focuses on providing capital and advisory solutions in sectors including media and entertainment, real estate, renewable energy and digital assets. Mr. Horn served as the Chief Executive Officer and a director of Forest Road Acquisition Corp. from September 2020 to June 2021, when it consummated a business combination with The Beachbody Company. From 2003 to 2015, Mr. Horn served as Chief Operating Officer and a member of the Management Committee and Valuation Committee of Elliott Management Corporation, a global multi-strategy firm, where he was responsible for global management and oversight of operational, support and control functions of the firm's investment advisory business.

Prior to Elliott, Mr. Horn spent 16 years at Merrill Lynch, Pierce, Fenner & Smith Incorporated as a Managing Director, serving in various capacities, including Global Head of Leveraged Finance, Head of Latin America Debt, and Chief of Staff to the Chairman and President. Mr. Horn began his career in private practice as a corporate and securities attorney. Since February 2025, Mr. Horn has served as director of Platform Science, Inc., a transportation technology company that provides software platforms and telematics for connected commercial vehicles with a focus on trucking fleets. Since October 2021, Mr. Horn has served as an advisory board member of Sharp Alpha, a sports betting and gaming venture capital fund. Mr. Horn also served on the board of directors of Sarissa Capital Acquisition Corp., a special purpose acquisition company sponsored by Sarissa Capital from October 2021 to

November 2022. From March 2021 to April 2023, Mr. Horn served as a director of Forest Road Acquisition Corp. II, a special purpose acquisition company. In addition, since January 2019, Mr. Horn has served as a director of Caliper Holdings, a company engaged in the consumer and commercial ingredients food and beverage business. Mr. Horn served as a director of ShopOne Centers REIT, Inc., an owner and operator of shopping malls, from March 2018 to May 2022. In addition, in July 2019, Mr. Horn was appointed to the strategic advisory board of lnvestcorp Strategic Capital Partners, a fund established to assemble a diverse portfolio of general partnership stakes in alternative asset managers.

From April 2016 to November 2019, Mr. Horn served on the board of directors of Empire Resorts, Inc., which operates in the gaming and hospitality industries, where he served as Chairperson of the audit committee and as Chairperson of the special committee in its review and approval of an acquisition transaction pursuant to which Empire became a privately-held entity. Mr. Horn also serves on the board of directors for the Binghamton University Foundation and for many years was a member of the Foundation investment committee. For many years, Mr. Horn served as a member of the board of directors of PeacePlayers International, a non-profit organization that uses the game of basketball to educate and unite children in areas of conflict around the world.

Mr. Horn received his J.D. (cum laude) from Georgetown University Law Center and his B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors. Mr. Horn is well-qualified to serve as a member of our Board due to his significant experience in investments, capital markets, operations, capital allocation, strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions.

Dr. Odysseas Kostas joined Amarin as a non-executive director in February 2023 and currently serves as Chairman. Dr. Kostas is founder and Managing Director of Polymetis Strategies LLC, a consulting firm focused on finance, strategy and operations. Dr. Kostas serves as an advisor to Sarissa Capital Management LP where he previously served as a Partner, Senior Managing Director and as Head of Research. Earlier in his career, Dr. Kostas was a Director at Evercore ISI covering the biotechnology and pharmaceutical industries and a Consultant and Senior Associate Analyst at Sanford C. Bernstein and Co., Inc. Prior to joining Bernstein, he practiced internal medicine as part of the Yale New Haven Health System and served as a consultant to various biotechnology companies. Dr. Kostas currently serves as a director of Armata Pharmaceuticals, Inc. (NYSE: ARMP), and previously served as a director and Chairman of Innoviva, Inc. (Nasdaq: INVA). Dr. Kostas received his B.S. degree from the Massachusetts Institute of Technology and his M.D. degree from the University of Texas Southwestern Medical School. Dr. Kostas is well-qualified to serve as a member of our Board due to his significant experience in medicine, investments, operations, research and development, capital allocation, partnerships and strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions.

Mr. Louis Sterling III joined Amarin as a non-executive director in February 2023. Since January 2017, Mr. Sterling has been a private investor targeting small-cap public equities and select fast-growth private companies, particularly in the healthcare industry. Prior to 2017, Mr. Sterling worked in investment banking (corporate finance/M&A) at Goldman Sachs, middle-market private equity at Lincolnshire Management, and was a managing director at BondFactor. From December 2021 to April 2023, Mr. Sterling served as a director of BZAM Ltd. (formerly the Green Organic Dutchman Holdings Ltd.), a sustainable global cannabis company, and served as chair of the corporate governance & nominating committee and as a member of the compensation committee. Mr. Sterling received his J.D. from Harvard Law School, his M.B.A. from Harvard Business School, and his B.B.A. from Howard University. Mr. Sterling is well qualified to serve as a member of our Board due to his significant investments, operations, capital allocation, corporate finance, and mergers and acquisitions expertise.

Ms. Diane E. Sullivan joined Amarin as a non-executive director in February 2023. Ms. Sullivan founded her own consulting firm in May 2020, which specializes in strategy development and providing commercialization expertise for life sciences companies. Since May 2020, Ms. Sullivan has served as part-time Chief Commercial Officer of DalCorp Pharmaceuticals. Since July 2023, Ms. Sullivan has served on the board of directors of Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX). From November 2018 to April 2020, Ms. Sullivan served as Chief Commercial Officer of The Medicines Company (“MDCO”), until its $9.7B acquisition by Novartis. Prior to her time at MDCO, Ms. Sullivan was an independent commercialization and market access consultant from October 2017 to November 2018. Ms. Sullivan was Vice President, Market Access & Patient Strategies at AstraZeneca from

2013 to 2017. She was Vice President, Specialty Payer & Channel Group at Pfizer from 2009 to 2013 and prior to the acquisition, was Vice President, Healthcare Systems Marketing at Wyeth in 2008.

Before Wyeth, Ms. Sullivan spent 12 years in a series of strategy, marketing, brand management, business development, and integration roles at GlaxoSmithKline. She began her career at IBM and was a member of the team that launched IBM’s entry into the Health Data Networking business. Ms. Sullivan served on the board of directors of OrthogenRx, a privately held medical device company from May 2018 until it was acquired by Avanos Medical in January 2022. Ms. Sullivan received a B.A. from Dickinson College. She also graduated from IBM’s intensive two-year marketing and account management training program as well as IBM’s customized version of an M.B.A. program. Ms. Sullivan is well-qualified to serve as a member of our Board due to her significant investments, operations, research and development, capital allocation, partnerships and strategic collaboration, corporate governance, corporate finance, and mergers and acquisitions expertise.

Mr. Michael Torok joined Amarin as a non-executive director in April 2025. Since 2008, Mr. Torok has served as the co-founder and managing director of JEC Capital Partners, LLC, an investment company with offices in the United States and Germany. Prior to that, Mr. Torok served as Chief Financial Officer for Integrated Dynamics Engineering Inc. a semiconductor equipment technology company that was acquired by Aalberts Industries (AMS: AALB), from 2006 to 2009. Earlier in his career, Mr. Torok served in various positions at PricewaterhouseCoopers LLP, a multinational professional services network of firms. Mr. Torok has served on the board of directors of Liberated Syndication, Inc. (formerly Nasdaq: LSYN), a podcasting platform for creators and advertisers, since December 2022. Mr. Torok previously served on the boards of directors of Carisma Therapeutics Inc. (Nasdaq: CARM) from March 2023 to October 2024, Photon Control Inc. (formerly TSX: PHO) from 2016 to 2018, and Symbility Solutions Inc. from 2015 to 2018. Mr. Torok received a B.S. in Accounting and Finance and a Masters in Finance from Boston College. Mr. Torok is well qualified to serve as a member of our Board due to his experience in capital markets, mergers and acquisitions, capital resources and operational improvements.

Directors Not Standing for Re-election

On March 25, 2026, Dr. Cohen and Mr. O'Connor each notified the Company that they would not stand for re-election at the Annual General Meeting.

Dr. Paul Cohen joined Amarin as a non-executive director in February 2023. He is the Albert Resnick, MD Associate Professor, Head of the Laboratory of Molecular Metabolism, and Senior Attending Physician at The Rockefeller University, where he has served as an Associate Professor since 2021 and was an Assistant Professor from 2015 to 2021. Dr. Cohen is a member of the Scientific Advisory Board of Cellular Intelligence, Canary Cure Therapeutics, Moonwalk Biosciences, and Hoxton Farms. Since 2016, Dr. Cohen has been a practicing cardiologist at Memorial Sloan Kettering Cancer Center. He received his undergraduate degree from Harvard College. He then went on to graduate from the Tri-Institutional MD-PhD Program, where he completed his PhD research at the Rockefeller University studying the unique metabolic effects of the hormone leptin. Dr. Cohen received his MD from Weill Cornell Medical College. He then completed an Internal Medicine Residency at Columbia University Medical Center and a Cardiology Fellowship at Brigham and Women’s Hospital. He performed postdoctoral research training at the Dana Farber Cancer Institute studying transcriptional determinants of adipocyte identity.

Mr. Oliver O’Connor joined Amarin as a non-executive director in April 2023. Mr. O’Connor currently serves as the Chief Executive Officer of the Irish Pharmaceutical Healthcare Association, a position he has held since January 2015. Earlier, Mr. O’Connor served as a special advisor to the Deputy Prime Minister, Minister for Enterprise, Trade and Employment and Minister for Health and Children in Ireland. Mr. O’Connor has served as a founder board member of the Irish Medicines Verification Organisation since 2017. Mr. O’Connor earned an MBA from Stanford University’s Graduate School of Business and a Bachelor of Arts from University College Dublin.

Vote Required

Each nominee will be elected to the Board if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such nominee or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of such nominee. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 8

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As recommended by our shareholders at our 2023 annual general meeting and subsequently approved by our Board, we give our shareholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers,” each year (a so-called “say-on-pay” vote). At the 2025 Annual General Meeting, the Company’s shareholders supported the say-on-pay vote with approximately 71.9% of the votes cast in favor of the proposal.

The say-on-pay vote is an ordinary resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” for the fiscal year ended December 31, 2025, as described in this Proxy Statement under the “Executive Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on pages 34 to 66 of this Proxy Statement. Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee of the Board of Directors (the "Remuneration Committee") believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase shareholder value. The “Executive Compensation Discussion and Analysis” section herein provides a more detailed discussion of the executive compensation program and compensation philosophy managed by our Board and our Remuneration Committee, including how we align compensation elements with our annual goals and long-term business strategies and objectives, as well as review of incentive compensation, which is intentionally heavily weighted to equity compensation in an effort to align such compensation with the interests of our investors, and review the Company’s performance against predefined goals, and an outline of the efforts by the Board and Remuneration Committee to conduct substantive discussions with shareholders to better understand investor perspectives regarding executive compensation.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or our Remuneration Committee. However, our Board, including our Remuneration Committee, values the opinions of our shareholders, and considers changes to our executive compensation program as appropriate in response to input from shareholders and evolving factors such as the business environment and competition for talent. See the "Executive Compensation Discussion and Analysis" section of this Proxy Statement for additional information on our shareholder outreach on executive compensation and our approach for 2025 compensation.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 8:

“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s ‘named executive officers,’ as disclosed in this Proxy Statement under the 'Executive Compensation Discussion and Analysis' section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure.”

Vote Required

This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 8

PROPOSAL NO. 9

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that we submit the selection of E&Y for approval by our shareholders at the Annual General Meeting.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal year 2025 for services rendered by E&Y were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by E&Y in the fiscal year ended December 31, 2025 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

E&Y commenced auditing our annual financial statements with the fiscal year ended December 31, 2014. Representatives of E&Y are expected to be available telephonically at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate shareholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by E&Y for professional services rendered for the fiscal years ended December 31, 2025 and 2024. Audit fees are for services relating to the years ended December 31, 2025 and 2024 as described in (1) below and all non-audit fees are for services invoiced in 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,569,300	$1,597,825
Audit-Related Fees	188,000	124,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,757,300	$1,722,325

1.
Audit fees for 2025 and 2024 include fees incurred in connection with the audit of our financial statements as of December 31, 2025 and 2024, as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and costs incurred in connection with the audit of statutory financial statements as of December 31, 2025 and 2024, as prepared in accordance with International Financial Reporting Standards (“IFRS”).

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 9:

“RESOLVED, to appoint Ernst & Young LLP as the Company’s auditors to hold office from the conclusion of this meeting until the conclusion of the next meeting at which the annual accounts are laid before the Company and to authorize the Audit Committee to agree to the remuneration of the auditors.”

In the event that shareholders do not approve the foregoing resolution, we will need to engage a third-party auditor who will act as our independent registered public accounting firm under U.S. law and as our statutory auditor under UK law for the fiscal year ending December 31, 2026. We may proceed to engage such firm as our Board and Audit Committee deem advisable, which firm may include E&Y.

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions will have no effect on the vote outcome. Because brokers and other nominees can exercise their discretionary authority on this matter, we do not expect there to be any broker non-votes for this proposal, but any broker non-votes would have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 9

PROPOSAL NO. 10

RENEWAL OF THE POWER OF THE DIRECTORS TO ISSUE SHARES

Under English law, directors of an English public company need specific approval from shareholders to issue new shares in the company or to grant rights to subscribe for shares in the company (subject to limited exceptions). This approval is not generally required when U.S. companies are issuing securities.

The Board would like to seek shareholder approval to issue shares up to an aggregate nominal value of 20% of the Company's issued share capital and for such authority to be renewed each year.

At the 2025 Annual General Meeting, our shareholders authorized our directors for a limited period of 18 months, to issue shares in the Company or to grant rights to subscribe for shares in the Company up to an aggregate nominal amount of £38,400,000 (comprising £33,792,000 in respect of ordinary shares with a par value of £0.50 each and £4,608,000 in respect of preference shares with a par value of £0.05 each ("Preference Shares").

Given this approval is set to expire in November 2026, the Board would now like to ask shareholders to renew this authority so that the Company can issue equity compensation to non-employee members of the Board and raise capital to fund its ongoing business and operations in a timely manner, without the additional costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific issuances of shares.

As a result, this Proposal No. 10 seeks shareholder approval to renew the grant of authority to the Board to issue shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company up to an aggregate nominal amount of £37,750,000 in respect of Ordinary Shares, which represents approximately 18% of the existing issued share capital. This authority, if approved, would last for a period of 18 months from the date the resolution is passed.

For the avoidance of doubt, the Company has no present plans or proposals to issue shares in a single transaction, or to a small number of persons that would result in one or more of such persons becoming a principal shareholder of the Company with significant influence over the Company’s affairs.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 10:

“RESOLVED, to generally and unconditionally authorize the Board of the Company, in accordance with Section 551 of the UK Companies Act 2006, to exercise all powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company (“Rights”) up to an aggregate nominal amount of £37,750,000 in respect of Ordinary Shares, provided that: (a) this authority shall, unless renewed, varied, or revoked by the Company, expire on the 18-month anniversary of the date on which this resolution is passed, except that the Company may, before such expiration, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiration of such period and the Board may allot shares or grant Rights in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired; and (b) this authority replaces all subsisting authorities previously granted to the Board for the purposes of Section 551, which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such authorities.”

Vote Required

This proposal requires an ordinary resolution and will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 10

PROPOSAL NO. 11

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

Our Board believes that share-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee members of our Board and consultants of the Company and its subsidiaries upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Consistent with our compensation philosophy and objectives, our Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 25, 2026, our Board, based on input from Pearl Meyer, as our independent external compensation consultant, and the recommendation of our Remuneration Committee, adopted, subject to shareholder approval, the Amarin Corporation plc Amended and Restated 2020 Stock Incentive Plan (the “Amended and Restated Plan”) which amends and restates the Company’s 2020 Stock Incentive Plan (the "2020 Plan") as amended by Amendments No. 1, No. 2 and No. 3 to the 2020 Plan to increase the share reserve under the Amended and Restated Plan by 15,000,000 Ordinary Shares and to increase the number of Ordinary Shares that may be issued in the form of incentive stock options by 15,000,000 Ordinary Shares. The 2020 Plan was originally adopted by our Board on March 16, 2020 and was approved by our shareholders at our 2020 annual general meeting (such shareholder approval, the "Original Effective Date"), Amendment No. 1 to the 2020 Plan was adopted by our Board on May 14, 2022 and was approved by our shareholders at our 2022 annual general meeting; Amendment No. 2 to the 2020 Plan was adopted by our Board on May 26, 2023 and was approved by our shareholders at our 2023 annual general meeting; and Amendment No. 3 to the 2020 Plan was adopted by our Board on February 8, 2024 and was approved by our shareholders at our 2024 annual general meeting. The Board did not request approval at the 2025 Annual General Meeting for an amendment to the 2020 Plan to increase the share reserve.

Summary of Material Features of the Amended and Restated Plan

The material features of the Amended and Restated Plan are:

•
The maximum number of Ordinary Shares that can be issued under the Amended and Restated Plan shall not exceed the sum of (i) 75,000,000 Ordinary Shares, (ii) the 2,634,440 Ordinary Shares that remained available for grant under the Amarin Corporation plc 2011 Stock Incentive Plan, as amended from time to time (the “2011 Plan”) as of the Original Effective Date, and (iii) the number of Ordinary Shares subject to any award granted under the 2011 Plan that expired or was forfeited, surrendered, canceled or otherwise terminated in whole or in part without Ordinary Shares being issued since the Original Effective Date, which Ordinary Shares were made available for subsequent grants under the 2020 Plan;
•
The Amended and Restated Plan provides for the award of stock options (both incentive and non-qualified stock options), restricted stock units and certain limited unrestricted share awards;
•
The Amended and Restated Plan will continue to be administered by the Remuneration Committee;
•
Stock options may not be repriced in any manner without shareholder approval;
•
Ordinary Shares subject to grants under the 2020 Plan that were outstanding as of the date of Board approval of the Amended and Restated Plan but subsequently expire, are forfeited, surrendered, canceled or otherwise terminated in whole or in part, other than through exercise, may be made available for subsequent grants under the Amended and Restated Plan at the discretion of the Remuneration Committee;
•
Ordinary Shares that are tendered or held back to cover the exercise price of an award or for taxes are not added to the reserved pool under the Amended and Restated Plan;

•
Any dividends and dividend equivalent rights payable with respect to any award under the Amended and Restated Plan are subject to the same vesting provisions as the underlying award;
•
The definition of “change of control” in the Amended and Restated Plan requires the consummation of a specified change of control transaction and is not a “liberal” change of control definition (i.e., our Board does not have the ability to exercise discretion with respect to what does and does not constitute a “change of control”);
•
Any material amendment to the Amended and Restated Plan is subject to approval by our shareholders; and
•
The term of the Amended and Restated Plan will expire on the tenth anniversary of the date of original shareholder approval of the 2020 Plan.

Based solely on the closing price of our ADSs as reported by Nasdaq on March 27, 2026 and the maximum number of Ordinary Shares that would have been available for awards as of such date under the Amended and Restated Plan, the maximum aggregate market value of Ordinary Shares that could potentially be issued under the Amended and Restated Plan is approximately $16,247,909, of which approximately $5,410,409 represents Ordinary Shares that were available for grant under the 2020 Plan as of such date and approximately $10,837,500 represents the 15,000,000 new Ordinary Shares that can be issued under the Amended and Restated Plan. The Ordinary Shares available for issuance under the Amended and Restated Plan will be authorized but unissued Ordinary Shares or ADSs as acquired in the open market or otherwise.

Rationale for the Amended and Restated Plan

The Amended and Restated Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Remuneration Committee and our Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success in Ireland, the United States and internationally.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Remuneration Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes is necessary and appropriate to attract, reward and retain our employees.

Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. As of March 31, 2026, all of our employees held outstanding equity awards in varying levels or were within a three-month provisional period to become eligible to receive equity awards. By ensuring that our employees hold equity awards, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2023 through 2025 period, and the corresponding burn rate, which is defined as the number of Ordinary Shares subject to equity-based awards granted in a year divided by the weighted average number of Ordinary Shares outstanding for that year, for each of the last three fiscal years.

Based on input from Pearl Meyer, the Remuneration Committee and the Board determined the size of reserved pool under the Amended and Restated Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees. We anticipate that if our requested share reserve is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next two to three years.

Share Element	2025	2024	2023
Time- and Performance-Based Stock Options Granted, net of forfeitures(1)	3,420,940	139,223	10,141,886
Time- and Performance-Based Full-Value Awards Granted, net of forfeitures(2)	5,734,000	5,838,294	2,278,927
Total Awards Granted	9,154,940	5,977,517	12,420,813
Weighted average Ordinary Shares outstanding during the fiscal year	414,983,506	410,936,685	407,645,557
Annual Burn Rate	2.21%	1.45%	3.05%
Three Year Average Burn Rate	2.24%	2.52%
Weighted average Ordinary Shares outstanding during the fiscal year, including shares issuable upon conversion of preferred stock	414,983,506	410,936,685	407,645,557
Annual Burn Rate Including Ordinary Shares Issuable Upon Conversion of Preferred Stock	2.21%	1.45%	3.05%
Three Year Average Burn Rate Including Ordinary Shares Issuable Upon Conversion of Preferred Stock	2.24%	2.52%

1.
No performance-based stock options were granted in 2025. Includes 5,000,000 Ordinary Shares underlying performance-based stock options granted in 2024 and 2023, respectively. The performance-based stock options granted in 2023 were forfeited in 2024.
2.
No performance-based full awards were granted in 2025 and 2024. Includes 1,368,000 Ordinary Shares underlying performance-based full-value awards granted in 2023.

Summary of the Amended and Restated Plan

The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Plan filed as Exhibit 10.1 to our Form 8-K, filed with the SEC on July 14, 2020, the full text of Amendments No. 1, 2 and 3 to the 2020 Plan filed as Exhibits 10.2 to our Form 8-K, filed with the SEC on June 30, 2022, July 24, 2023 and April 22, 2024, respectively, and the Amended and Restated Plan, which is attached hereto as Appendix A.

Eligibility. Eligible persons include any employee, officer, consultant or director providing services to the Company or any affiliate of the Company, as determined by the Remuneration Committee. As of March 31, 2026, approximately 82 individuals were eligible to participate in the Amended and Restated Plan, including five executive officers, 69 employees who are not executive officers and eight non-employee directors.

In addition, the Amended and Restated Plan provides that a change in status from an employee to a consultant, or from a consultant to an employee, will be considered an interruption or termination of services for purposes of the Amended and Restated Plan.

Stock Options. The Amended and Restated Plan permits the granting of (1) options to purchase Ordinary Shares intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, and (2) options that do not so qualify. Options granted under the Amended and Restated Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and any subsidiary or parent (each as defined in Section 424 of the Code) of the Company. Non-qualified stock options may be granted to any persons eligible to receive awards under the Amended and Restated Plan. The option exercise price of each option is determined by the Remuneration Committee but may not be less than 100% of the fair market value of the Ordinary Shares on the date of grant. Fair market value for this purpose is the closing sale price of an ADS on Nasdaq on the date of grant, as proportionately adjusted to reflect the Company's current ratio of Ordinary Shares to ADS. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure. Incentive stock options cannot be granted in respect of more than 75,000,000 Ordinary Shares.

The term of each option may not exceed 10 years from the date of grant. The Remuneration Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the Remuneration Committee, no option granted under the Amended and Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity. The method of payment to be used to exercise an option is determined by the Remuneration Committee and may consist of, alone or in combination, (a) cash or check, (b) surrender (or attestation to the ownership following such procedures as the Company may prescribe) of other Ordinary Shares that are not then subject to restrictions under any Company plan and have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of Ordinary Shares as to which such option shall be exercised, or (c) delivery of a properly executed exercise notice together with such other documentation as the Remuneration Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes. In addition, non-qualified stock options can be exercised for consideration in the form of cancelled indebtedness or by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price. The Remuneration Committee can also provide for the payment of such other consideration and method of payment permitted under applicable laws.

To qualify as incentive stock options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Restricted Stock Units. The Remuneration Committee may award restricted stock units to any eligible persons. Restricted stock units are payable in Ordinary Shares or, at the discretion of the Remuneration Committee, in cash or a combination of cash and Ordinary Shares, and may be subject to such conditions and restrictions as the Remuneration Committee may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued service with the Company through a specified vesting period.

Unrestricted Share Awards. The Remuneration Committee may also grant to directors Ordinary Shares that are free from any restrictions under the Amended and Restated Plan, provided that the director shall pay an amount for the Ordinary Shares at least equal to their aggregate nominal values. A director may elect to receive such an award of unrestricted Ordinary Shares in lieu of cash meeting fees to which the director is otherwise entitled.

Dividend Equivalent Rights. During the vesting period for restricted stock units, restricted stock units may be credited with dividend equivalent rights, which entitle the participant to receive credits for dividends that would have been paid if the recipient had held the Ordinary Shares underlying the restricted stock units. Any such dividend equivalent rights shall provide that such rights be settled only upon settlement or payment of, or lapse of restrictions on, such restricted stock unit award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as the restricted stock unit award.

Change of Control Provisions. The Amended and Restated Plan provides that upon the effectiveness of a “change of control” (as defined in the Amended and Restated Plan), except as otherwise provided by the Remuneration Committee in an award agreement, (i) participants may exercise their options to the extent vested immediately prior to the change of control within 12 months of the change of control (or through the expiration date, if earlier), (ii) all unvested awards held by directors (other than the Chief Executive Officer of the Company) will automatically vest in full, and (iii) all unvested awards held by other participants (i.e., the Chief Executive Officer and participants who are not directors) shall continue to vest following a change of control and, if any such participant’s employment is terminated by the Company for any reason other than “cause” (as defined in the Amended and Restated Plan) within two years of the change of control, shall fully vest, and in the case of options become exercisable and remain exercisable for a period of 12 months following such termination (or through the expiration date, if earlier). In addition, the Company may provide for awards to be substituted by equivalent awards or for a cash payment to be paid to participants in respect of all awards held by participants (whether or not vested) upon the change of control, in which case all original awards shall lapse upon the consummation of the change of control.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated Plan requires the Remuneration Committee to make appropriate adjustments to the number of Ordinary Shares that are subject to the Amended and Restated Plan, to certain limits in the Amended and Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended and Restated Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon the exercise of options or the receipt, vesting, or settlement of other awards. The Remuneration Committee may require that tax withholding obligations be satisfied by withholding Ordinary Shares that otherwise would be issued upon exercise, settlement, or vesting or other Company shares. The Remuneration Committee may also require that the Company’s tax withholding obligation be satisfied, in whole or in part, by an arrangement whereby a certain number of Ordinary Shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

UK Sub Plan. The Amended and Restated Plan includes a UK Sub Plan adopted under, and forming part of, the Amended and Restated Plan to operate as an employee share scheme for UK employees and to rely on UK statutory exemptions.

Amendments and Termination. The Board may at any time amend or discontinue the Amended and Restated Plan and the Remuneration Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Amended and Restated Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Remuneration Committee to be required by the Code to preserve the qualified status of incentive stock options.

Administration; Delegation. As noted above, the Amended and Restated Plan will continue to be administered by the Remuneration Committee, which has full power, subject to the provisions of the Amended and Restated Plan, to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, and to accelerate the vesting of one or more outstanding awards at such times and in such amounts as it determines. The Remuneration Committee may delegate to a committee of one or more directors or to a committee of one or more officers its authority under the Amended and Restated Plan with respect to the granting of awards to individuals who are not members of the delegated committee, and may revoke or amend the terms of such delegation at any time, but no such action will invalidate any prior actions of such delegation.

Compliance with Other Policies. Awards under the Amended and Restated Plan are subject to the Company’s insider trading policy and the Company’s clawback policy, as in effect from time to time.

Effective Date of Plan. The Board originally adopted the 2020 Plan on March 16, 2020, and it became effective on July 13, 2020, which was the day it was approved by shareholders. Amendment No. 1 to the 2020 Plan was adopted by the Board on May 14, 2022 and was approved by shareholders on June 27, 2022. Amendment No. 2 to the 2020 Plan was adopted by the Board on May 26, 2023 and was approved by shareholders on July 21, 2023. Amendment No. 3 to the 2020 Plan was adopted by the Board on February 8, 2024 and was approved by shareholders on April 18, 2024. The effective date of the Amended and Restated Plan proposed in this Proposal No. 11 will be the date the Amended and Restated Plan is approved by shareholders. Awards of incentive stock options may be granted under the Amended and Restated Plan until March 16, 2030. No other awards may be granted under the Amended and Restated Plan after July 13, 2030.

New Plan Benefits

Because the grant of awards under the Amended and Restated Plan is within the discretion of the Remuneration Committee, the Company cannot determine the dollar value or number of Ordinary Shares that will in the future be received by or allocated to any participant in the Amended and Restated Plan.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended and Restated Plan. It does not describe all U.S. federal tax consequences under the Amended and Restated Plan, nor does it describe non-U.S., state or local tax consequences. This discussion is not intended to constitute tax advice and holders of awards under the Amended and Restated Plan are encouraged to consult with their own tax advisors.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Ordinary Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such Ordinary Shares, any amount realized in excess of the exercise price (the amount paid for the Ordinary Shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for U.S. federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If Ordinary Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Ordinary Shares at exercise (or, if less, the amount realized on a sale of such Ordinary Shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Ordinary Shares. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the Ordinary Shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Ordinary Shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering Ordinary Shares. Upon exercise, the optionee will also be subject to U.S. Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Amended and Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, or is settled, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Internal Revenue Code, the Company’s deduction for certain awards under the Amended and Restated Plan are limited to the extent that any “covered employee” (as defined in Section 162(m) of the Internal Revenue Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to the Ordinary Shares or ADSs, as the case may be, that may be issued under our equity compensation plans, consisting of the 2020 Plan, and the Amarin Corporation plc Employee Stock Purchase Plan (“ESPP”):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights Weighted- Average		Exercise Price of Outstanding Options, Warrants and Rights Number of Securities Remaining		Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	37,664,220	(1)	$1.95	(2)	18,531,055	(3)
Equity compensation plans not approved by shareholders	—		—		—
Total	37,664,220	(1)	$1.95	(2)	18,531,055	(3)

1.
Includes 25,924,420 Ordinary Shares issuable upon the exercise of outstanding options and 11,739,800 Ordinary Shares issuable upon the vesting of restricted stock units.
2.
Represents the weighted-average exercise price of options outstanding under the 2020 Plan. The weighted-average exercise price does not take into account restricted stock unit awards since such awards have no exercise price.
3.
As of December 31, 2025, a total of 17,947,556 Ordinary Shares remained available for issuance pursuant to the 2020 Plan and a total of 583,499 Ordinary Shares remained available for issuance pursuant to the ESPP. No shares were available for issuance pursuant to our 2011 Plan. This amount does not include the 15,000,000 Ordinary Shares that would be added to the share reserve under the Amended and Restated Plan if this Proposal No. 11 is approved by our shareholders.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 11:

"RESOLVED, to approve the Amarin Corporation plc Amended and Restated 2020 Stock Incentive Plan."

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution, or (ii) on a poll, shareholders representing a majority of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 11

PROPOSAL NO. 12

DISAPPLICATION OF PRE-EMPTION RIGHTS

Under English law, when the directors of an English public company wish to issue new shares in a company for cash, the company must first offer those shares to existing shareholders on the same or better terms (commonly known as pre-emption rights unless such pre-emption rights are disapplied through the approval of the shareholders.

At the 2023 Annual General Meeting, our shareholders authorized our directors to issue shares in the Company without such issuances being subject to pre-emption rights up to an aggregate nominal amount of £125,000,000 (comprising £110,000,000 in respect of Ordinary Shares and £15,000,000 in respect of Preference Shares) for a limited period of 18 months.

At the 2025 Annual General Meeting, our shareholders rejected a similar proposal for our directors to issue shares in the Company without such issuance being subject to pre-emption rights. Consequently, and as detailed in the Non-Employee Director Compensation section of the Proxy, the Board was required to evaluate alternatives to the customary mix of cash retainer and equity compensation arrangements for the non-employee members of the Board for 2025 in order to maintain a competitive compensation structure that reflects prevailing industry standards and peer group practices. The result was a compensation arrangement wherein, in addition to the customary cash retainer, the non-employee directors received additional cash compensation, in lieu of equity, at an amount equal to the previously approved equity value. The "cash only" compensation arrangement with members of the Board needlessly impacts the Company's total cash position, while at the same time undesirably misaligning the incentive alignment of such compensation.

At the Annual General Meeting, the Board is again asking shareholders to renew its approval to disapply the pre-emption rights for share issuances. Obtaining shareholder approval for each individual share issuance is time-consuming, costly and impractical. Disapplying the pre-emption rights would reduce such costs, minimize the delays involved in convening special meetings of shareholders and give the Board sufficient flexibility to appropriately design compensation arrangements for the non-employee members of the Board and to act quickly on opportunities that would be in the best interests of the Company and its shareholders.

As a result this Proposal No. 12 seeks shareholder approval to renew the pre-emption disapplication up to an aggregate nominal amount of £20,970,000 in respect of Ordinary Shares, which represents approximately 10% of the existing issued share capital of the Company. This authority, if approved, would last for a period of 18 months from the date the resolution is passed.

For the avoidance of doubt, the Company has no present plans or proposals to issue shares in a single transaction, or to a small number of persons that would result in one or more of such persons becoming a principal shareholder of the Company with significant influence over the Company’s affairs.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 12:

“RESOLVED, to give power to the Board, subject to the passing of Resolution No. 10 above and in accordance with Section 570 of the UK Companies Act 2006 (the "Act"), to allot equity securities (as defined in Section 560 of the Act) pursuant to the authority conferred upon them by Resolution No. 10, as if Section 561(1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall (a) be limited to the allotment of equity securities up to an aggregate nominal amount of £20,970,000 in respect of Ordinary Shares; and (b) expire on the 18-month anniversary of the date on which this resolution is passed (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiration, make an offer or agreement which would, or might, require equity securities to be allotted after the expiration of such period and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.”

Vote Required

This proposal requires a special resolution and will be approved if (i) on a show of hands, at least 75% of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution, or (ii) on a poll, shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 12

PROPOSAL NO. 13

AMENDMENT OF ARTICLES OF ASSOCIATION OF THE COMPANY TO PERMIT ELECTRONIC NOTICE TO SHAREHOLDERS OF SUBSEQUENT ANNUAL GENERAL MEETINGS BY MAKING SUCH NOTICE AVAILABLE ON A WEBSITE

The Company proposes to adopt new amended and restated articles of association (the “New Articles”) to amend the current articles of association that were adopted by the Company on April 18, 2024 (the “Current Articles”). The proposed amendments are summarized below. If approved by the shareholders, the New Articles will come into effect from the conclusion of the Annual General Meeting. The preceding discussion on the proposed changes is qualified in its entirety by reference to the proposed New Articles, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. Appendix B is marked up to show the proposed changes to the current articles of association of the Company.

The changes that are proposed in the New Articles relate to the provisions regarding the provision of notices and other documents to shareholders. Pursuant to paragraph 4 of Schedule 5 to the Companies Act, the Company may send or supply documents or information to members by making them available on a website, provided that: (a) the Company's articles of association contain provisions to that effect; and (b) the member has been asked individually by the Company and has agreed that the Company may send or supply documents or information to them by means of a website. Pursuant to paragraph 10 of Schedule 5 to the Companies Act, a member shall be taken to have agreed that the Company may send or supply documents or information to such member by making them available on a website if the Company has not received a response within the period of 28 days beginning with the date on which the Company's request was sent.

By using the website as the default method of publication of shareholder information, this will reduce the number of documents sent by mail, not only resulting in annual cost savings to the Company, but also reducing the impact that the printing and distribution of documents has on the environment, thereby curbing deforestation, saving water, and reducing energy consumption and greenhouse gas emissions arising from paper production, transportation, and landfill disposal.

A clean copy of the New Articles and a copy marked up to show changes to the Current Articles are available to view (i) at the registered office of the Company during usual business hours on usual business days in London from the date of this Proxy Statement up to and including the date of the Annual General Meeting; (ii) at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on the date of the Annual General Meeting for at least 15 minutes prior to and during the Annual General Meeting; and (iii) on the Company's website at https://www.amarincorp.com/investor-relations.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 13:

“RESOLVED, that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.”

Vote Required

This proposal requires a special resolution and will be approved if (i) on a show of hands, at least 75% of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, shareholders representing at least 75% of the total voting rights of shareholders who are present at the meeting in person or by proxy and voting on the proposal vote in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 13

ADDITIONAL BUSINESS

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board lay before the Annual General Meeting the Company’s statutory accounts, which are the Company’s Annual Report for the year ended December 31, 2025, as prepared in conformity with GAAP (the “Annual Report”), and the accounts for the financial year ended December 31, 2025, prepared in accordance with IFRS (the “Statutory Accounts”). In accordance with the Companies Act and the Articles, the Statutory Accounts are available for download in “PDF” format on the Company’s website (https://www.amarincorp.com/investor-relations/financial-information). In addition, hard copies of the Statutory Accounts may be obtained by contacting the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 US Highway 22, Suite 300, Bridgewater, NJ 08807 or by telephone at (908) 719-1315. Shareholders of the Company will not be asked to take any action in respect of the Statutory Accounts at the Annual General Meeting.

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our corporate secretary pursuant to the terms of our Articles, the Companies Act and U.S. securities laws, as applicable.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Mr. Berg, are independent. Mr. Berg is not independent because of his status as the Company's President and Chief Executive Officer.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to our directors, officers, and employees. We believe that our Board and its committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom, and experience that the Company needs in making sound business decisions. Our Code of Conduct helps clarify the operating standards and ethics that we expect of all of our officers, directors, employees and third-party contractors and consultants in making and implementing those decisions. Waivers of our Code of Conduct may only be granted by the Board or the Audit Committee of the Board. We have not granted any waivers to our Code of Conduct to any of our directors or executive officers. To the extent required by law or regulation, we intend to post any waivers or amendments to our Code of Conduct on our website. Our Code of Conduct currently in effect was adopted in July 2024. Our Code of Conduct is available on the corporate governance section of our website (which is a subsection of the investor relations section of our website) at the following address: https:www.amarincorp.com/investor-relations/corporate-governance. You may also request a printed copy of the code, without charge, by writing to us at Amarin Pharma, Inc., 440 Route 22, Suite 300, Bridgewater, NJ 08807, Attention: Investor Relations.

Shareholder Communications

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (908) 719-1315. However, any shareholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, Amarin Corporation plc, One Central Plaza, 8th Floor, Dame Street, Dublin D02 K7K5, Ireland or c/o Amarin Pharma, Inc., 440 US Highway 22, Suite 300, Bridgewater, New Jersey 08807. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure and Risk Oversight

In March 2023, Dr. Kostas, an independent director, was appointed as our Chairman of the Board. All key committees of the Board are comprised solely of, and chaired by, independent directors. The Board believes that this structure, combined with the Company’s established corporate governance guidelines, provides an effective leadership structure for the Company. In addition, to ensure effective independent oversight of the Company, the Board holds meetings of the independent directors of the Board at every meeting.

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. In 2025, the Remuneration Committee reviewed our compensation policies as generally applicable to our employees and believed that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•
the Company’s use of different types of compensation vehicles to provide a balance of long- and short-term incentives with fixed and variable components;
•
the granting of equity-based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values;
•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals promote long-term value;
•
the Company's adoption and implementation of the compensation Clawback Policy, providing for the recovery of certain cash- and equity-based incentive compensation paid or awarded to our executive officers if there is a restatement of our financial results due to material noncompliance with financial reporting requirements;
•
the Company's cybersecurity risk management process, a critical part of our overall enterprise risk management program, which among other things, aims to safeguard the security of our computer systems, software, networks, and other technology assets, including those systems which have financial information and connections; and
•
the Company’s system of internal control over financial reporting and Code of Conduct, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

During our 2025 fiscal year, our Board formally met eight times. Each director attended at least 75% of the aggregate of these meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. Our Board has a standing Audit Committee, Remuneration Committee and a Nominating and Corporate Governance Committee. All members of the Audit, Remuneration, and Nominating and Corporate Governance Committees are non-employee directors who are deemed independent. In addition to the formal meeting numbers referenced herein, the Board and its committees met or engaged in discussions informally throughout the year.

Although the Company has no formal policies regarding director attendance at annual general meetings, it generally encourages directors to attend annual general meetings and expects that members of the Board will attend annual general meetings when conditions permit.

Board Committees

Audit Committee. Our Audit Committee is comprised of Mr. Horn (Chair), Ms. Bonfiglio, Mr. Sterling and Ms. Sullivan. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and external auditors and performs other duties, as set forth in the Audit Committee charter. The Audit Committee charter is furnished on our website at www.amarincorp.com/investor-relations/corporate-governance. All members of the Audit Committee satisfy the current independence standards promulgated by Nasdaq and the SEC, and the Board has determined that Keith L. Horn and Patrice Bonfiglio each meet the definition of “audit committee financial expert,” as defined in Item 407 of Regulation S-K. The Audit Committee formally met seven times during our 2025 fiscal year.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently comprised of Mr. Sterling (Chair), Dr. Cohen, Dr. Kostas, and Mr. O’Connor. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee also develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending nominees to the Board. The Nominating and Corporate Governance Committee charter is furnished on our website at www.amarincorp.com/investor-relations/corporate-governance. All members of the Nominating and Corporate Governance Committee satisfy the current Nasdaq independence standards. The Nominating and Corporate Governance Committee met formally four times during our 2025 fiscal year.

Remuneration Committee. The Remuneration Committee is comprised of Ms. Sullivan (Chair), Ms. Bonfiglio, Mr. Horn and Mr. Torok. The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s Chief Executive Officer and such other members of executive management as it is designated to consider. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as reviews and reassesses the Company’s processes and procedures for the consideration and determination of executive remuneration. Further, the Remuneration Committee oversees any major changes in employee benefit structures throughout the Company and performs other duties as set forth in the Remuneration Committee charter. Additionally, the Remuneration Committee reviews and discusses with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, prepares the Remuneration Committee report required by SEC rules to be included in our annual proxy statement, and administers our compensation recovery policy. The Remuneration Committee may delegate its authority to a subcommittee composed of one or more of its members. The Remuneration Committee charter is furnished on our website at www.amarincorp.com/investor-relations/corporate-governance. All members of the Remuneration Committee satisfy the current Nasdaq and SEC independence standards and qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. The Remuneration Committee met formally eight times during our 2025 fiscal year.

Our Board may, as needed or advisable from time to time, form temporary or ad hoc committees and delegate the authority to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board.

Compensation Committee Interlocks and Insider Participation

No one who served on the Remuneration Committee during 2025, is or has been an officer or employee of Amarin. None of our executive officers served as a member of the compensation committee (or other committee of the board of directors serving the compensation function or, in the absence of any such committee, the entire board of directors) of another entity where such entity’s executive officers served on our Remuneration Committee. Moreover, none of our executive officers served as a member of the board of directors or compensation committee (or other committee of the board of directors serving the compensation function or, in the absence of any such committee, the entire board of directors) of another entity where such entity’s executive officers served on our Board or Remuneration Committee.

EXECUTIVE OFFICERS

Our current executive officers and their respective positions are set forth in the following table. Biographical information regarding each executive officer is set forth following the table.

Name	Age	Position
Aaron D. Berg	63	President and Chief Executive Officer (principal executive officer)
Peter L. Fishman	42	Senior Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)
David P. Keenan, Ph.D.	59	Executive Vice President, Chief Operating Officer
Steven B. Ketchum, Ph.D.	61	Executive Vice President, President of R&D and Chief Scientific Officer
Jonathan N. Provoost	56	Executive Vice President, Chief Legal & Compliance Officer and Secretary

Aaron D. Berg is also a member of our Board. Please refer to Proposals No. 1, 2, 3, 4, 5, 6, and 7 "Election of Directors" for Mr. Berg's biography.

Peter L. Fishman joined Amarin in January 2019 and has since held roles of increasing responsibility within the Company’s finance team. In December 2024, he was appointed Chief Financial Officer for the Company, and is responsible for leading Amarin’s global finance organization. Prior to that he served as the Company’s principal financial and accounting officer since October 2024, and as Vice President & Global Controller since October 2022. Prior to joining Amarin, from 2013 to 2019, Mr. Fishman served in roles of increasing responsibility, including leading all aspects of financial reporting with Toys R Us. Mr. Fishman holds a Bachelor of Arts degree in accounting from American University, a Masters of Business Administration degree from Rowan University and is a certified public accountant.

David P. Keenan, Ph.D., joined Amarin in May 2022 as Senior Vice President of Technical Operations, overseeing global manufacturing, supply chain, technical operations, and quality. Dr. Keenan was promoted to Executive Vice President in July 2023, adding responsibility for Amarin's European operations, and advanced to Executive Vice President, Chief Operating Officer in October 2025, assuming oversight of the company's commercial partnerships. Dr. Keenan previously served as Senior Vice President of Global Quality and Operations at Mallinckrodt and brings more than 30 years of leadership experience in the biopharmaceutical and medical device industries. Dr. Keenan's expertise spans operations and quality management, commercial operations, international M&A and integration, change management and the development of greenfield facilities. Dr. Keenan holds a Ph.D. in Organic Chemistry from Maynooth University and an MBA from Dublin City University and is a qualified Chartered Director. Dr. Keenan has also served as Chair of BioPharmachem Ireland and President of the Irish Affiliate of ISPE.

Steven B. Ketchum, Ph.D., joined Amarin in February 2012 as Senior Vice President and President of Research and Development. He was named Chief Scientific Officer in January 2016. Dr. Ketchum has more than 25 years of experience in late-stage product development and clinical regulatory strategy. From 2008 to 2012, Dr. Ketchum served as senior vice president of research and development for Viracta Therapeutics, Inc., formerly known as

Sunesis Pharmaceuticals, Inc. (which subsequently merged with, and was renamed, Viracta Therapeutics, Inc. in February 2021) where he provided strategic direction for all facets of research and development, including clinical strategy and operations, regulatory affairs, and pharmaceutical development and where he continued to serve on its board of directors until February 2021. From 2005 to 2008, Dr. Ketchum served as senior vice president of research and development and medical affairs for Reliant Pharmaceuticals where he led development and support activities for Lovaza and other commercialized cardiovascular products. Prior to 2005, Dr. Ketchum was senior vice president of operations and regulatory affairs at IntraBiotics Pharmaceuticals, Inc., and also held positions of increasing responsibility in regulatory affairs during his nearly eight-year tenure at ALZA Corporation, where he supported the development and commercialization of a number of products, including Concerta. Dr. Ketchum earned a Ph.D. in pharmacology from University College London and a B.S. in biological sciences from Stanford University.

Jonathan N. Provoost joined Amarin in November 2023 as Executive Vice President, Chief Legal & Compliance Officer and Secretary. Mr. Provoost’s broad experience in the legal profession includes serving as Chief Compliance Officer and General Counsel, management of intellectual property, general transactions, litigation, and various business activities. Before joining Amarin, beginning in October 2019, Mr. Provoost served as Vice President, General Counsel and Chief Compliance Officer at Tris Pharma, Inc. Prior to Tris, Mr. Provoost served as General Counsel for Business Development & Licensing at Mallinckrodt Pharmaceuticals. Earlier in his career, Mr. Provoost served in various legal roles for other pharmaceutical companies, including Ikaria, Inc., Kos Pharmaceuticals and Bristol-Myers Squibb. Mr. Provoost earned his J.D. from Pace University School of Law, his M.B.A. from Lehigh University, and a B.S. in Chemistry from SUNY Oswego, in addition to serving in the U.S. Marine Corps Reserve. Mr. Provoost is admitted to New York State Bar and New Jersey State Bar and is registered to practice before the U.S. Patent and Trademark Office (USPTO).

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

Since January 1, 2025, other than the compensation arrangements described below under the captions “Executive Compensation Discussion and Analysis” and “Director Compensation,” there have not been and there is not currently proposed to be any transactions between us and our directors and executive officers, nominees for director, holders of more than 5% of our outstanding Ordinary Shares, or members of their immediate families of any of the foregoing persons.

Related-Party Transaction Review and Approval

Our Board has adopted policies and procedures for the review and approval of related-party transactions and has delegated to our Compliance Officer the authority to review and approve the material terms of any proposed related-party transactions.

Our Board has also adopted a Related Persons Transaction Approval Policy. Pursuant to our Related Persons Transaction Approval Policy, any transaction or relationship between the Company, or any of its subsidiaries, and a related person should be promptly reported to the Compliance Officer. The Related Persons Transaction Approval Policy defines a "related person" as one of the Company's executive officers, directors, director nominees, beneficial owners of more than 5% of the Company's securities or an immediate family member of any of the foregoing. Our Related Persons Transaction Approval Policy is administered by our Compliance Officer. Our Compliance Officer may review any transaction or relationship with a related party with the Board or the Audit Committee as deemed appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports filed with the SEC, all such reports required to be filed by our executive officers, directors and greater-than-10% shareholders during the fiscal year ended December 31, 2025 were timely filed, except for one late Form 3 for Dr. Keenan and one late Form 4 for Mr. Fishman, related to vesting of restricted stock units, each due to administrative error.

INSIDER TRADING POLICY

Amarin has insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by our officers, directors, and employees and certain affiliated persons, and has implemented processes for Amarin, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Amarin’s insider trading policy applicable to the Company's directors, executive officers and certain designated employees prohibits sale of any Amarin securities that are not owned by such persons at the time of the sale, so called short sales and prohibits pledging of Amarin’s securities as collateral for a loan (or modify an existing pledge) and hedging unless the pledge has been approved by the Audit Committee of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 of the Exchange Act) of our outstanding Ordinary Shares for (i) each of our directors, (ii) each of our “named executive officers,” as defined in Executive Compensation Discussion and Analysis below, (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding Ordinary Shares. Unless otherwise noted, the following information is presented as of March 16, 2026.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Ordinary Shares issuable under stock options, warrants, or other convertible securities that are vested or exercisable within 60 days of March 16, 2026 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s) or other convertible securities, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their Ordinary Shares, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Amarin Pharma, Inc., 440 US Highway 22, Suite 300, Bridgewater, New Jersey 08807.

The percentage of shares beneficially owned is computed on the basis of 419,460,336 Ordinary Shares outstanding as of March 16, 2026.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Greater than 5% Holders:
Sarissa Capital Management LP(1)	33,470,000	7.98%
Current directors and 2025 named executive officers:
Aaron D. Berg(2)	3,408,172	*
Peter L. Fishman(3)	422,700	*
David P. Keenan, Ph.D.(4)	1,596,760
Steven B. Ketchum, Ph.D.(5)	2,690,077	*
Jonathan N. Provoost(6)	875,880	*
Patrice Bonfiglio(7)	596,620	*
Paul Cohen, M.D.(7)	596,620	*
Keith L. Horn(7)	596,620	*
Odysseas Kostas, M.D.(8)	610,020	*
Louis Sterling III(9)	660,880	*
Diane E. Sullivan(7)	596,620	*
Oliver O'Connor(7)	596,620	*
Michael Torok(10)	4,850,000	1.16%
All current directors and executive officers as a group (13 persons)(11)	18,097,589	4.21%

* Represents beneficial ownership of less than 1%.

(1)
Based on information provided in a Schedule 13D/A filed by Sarissa Capital Management LP and Alexander J. Denner (together with Sarissa Capital, the “Sarissa Reporting Persons”) on March 25, 2025. The Sarissa Reporting Persons have shared voting power over 33,470,000 shares and shared dispositive power over 33,470,000 shares. The address for the Sarissa Reporting Persons is 660 Steamboat Road, Greenwich, CT 06830.
(2)
Includes 1,651,900 Ordinary Shares directly owned and 1,756,272 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026.

(3)
Includes 123,140 Ordinary Shares directly owned and 297,060 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026 and 2,500 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of March 16, 2026.
(4)
Includes 234,160 Ordinary Shares directly owned and 1,362,600 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026.
(5)
Includes 817,580 Ordinary Shares directly owned and 1,872,497 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026.
(6)
Includes 44,000 Ordinary Shares directly owned and 831,880 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026.
(7)
Includes 8,020 Ordinary Shares directly owned and 571,840 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026 and 16,760 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of March 16, 2026.
(8)
Includes 8,020 Ordinary Shares directly owned and 585,240 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026 and 16,760 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of March 16, 2026.
(9)
Includes 72,280 Ordinary Shares directly owned (including 1,401 shares owned by his spouse), 571,840 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026 and 16,760 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of March 16, 2026.
(10)
Includes an aggregate of 970,000 Ordinary Shares directly owned, 3,000,000 Ordinary Shares owned by JEC II Associates, LLC, a Delaware limited liability company of which Mr. Torok is the manager, and 880,000 Ordinary Shares owned by The MOS Trust, a Wyoming trust, of which Mr. Torok is the manager of the trustee, MOS PTC, LLC, a Wyoming limited liability company, in each case as of March 16, 2026.
(11)
Includes an aggregate of 3,961,180 Ordinary Shares directly owned, 3,880,000 Ordinary Shares indirectly owned, 10,136,589 Ordinary Shares issuable upon the exercise of options previously vested and to be vested within 60 days of March 16, 2026 and 119,820 Ordinary Shares issuable upon the vesting of restricted stock units within 60 days of March 16, 2026 held by our directors and executive officers as a group.

EXECUTIVE COMPENSATION

DISCUSSION AND ANALYSIS

The following compensation discussion and analysis describes the philosophy, objectives, and structure of our fiscal year 2025 executive compensation program for our 2025 named executive officers. This section is intended to be read in conjunction with the tables that immediately follow, which provide further historical compensation information for our named executive officers, who for the fiscal year ended December 31, 2025, were:

Aaron D. Berg	President and Chief Executive Officer
Peter L. Fishman	Senior Vice President, Chief Financial Officer
David P. Keenan, Ph.D.	Executive Vice President, Chief Operating Officer
Steven B. Ketchum, Ph.D.	Executive Vice President, President of R&D and Chief Scientific Officer
Jonathan N. Provoost	Executive Vice President, Chief Legal and Compliance Officer and Secretary

2025 Operating Highlights

In 2025, Amarin executed an exclusive license and supply agreement with Recordati S.p.A. ("Recordati") to commercialize VAZKEPA® in 59 countries, focused in Europe. The Recordati licensing agreement and subsequent organizational restructuring represented a material value-creating milestone for the Company by fundamentally restructuring its European operating model, improving capital efficiency and strengthening its financial profile, while preserving meaningful participation in future international growth. This transaction resulted in the Company being fully partnered in all markets outside of the United States.

Under the terms of the Recordati licensing agreement, Amarin received $25 million in upfront cash, is eligible to receive up to $150 million in contingent milestone payments tied to predefined annual sales thresholds, and will receive supply-based revenues, including royalties, on product sold by Recordati. Recordati is solely responsible for commercializing VAZKEPA in the licensed territory. The transaction enabled Amarin to transition European commercialization to a scaled regional partner with established infrastructure and market access capabilities, while significantly reducing operating complexity and costs.

In connection with the Recordati licensing agreement and related restructuring plan, Amarin expects to reduce operating costs by approximately $70 million annually, primarily driven by the streamlining of European commercial operations and transitioning to a partner-enabled international model. These actions accelerated progress toward improved operating leverage and enhanced the Company's path toward sustained cash flow penetration.

In the U.S., a significant portion of our revenue continues to be generated from our U.S. commercial activities. Amarin continued to sustain market leadership across all available IPE products, maintaining all of its major managed care exclusives throughout 2025.

Throughout the Rest of World, Amarin's partners realized increased year-over-year demand in all markets in which they have launched. In addition, regulatory approval was secured in South Korea and Singapore.

The above achievements, along with our efficient revenue generation and cost discipline which led to ending 2025 cash flow positive with no debt, were considered by our Remuneration Committee in evaluating executive performance and determining executive compensation for 2025.

Say-on-Pay, Shareholder Outreach Efforts, and Approach for 2025 Compensation

The Board and the Remuneration Committee place significant importance on maintaining an ongoing dialogue with shareholders regarding executive compensation and governance. Through investor engagement, consideration of advisory vote outcomes, and ongoing monitoring of shareholder perspectives, the Board and the Remuneration Committee, together with management, seek to understand how investors evaluate executive compensation, including expectations regarding pay-for-performance alignment, variability in pay outcomes, incentive design, and the clarity and transparency of compensation decisions.

At the Company’s 2025 Annual General Meeting, approximately 71% of the votes cast supported the advisory say-on-pay proposal. While a majority of shareholders supported the proposal, the Board and the Remuneration Committee viewed the level of support as warranting continued focus on how executive compensation decisions are structured, timed, and assessed—particularly in light of the Company’s evolving strategic and operating context.

In connection with this focus, and following the 2025 say-on-pay vote, the Board and Remuneration Committee undertook additional shareholder engagement to better understand investor perspectives. This outreach was targeted and multi-phased. In addition to ongoing dialogue with significant shareholders represented on the Board, including the Board Chairman and a Director who are themselves meaningful shareholders, we directly contacted eleven institutional investors spanning both larger and mid-sized holders to solicit perspectives across our ownership base.

Members of management and the Chair of the Remuneration Committee participated in substantive discussions with institutional investors regarding our executive compensation framework, governance practices, and related disclosure. While not all shareholders elected to engage, these discussions provided valuable insight into investor priorities, and we continue to pursue additional dialogue. The Chair of the Remuneration Committee participated personally in each engagement discussion, reinforcing the Board's active oversight of executive compensation and its commitment to hearing shareholder perspectives firsthand.

Across our engagement efforts, shareholders emphasized the importance of strong pay-for-performance alignment, maintaining a substantial portion of compensation in at-risk and equity-based forms, and reinforcing executive equity ownership to support long-term shareholder value creation. Investors also highlighted the importance of clearly defined, measurable performance metrics, balanced incentive structures that discourage excessive risk-taking, and transparent disclosure that clearly explains compensation decisions and outcomes.

Against this broader context of shareholder feedback and strategic change, the Board and the Remuneration Committee evaluated compensation outcomes in light of the Company's execution priorities, including the European licensing agreement with Recordati, continued focus on preserving U.S. exclusivity and heightened emphasis on liquidity, cost discipline and execution certainty. The table below summarizes priorities considered by the Board and the Remuneration Committee and their corresponding compensation decisions:

Key Priorities	How We Addressed Them
Chief Executive Officer pay mix and market alignment
•
Maintained the Chief Executive Officer's target cash compensation at conservative levels and delivered the majority of his overall compensation through equity
•
Targeted 2025 equity awards at approximately the 50th percentile of our peer group

Balancing performance and retention objectives in a transformational year
•
Granted the regular annual equity awards to all named executive officers with an 18-month vesting period, consisting of 75% stock options and 25% restricted stock units, with value realization dependent on sustained share price appreciation, except as otherwise described below with respect to the Chief Executive Officer
•
Implemented a broad-based cash retention award program for all eligible employees including the named executive officers, except for the Chief Executive Officer, with payouts in 2025 and 2026

Timing and structure of Chief Executive Officer incentive awards in connection with transformational strategic activity
•
Delayed the Chief Executive Officer's annual equity grant until after completion of the Recordati licensing agreement
o
Delivered a portion of the awards in performance-based RSUs and cash based on the successful transaction close
o
Included stock options and time-based RSUs as part of his regular equity award mix, consistent with the other named executive officers
•
Provided a one-time cash payment in recognition of the successful transaction

Meaningful performance assessment in a year with materially different operating conditions Chief Executive Officer annual incentive target and framework
•
Designed the annual incentive program with two distinct performance periods and scorecards to reflect priorities before and after the Recordati licensing agreement
•
Established a 2025 annual incentive target for the Chief Executive Officer equal to 75% of base salary, with incentive outcomes determined 100% on corporate performance

The Board and the Remuneration Committee believe these decisions reflect a disciplined approach to executive compensation in a transformational year and are informed by ongoing engagement with shareholders and an understanding of how investors evaluate pay outcomes. The Board and Remuneration Committee remain committed to continued dialogue with shareholders and to maintaining executive compensation programs aligned with the Company's strategy and long-term shareholder value creation.

2025 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our named executive officers to focus on long-term sustainable shareholder value creation. Based on our performance and consistent with the design of our program, the Remuneration Committee made the following executive compensation decisions for fiscal year 2025:

Base Salaries	• Approved merit-based salary increases to the named executive officers ranging from 3.0% to 4.5%, effective February 1, 2025.
Annual Incentives
•
Structured the 2025 annual incentive program to reflect a year of significant strategic execution, including the completion of the European licensing agreement with Recordati. The Board and the Remuneration Committee assessed corporate performance across two distinct periods -- first half strategic positioning and second half post-transaction execution and transition management -- to ensure incentive outcomes remained aligned with the Company's evolving operating model and shareholder priorities.
•
Based on individual performance and the achievement of the Company's 2025 corporate goals, as assessed across both performance periods, the Remuneration Committee approved annual incentive payouts to the named executive officers ranging from 105.81% to 107.75% of target.
•
The Chief Executive Officer's 2025 annual incentive award was determined on the same corporate performance basis applied to other executive officers, with a target annual incentive opportunity equal to 75% of base salary, reinforcing alignment with Company performance and shareholder value creation.

Long-Term Incentives
•
Given the transformational nature of the year and the range of potential strategic outcomes, the Remuneration Committee concluded that a temporary modification to the grant vesting schedule was warranted, and reduced the vesting period from three years to 18 months to better align executive focus and decision-making with a critical period of strategic execution and shareholder value considerations. The Remuneration Committee also determined that the vesting schedule will revert to its three-year vesting framework for long-term incentive awards beginning in 2026.
•
Equity awards were granted in connection with the execution of the Recordati licensing agreement, which was significant to the Company's long-term strategy:
o
Executives other than the Chief Executive Officer received equity awards in January 2025, delivered as 75% stock options and 25% restricted stock units, vesting over 18 months (50% after 12 months and 50% after 18 months)
o
The Chief Executive Officer did not receive equity at the time of the January 2025 grants and instead received long-term incentive awards following the completion of the Recordati licensing agreement in late June 2025, including restricted stock units that vested based upon completion of the licensing agreement and time-based restricted stock units and stock options vesting over 18 months.

Broad-Based Cash Retention Program and Prior-Approved Cash Payment in 2025 (Excluding Chief Executive Officer)

In addition to the above decisions and actions, and in light of the Company's strategic transition and related corporate activity in 2025, the Board and the Remuneration Committee approved two broad-based cash retention award programs applicable to eligible employees, including certain named executive officers, to support leadership continuity and execution stability. The Chief Executive Officer did not participate in these programs.

The first program was approved in January 2025, with payment in July 2025. The second was approved in June 2025, with payment scheduled for July 2026. Under each program, eligible participants may receive a cash award equal to 15-40% of annual base salary, payable subject to continued employment through the applicable payment date. Awards to the eligible named executive officers were as follows:

Name	2025 Award (Paid July 2025)	2026 Award (Payable July 2026)
Peter L. Fishman	$140,000	$160,000
David P. Keenan, Ph D.(1)	$220,709	$229,537
Steven B. Ketchum, Ph.D.	$267,636	$275,665
Jonathan N. Provoost	$186,000	$194,370
(1)
Dr. Keenan's cash retention awards are translated at the EUR to USD exchange rate as of December 31, 2025 of 1.17.

Separate from this program, Mr. Fishman, Dr. Keenan and Dr. Ketchum also received cash payments of $33,750, $137,066 and $161,460, respectively, in February 2025, representing the second tranche of an employee retention program approved in July 2023, with the first tranche paid in 2024. The payment was made pursuant to the program's original terms and did not reflect a new compensation decision in 2025.

Accordingly, Mr. Fishman, Dr. Keenan and Dr. Ketchum received aggregate retention cash payments of $173,750, $357,775 and $429,096, respectively, in 2025 that are reflected in the "Bonus" column of the Summary Compensation Table included in this Proxy Statement, as required under SEC reporting rules.

Chief Executive Officer - Recordati Award and Prior-Approved Cash Payment in 2025

As described above, for 2025, the Board and the Remuneration Committee established a defined annual incentive opportunity for the Chief Executive Officer with a target equal to 75% of base salary, with incentive outcomes determined 100% based on corporate performance.

Separate from compensation earned under the 2025 annual incentive program, and following the closing of the Company's licensing agreement with Recordati in late June 2025, the Board and the Remuneration Committee approved a one-time cash award of $190,000 to Mr. Berg in recognition of his leadership and execution in completing the agreement.

Mr. Berg also received a cash payment of $142,326 in February 2025 pursuant to the employee retention program approved in July 2023, prior to his appointment as Chief Executive Officer in 2024 and before adoption of the Company's current annual incentive framework, representing the second tranche under that pre-existing program with the first tranche paid in 2024. The payment was made pursuant to the program's original terms and did not reflect a new compensation decision in 2025.

Accordingly, Mr. Berg received aggregate cash payments of $332,326 in 2025 that are reflected in the "Bonus" column of the Summary Compensation Table included in this Proxy Statement, as required under SEC reporting rules.

Best Compensation Practices & Policies

We believe the following practices and policies within our compensation program promote strong compensation governance and are in the best interests of our shareholders and executives:

What We Do	What We Don't Do
We emphasize variable pay over fixed pay, with a significant portion of total executive compensation tied to our financial results and stock performance.	We do not provide significant perquisites to executive officers.
Our Remuneration Committee is comprised solely of independent directors.	We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits to our executive officers.

The Remuneration Committee engaged an independent compensation consultant to assist with its review for the fiscal year ended December 31, 2025.	We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Under our Clawback Policy, incentive compensation for our executive officers is subject to clawback if we are required to restate our financial statements due to material noncompliance with a financial reporting requirement or to correct an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected or left uncorrected.

We prohibit our executive officers and directors from hedging or pledging their Ordinary Shares.
We have guidelines for executive officers to maintain meaningful levels of share ownership.	We do not provide guaranteed performance bonuses to our named executive officers at any minimum levels of payment under our annual cash incentive plan.

The Company has entered into employment and equity award agreements with our named executive officers that provide certain financial benefits if there is both a change in control and a qualifying termination of employment (a “double trigger”). A change in control alone will not trigger severance pay or accelerated vesting of equity awards.

We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried employees.

We use compensation peer groups comprised of companies based on industry sector, revenue and market capitalization as a reference for compensation decisions, and we review these peer groups annually.

We do not currently offer, nor do we have plans to provide, any health and welfare benefit programs to our executive officers that are not generally available to our other full-time, salaried employees.

Our executive compensation program is designed, in part, to manage business and operational risk and to discourage excessive or inappropriate risk taking at the expense of long-term results.
We engage with our shareholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.

Compensation Philosophy and Objectives

Amarin’s philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and accomplishments that are expected to increase shareholder value. In furtherance of this goal, the Remuneration Committee has adhered to the following guidelines as a foundation for decisions that affect the levels of compensation:

•
provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;
•
align compensation elements with the Company’s annual goals and long-term business strategies and objectives;
•
promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
•
align executives’ incentives with the creation of shareholder value.

In addition to the Remuneration Committee's pay for performance and shareholder-value focused compensation philosophy, as part of its comprehensive review of our compensation practices for 2025 compensation, the Remuneration Committee identified guiding principles to support the compensation philosophy, including:

•
making operational simplicity a priority given Amarin's streamlined organization;
•
ensure consistency with approved peer group across compensation decisions;
•
aligning compensation to the market 50th percentile for the Board, executive and senior leadership teams, in light of the revised peer group described below;
•
employing a consistent methodology for determining the type, mix, and value of equity awards;
•
strongly aligning incentives with maximizing shareholder value; and
•
retaining key talent through industry standard total compensation, severance and retention incentives.

As part of establishing competitive compensation and evaluating performance, the Remuneration Committee takes into account the Company’s annual operating plans and the Company’s performance with respect to such plans.

Key Elements of Compensation

Our executive compensation philosophy is supported by the following key elements of total direct compensation:

Compensation Element	How It's Paid	Purpose
Base Salary	Cash (Fixed)	Provides stable compensation to executive officers allowing us to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Rewards executives for delivering on pre-defined annual performance objectives that contribute to the creation of shareholder value.
Long-Term Equity Compensation	Equity (Variable)	Provides incentives for executives to execute on longer-term strategic goals that drive the creation of shareholder value, and supports the Company’s retention of executive officers.

In general, the Remuneration Committee aimed to set executives’ total cash compensation (base salary plus target annual incentive opportunity) at levels near the 50th percentile for executives with similar roles in the Company’s peer group. Long-term incentive awards include stock options and restricted stock units and the value of long-term incentive awards is generally targeted at the 50th percentile of our peer group. The Remuneration Committee believes that the 50th percentile for total compensation is the minimum total compensation level that will allow us to attract and retain highly skilled executives.

Roles in Determining Compensation

Remuneration Committee

The Remuneration Committee, together with the Board, determines the framework for the compensation of Amarin’s executive officers. The Remuneration Committee also determines the corporate and individual performance goals under our management incentive plan and the level of achievement of these goals, and determines the policy for and scope of service agreements for the executive officers and contractual severance payments. While the Remuneration Committee draws on a number of resources, including input from the Chief Executive Officer and independent compensation consultants, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the Remuneration Committee, subject in key cases to ratification by the independent members of the Board. The Remuneration Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance during the year against established goals, operational performance, and business responsibilities. In addition, the Remuneration Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment.

Independent Compensation Consultant

The Remuneration Committee has the sole authority to engage and retain an independent compensation consultant to provide independent counsel and advice in connection with its oversight of executive and director compensation matters. The Remuneration Committee annually evaluates the effectiveness of its independent compensation consultant and, from time to time, conducts a request for proposal process to ensure the independent compensation consultant continues to meet its needs. For 2025, the Remuneration Committee retained Pearl Meyer as its independent compensation consultant, providing support across a broad range of compensation-related matters, including, among other things, conducting peer group analyses and competitive market assessments to inform target compensation levels; advising on compensation philosophy and equity incentive strategy; evaluating non-employee director compensation; and providing advice and analytical support in connection with other executive and director compensation matters, as requested by the Remuneration Committee.

The Remuneration Committee has assessed the independence of Pearl Meyer pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Remuneration Committee.

Chief Executive Officer

Our Chief Executive Officer has historically attended Remuneration Committee meetings and worked with the Remuneration Committee Chair and its compensation consultants to develop compensation recommendations for executive officers (excluding the Chief Executive Officer) and other key executives, based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year, and other factors deemed relevant by the Remuneration Committee. The recommendations are then submitted to the Remuneration Committee for review and consideration. The Remuneration Committee works directly with its compensation consultants to determine compensation actions for the Chief Executive Officer. In accordance with Nasdaq listing rules, our Chief Executive Officer is not present during voting or deliberations concerning his own compensation.

Competitive Market Benchmarking

The Remuneration Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. While the Remuneration Committee did not establish compensation levels based solely on benchmarking, pay practices at other companies are a factor that the Remuneration Committee considered in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

In late 2024, the Remuneration Committee, with the assistance of its compensation consultant, Pearl Meyer, conducted a review of the peer group to ensure the selection criteria continued to reflect appropriate benchmarks for setting compensation levels for 2025. The review focused on publicly traded biopharmaceutical companies with revenues between $75 million and $675 million, market capitalization between $100 million and $900 million, and annual operating expenses ranging from $60 million to $550 million—approximately 0.33x to 3x the company’s projections. The analysis also considered companies with an international workforce and revenue, with a preference for those in the commercial stage of development. In addition to these financial and structural criteria, the Remuneration Committee and Pearl Meyer evaluated companies based on key financial metrics, including gross margin, price-to-sales ratio, and compensation expense as a percentage of market capitalization, as well as overall business alignment. This review resulted in the following peer group of 16 publicly-traded companies for use in evaluating compensation actions in the 2025 fiscal year:

Coherus BioSciences, Inc.*	Innoviva, Inc.*	Rigel Pharmaceuticals Inc.*
Collegium Pharmaceutical, Inc.*	Ironwood Pharmaceuticals, Inc.*	Travere Therapeutics, Inc.*
Esperion Therapeutics, Inc.	Karyopharm Therapeutics, Inc.*	Vanda Pharmaceuticals Inc.*
Evolus, Inc.	MacroGenics, Inc.*	Xeris Biopharma Holdings Inc.*
Harrow, Inc.*	Puma Biotechnology, Inc.*
Heron Therapeutics, Inc.	Revance Therapeutics Inc.(1)

* Included in 2024 peer group.

(1) Revance Therapeutics Inc. was acquired by Crown Laboratories, Inc. on February 6, 2025. The information for the peer benchmarking utilized reporting periods prior to the acquisition date and was not impacted by the acquisition.

Implementation of Objectives

In fiscal year 2025, our executive compensation program consisted of the following forms of compensation, each of which is described below in greater detail:

•
Base Salary
•
Annual Incentive Bonus
•
Equity Compensation (subject to time and/or performance vesting)
•
Employee Benefit Programs

In general, the Remuneration Committee aimed to set executives’ total cash compensation (base salary plus annual incentive opportunity) at levels near the 50th percentile for executives with similar roles in the Company’s peer group. Long-term incentive awards include stock options and restricted stock units and the value of such awards is generally targeted at the 50th percentile of our peer group. The Remuneration Committee believes that the 50th percentile for total compensation is the minimum total compensation level that will allow us to attract and retain highly skilled executives.

Base Salary

In 2025, Amarin's executive base salaries were generally at the market 50th percentile of executives with similar roles at the Company’s 2025 peer group. The Remuneration Committee aims to provide appropriate fixed compensation to attract and retain talent in a highly competitive industry while maintaining financial discipline. In setting base salaries, the Remuneration Committee considers shareholder interests, industry dynamics, and the need to balance cash and equity usage. In determining base salary levels for each executive officer for 2025, the Remuneration Committee also considered the following factors:

•
job criticality and individual performance of the executive, as well as overall performance of the Company, during the prior year;
•
the overall make-up of the senior leadership team and demands on the members given the Company's recently implemented restructurings;
•
level of responsibility, including breadth, scope, and complexity of the position;
•
level of experience and expertise of the executive;
•
internal review of the executive’s compensation relative to other executives to ensure internal equity;
•
level of the executive’s compensation in the form of equity incentive awards; and
•
executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire (or promotion) and are set to be competitive with peer companies in our industry. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance, and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assisted the Remuneration Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

Changes in Base Salaries for 2025

In January 2025, the Remuneration Committee approved merit-based salary increases ranging from 3.0% to 4.5%, effective February 1, 2025 for the named executive officers resulting in the 2025 base salary amounts as set forth below. In determining these increases, in addition to the considerations listed above, the Remuneration Committee took into consideration the median projected salary increases in the biopharmaceutical industry and how each named executive officer's salary compared to the market 50th percentile of the 2025 peer group.

Individual	2024 Base Salary	2025 Base Salary
Aaron D. Berg	$700,000	$728,000
Peter L. Fishman(1)	$400,000	$400,000
David Keenan, Ph.D.(2)	—	$572,004
Steven B. Ketchum, Ph.D.	$669,090	$689,163
Jonathan N. Provoost	$465,000	$485,925
(1)
Mr. Fishman received a salary adjustment at the time of his promotion to Chief Financial Officer in late 2024 and was not eligible for a merit increase for 2025.
(2)
Dr. Keenan was not a named executive officer in 2024. Dr. Keenan's 2025 base salary is translated at the EUR to USD exchange rate as of December 31, 2025 of 1.17.

Annual Incentive Awards

The Company provides executive officers with the opportunity to earn annual performance-based cash awards, designed to reward overall corporate performance and, for executives other than the Chief Executive Officer, individual performance in a given year. These awards are intended to reinforce the Company's pay-for-performance philosophy and align executive compensation outcomes with the interests of shareholders.

The Board has adopted the Management Incentive Compensation Plan, under which the Remuneration Committee each year determines and approves corporate and individual performance goals and achievement of these goals for purposes of determining annual performance-based cash awards. The Management Incentive Compensation Plan is intended to provide structure, transparency and predictability in the determination of annual cash incentives. Specifically, the Management Incentive Compensation Plan is intended to:

i.
increase management focus on goals that are challenging but achievable and intended to create value for shareholders;
ii.
encourage management to work as a team to achieve the Company’s goals;
iii.
encourage individuals to achieve goals that are meaningful to the Company's success;
iv.
provide incentives for management to exceed established Company goals; and
v.
help attract and retain high quality senior management personnel.

The Management Incentive Compensation Plan establishes annual target award opportunities for our executive officers, with targets set by the Remuneration Committee. Actual awards are determined using a formulaic approach based on the achievement of pre-determined performance goals. To be eligible for a payout, the Company must achieve a minimum level of performance. For 2025, annual incentive awards for the named executive officers, other than the Chief Executive Officer, were based 75% on corporate performance and 25% on individual performance. The Chief Executive Officer's annual incentive was based entirely on corporate performance.

Under the Management Incentive Compensation Plan, the Remuneration Committee, taking into consideration recommendations from the Chief Executive Officer for his direct reports, reserves the right to make subjective assessments of executive performance, separately reward performance beyond established individual or corporate goals and targets, award a smaller or larger award than provided for in the Management Incentive Compensation Plan, or award no payout at all.

2025 Corporate Goals

The 2025 corporate goals reflected a deliberate evolution from the Company’s 2024 incentive framework. While the 2024 framework emphasized stabilization and foundational execution, the 2025 structure (the “2025 Corporate Scorecard”) was designed to support a more execution-intensive, enterprise-wide operating agenda. In particular, the 2025 Corporate Scorecard placed increased emphasis on disciplined cost and cash management, protection of the Company’s commercial position, and the ability to execute complex strategic initiatives. This evolution ensured that annual incentive outcomes remained aligned with the Company’s streamlined operating model and long-term shareholder value priorities.

During 2025, the Company executed a transformational European licensing transaction with Recordati and related restructuring, fundamentally reshaping its European commercial model and operating footprint. Given the scale, timing, and execution risk associated with this transaction, management recommended, and the Remuneration Committee and Board approved, a mid-year realignment of the 2025 Corporate Scorecard. As a result, corporate performance for 2025 was assessed across two distinct performance periods, each with its own achievement determination:

•
The first half of 2025, reflecting performance prior to the closing of the Recordati transaction and focused on disciplined commercial execution, strategic positioning, alliance management and business development; and

•
The second half of 2025, reflecting performance following completion of the Recordati transaction, second half objectives focused on execution of the transition of VAZKEPA from the Company to Recordati, the Company’s restructuring in view of the Recordati transaction and delivery of financial, commercial, and organizational objectives under the post-transaction operating model.

This approach ensured that performance measurement remained aligned with the Company’s evolving operating realities while preserving the integrity, rigor, and incentive value of the annual incentive framework.

Each corporate goal for 2025 was established by the Board at a level intended to be ambitious yet attainable under conditions the Company would define as successful. Certain metrics tied to the 2025 Corporate Scorecard include commercially sensitive information, including revenue expectations, operating expense assumptions, cash management objectives, transaction execution milestones, and regulatory timelines. The Company does not disclose specific target levels for these metrics because such disclosure could result in competitive harm.

Achievement determinations for each performance period were made by the Board and the Remuneration Committee based on a comprehensive review of quantitative results and qualitative execution, including the quality, discipline, and effectiveness of management’s execution against the approved objectives. As part of this review, and following discussion with the Remuneration Committee, certain scoring calibrations were made to ensure that second-half results appropriately reflected the Company’s historical measurement practices and the Committee’s judgment regarding relative performance across categories.

First-Half 2025 Corporate Scorecard
Corporate Goal Category	Weight	Key Objectives & Achievement Highlights	Achievement (% of Target)	Weighted Contribution
Financial Performance	45%	Achieved certain financial targets around U.S. and EU revenue, operating expenses and cash in line with the 2025 operating plan.	123.3%	55.5%
Business Development	25%	Advanced strategic business development initiatives resulting in the European exclusive licensing agreement.	100.0%	25.0%
Commercial	15%	Maintained U.S. market access and exclusivity, as well as IPE market leadership. Expanded European reimbursement, including in Austria, with meaningful progress in additional markets.	100.0%	15.0%
People & Culture	8%	Maintained low voluntary turnover; advanced enterprise risk management and cybersecurity initiatives; continued employee engagement and leadership development.	100.0%	8.0%
Science	7%	Exceeded targets for medical data generation, publications, CME activity, and regulatory progress, including accelerated CVRR filings in Rest of World markets.	135.7%	9.5%
	100%	Total First-Half Achievement		113.0%

Second-Half 2025 Corporate Scorecard
Corporate Goal Category	Weight	Key Objectives & Achievement Highlights	Achievement (% of Target)	Weighted Contribution
Financial Performance	55%	Achieved certain financial targets around revenue, expenses and cash in line with 2025 operating plan.	101.8%	56.0%
Business Development	20%	Successfully executed the transition of commercial operations to Recordati, achieving all contractual and operational milestones on schedule.	75.0%	15.0%
People & Culture	15%	Effectively managed workplace transitions and restructuring activities, including transferring personnel to Recordati.	120.0%	18.0%
Commercial	5%	Maintained U.S. market access and exclusivity, including regaining exclusive status with a large PBM.	150.0%	7.5%
Science	5%	Continued advancement of IP and regulatory filings to support our partners and the global VASCEPA franchise	120.0%	6.0%
	100%	Total Second-Half Achievement		102.5%

Corporate Performance Determination and Full-Year Outcome

For the first half of 2025, the Board and the Remuneration Committee determined that corporate performance was achieved at 113% of target, reflecting strong financial execution, strategic positioning for the Recordati transaction, and meaningful progress across commercial, scientific, and organizational priorities.

For the second half of 2025, the Board determined that corporate performance was achieved at 102.5% of target, reflecting solid post-transaction execution, disciplined operating performance, and appropriate calibration for incremental costs and forward-looking initiatives.

Based on performance across both periods, the Board and the Remuneration Committee approved an overall corporate performance factor of 107.75% for annual incentive purposes for 2025.

Individual Performance-Based Cash Bonus Annual Incentive Awards

Named Executive Officers (Other than the Chief Executive Officer). For named executive officers other than the Chief Executive Officer, annual incentive payouts for 2025 were determined using the formulaic framework under the Management Incentive Compensation Plan, incorporating both corporate performance and individual performance. Individual performance for these executives was assessed at 100%, reflecting achievement of role-specific objectives aligned with the Company’s operating plan and strategic priorities during a year of significant change. Annual incentive outcomes reflect application of the 107.75% corporate performance factor, together with approved target award opportunities.

Chief Executive Officer. The Chief Executive Officer’s annual incentive opportunity has historically been aligned primarily with corporate performance, with the Board and the Remuneration Committee retaining discretion to consider individual performance and other qualitative factors.

In evaluating the Chief Executive Officer’s 2025 annual incentive outcome, the Remuneration Committee considered the scope and complexity of the Company’s enterprise-wide execution priorities, including leadership through the Recordati transaction and transition to a revised operating model. Following completion of the annual performance assessment, the Remuneration Committee recommended, and the Board approved, that the Chief Executive Officer’s 2025 annual incentive award be determined fully on the same corporate performance basis applied to other executive officers.

In connection with this determination, the Board approved a 2025 target annual incentive opportunity for the Chief Executive Officer equal to 75% of base salary, concluding that this target appropriately aligned incentives with Company performance and shareholder value creation.

Based on the achievement of the Company’s 2025 pre-defined corporate goals and individual performance, the Remuneration Committee approved the annual award amounts set forth in the table below for the named executive officers for the full fiscal year:

Name	Bonus Target as % of Base Salary	% Based on Company 2025 Corporate Goals	% Based on 2025 Individual Goals	% of Company 2025 Corporate Goals Achieved	% of Individual 2025 Goals Achieved	% of Target Payable	Annual Cash Bonus Amount
Aaron D. Berg	75%	100%	N/A	107.75%	N/A	107.75%	$588,300
Peter L. Fishman	40%	75%	25%	107.75%	100.00%	105.81%	$169,300
David P. Keenan, Ph D.(1)	50%	75%	25%	107.75%	100.00%	105.81%	$301,341
Steven B. Ketchum, Ph.D.	50%	75%	25%	107.75%	100.00%	105.81%	$364,610
Jonathan N. Provoost	50%	75%	25%	107.75%	100.00%	105.81%	$257,085
(1)
Dr. Keenan's annual bonus is translated at the EUR to USD exchange rate as of December 31, 2025 of 1.17.

Equity Compensation

Overview

Stock Options and Restricted Stock Units. As an important component of our compensation program, executive officers are eligible to receive equity compensation, which has historically been in the form of stock options, restricted stock units and performance-based restricted stock units. The Remuneration Committee grants stock options and restricted stock units (both time-based and, historically, performance-based) to executive officers to aid in their retention, to motivate them to assist with the achievement of both short-term and long-term corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our share price. In determining the form, date of issuance and value of a grant, the Remuneration Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

We believe that equity awards, through stock options and restricted stock units, align the objectives of management with those of our shareholders with respect to long-term performance and success. We believe that such equity awards encourage executive officers to remain with the Company and also focus on our long-term performance as well as the achievement of specific performance goals.

Equity Award Grant Policy. We have an equity award grant policy that formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants to executive officers must be approved by our Board or Remuneration Committee and all grants to other employees must be granted within guidelines approved by our Board or Remuneration Committee. All stock options have an exercise price equal to the higher of (i) the nominal par value of 50 pence per Ordinary Share as required under U.K. law or (ii) the closing price of the Company's ADSs on the applicable grant date. Under our equity award grant policy, equity awards will generally be granted as follows:

•
grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will generally be made at meetings of the Remuneration Committee, and effective on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which such grant is approved; and
•
grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis and generally shall be made effective on the first trading day of the month following the date on which such grant is approved.

Annual Equity Grants Awarded in Fiscal Year 2025

The equity awards granted during the year reflected the Remuneration Committee's approach to long-term incentive design in a year shaped by the execution of the Recordati licensing agreement, which was significant to the Company's long-term strategy, and the need to maintain continuity and alignment among the executive leadership team.

For executive officers other than the Chief Executive Officer, equity awards were granted in January and consisted of a mix of 75% stock options and 25% restricted stock units. These awards vest over an 18-month period, with 50% vesting after 12 months and the remaining 50% vesting after 18 months.

The Chief Executive Officer did not receive an equity award at the time of the January grants and instead received equity and cash awards following completion of the Recordati transaction. These awards consisted of a combination of restricted stock units subject to vesting based on the completion of the Recordati transaction, which vested immediately upon closing, and time-based restricted stock units and stock options vesting over an 18-month period, with 50% vesting after 12 months and the remaining 50% vesting after 18 months.

Given the transformational nature of the year and the range of potential strategic outcomes, the Remuneration Committee concluded that a temporary modification to the grant vesting schedule was warranted. The Remuneration Committee reduced the vesting period from three years to 18 months to better align executive focus and decision-making with a critical period of strategic execution and shareholder value considerations. The Remuneration Committee reverted to its three-year vesting framework for long-term incentive awards beginning in 2026.

The grant date fair values of the equity awards granted to executive officers for the 2025 fiscal year are reflected in the Summary Compensation Table below and the number of shares subject to equity awards granted in 2025 is reflected in the Grants of Plan-Based Awards table below.

With respect to the Black-Scholes option-pricing model required under Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") and discussed further below, historical variable assumptions and other variables can cause model prices to be more or less than the actual value of an option when exercised or in an ultimate exit. Actual option value is instead based on the performance of our Ordinary Shares, which can vary significantly from these historical variable assumption-based valuation estimates. Because the actual value is based on share performance, the Remuneration Committee believes that the equity awards create added and important alignment of management with our other shareholders regarding our long-term growth.

Other Compensation Policies and Practices

Share Ownership Guidelines

The Board believes it is important to align the interests of our executive officers with those of its shareholders. Accordingly, the Board established Stock Ownership Guidelines for its executive officers. The guidelines require that each executive officer maintain an equity interest in the Company with a value at least equal to a multiple of the executive officer’s base salary, as follows:

Position	Target
Chief Executive Officer	3x annual base salary
Other Executive Officers	1x annual base salary

Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned (including shares purchased on the open market or acquired upon the exercise of stock options or the settlement of restricted stock units). The calculation of an individual’s equity interest, however, does not include the value of unexercised stock options (whether or not vested), unvested restricted stock, or unvested restricted stock units. Executive officers have five years from commencement of their appointment as an executive officer to attain these ownership levels. If an executive officer does not meet the applicable guideline by the end of the five-year period, the officer is required to hold a minimum of 50% to 100% of the Ordinary Shares issued upon the exercise or settlement of any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any officer on whom this requirement could impose a financial hardship.

Clawback Policy

In October 2023, we adopted a compensation recovery policy (the "Clawback Policy"), in compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers, including all of our named executive officers. Under the Clawback Policy, if we are required to prepare a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Insider Trading Policy

Amarin has insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by our officers, directors, and employees and certain affiliated persons, and has implemented processes for the Company, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Amarin’s insider trading policy applicable to the Company's directors, executive officers and certain designated employees prohibits sale of any Amarin securities that are not owned by such persons at the time of the sale, so called short sales.

Anti-Hedging and Anti-Pledging Policy

To align executive and insider interests with long-term shareholder value, the Company prohibits engaging in hedging transactions, including the purchase or sale of derivative securities linked to Company stock, without prior approval from the Audit Committee. Similarly, pledging Company securities as collateral for loans without Audit Committee approval is prohibited. Any requests for exceptions must be submitted in writing at least two weeks in advance and will be evaluated on a case-by-case basis in accordance with the Company’s insider trading policy.

Equity Award Grant Practices

The Remuneration Committee typically approves and grants annual equity awards at approximately the same time each year, during the January Remuneration Committee meeting. Outside the annual grant cycle, we may grant equity awards in connection with a new hire package, promotion grant, or retention grant.

All such awards are granted under a shareholder-approved plan, and any stock options (or similar awards) are granted at an exercise price at or above the closing price of the Company’s ADSs on the date of grant. We generally aim to avoid granting equity awards, including stock options, in anticipation of the release of material non-public information that is likely to result in changes to the price of our Ordinary Shares, and the release of material non-public information is not timed based on stock option or other equity award grant dates.

During the last completed fiscal year, we did not award any stock options (or similar awards) to any named executive officer in the period beginning four business days before the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K, that discloses material nonpublic information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.

Employee Benefit Programs

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to the terms of such plans and applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare, and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all U.S. employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service, which contributed amounts are eligible for a discretionary percentage match, in cash, as defined in the 401(k) Plan and determined by the Board.

In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Remuneration Committee.

Employment Agreements

We have entered into a written employment agreement with each of our named executive officers other than Mr. Fishman. Each of these agreements was approved on our behalf by the Remuneration Committee or, in certain instances, by our Board.

In filling each of our executive positions, our Board or the Remuneration Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our Board or the Remuneration Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

Each employment agreement provides for “at-will” employment until termination thereof by the Company or the executive officer for any reason, and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and an equity award recommendation. None of our employment agreements has a stated duration or term. In addition, each employment agreement with each of our named executive officers provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment, as described under “—Change of Control and Severance Arrangements” and “—Potential Payments Upon Termination or Change in Control” below. Finally, these employment agreements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.

Under our Executive Severance Plan, as described under “—Change of Control and Severance Arrangements” and “—Potential Payments Upon Termination or Change in Control” below, if a named executive officer’s employment agreement or offer letter includes severance terms, then the arrangement with the more favorable terms will control.

Tax and Accounting Considerations

Deductibility of Executive Compensation

In making compensation decisions affecting our executive officers, the Remuneration Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Remuneration Committee considers the requirements and impact of Section 162(m) of the Code. Under Section 162(m) of the Internal Revenue Code compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Remuneration Committee considers tax deduction implications as one factor in determining executive compensation, the Remuneration Committee also looks at other factors in making its decisions and believes that shareholder interests are best served if the Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and members of our Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Section 4999 of the Internal Revenue Code, and have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Deferred Compensation

If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including options to purchase Ordinary Shares and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the compensation committee considers when making equity-award decisions.

Risks Related to Compensation Policies and Practices

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. Our Remuneration Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•
the Company’s use of different types of compensation vehicles to provide a balance of long- and short-term incentives with fixed and variable components;
•
the granting of equity-based awards, more heavily weighted to option awards, to encourage participants to work towards long-term appreciation in equity values;
•
the Company’s annual bonus determinations for each employee and vesting of performance-based equity awards being tied to achievement of Company goals, which goals promote long-term value; and
•
the Company’s system of internal control over financial reporting and Code of Conduct, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

REMUNERATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Remuneration Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2025.

Submitted by the Remuneration Committee of the Board of Directors

Diane E. Sullivan (Chairwoman)

Patrice Bonfiglio

Keith L. Horn

Michael Torok

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Aaron D. Berg	2025	725,667	332,326	1,391,250	493,975	588,300	8,848	3,540,366
President and Chief Executive Officer	2024	662,602	576,859	140,360	1,889,293	—	8,271	3,277,385
	2023	622,486	292,326	428,040	759,785	311,000	34,512	2,448,149
Peter L. Fishman	2025	400,000	173,750	60,686	225,295	169,300	7,939	1,036,970
Senior Vice President, Chief Financial Officer(1)	2024	310,170	33,750	133,100	—	122,041	6,938	606,000
David P. Keenan, Ph. D.	2025	452,685	357,775	91,462	339,564	301,341	73,478	1,616,306
Executive Vice President, Chief Operating Officer(2)(3)

Steven B. Ketchum, Ph.D.	2025	687,490	429,096	91,462	339,564	364,610	8,848	1,921,070
Executive Vice President, President of Research and Development and Chief Scientific Officer	2024	667,153	161,460	140,360	422,293	333,290	8,271	1,732,827
	2023	643,770	161,460	428,040	759,785	323,000	34,512	2,350,567
Jonathan N. Provoost	2025	484,181	186,000	91,462	339,564	257,085	3,941	1,362,233
Executive Vice President, Chief Legal & Compliance Officer and Secretary	2024	465,000	—	—	—	231,628	5,191	701,819
	2023	59,913	100,000	—	499,183	—	168	659,264

(1)
Mr. Fishman was promoted to the Company's Chief Financial Officer effective December 13, 2024. Prior to his promotion, Mr. Fishman served as Vice President, Global Controller. Mr. Fishman was not a named executive officer for the fiscal year ended December 31, 2023 and therefore, in accordance with SEC regulations, only compensation information for the fiscal years ended December 31, 2025 and 2024 is included in the Summary Compensation Table.
(2)
Dr. Keenan was not a named executive officer for the fiscal years ended December 31, 2024 and December 31, 2023 and therefore, in accordance with SEC regulations, only compensation information for the fiscal year ended December 31, 2025 is included in the Summary Compensation Table.
(3)
Dr. Keenan's compensation information, excluding stock and option awards, is translated at the EUR to USD exchange rate as of December 31, 2025 of 1.17.
(4)
The amount reported in 2025 for Mr. Berg represents a cash payment of $142,326 under the 2023 cash retention program plus a one-time cash award of $190,000 upon the closing of the Recordati licensing agreement. The amounts reported in 2025 for Messrs. Fishman and Provoost and Drs. Keenan and Ketchum represent the following payments under the 2023 and 2025 cash retention programs: (i) for Mr. Fishman, cash payments of $33,750 and $140,000; (ii) for Dr. Keenan, $137,066 and $220,709; (iii) for Dr. Ketchum, $161,460 and $267,636; and (iv) for Mr. Provoost, $186,000 under the 2025 cash retention program.

(5)
This column reflects the aggregate grant date fair value of time- and performance-based restricted stock unit awards granted in each year calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. For performance- based restricted stock units, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. For the performance-based restricted stock units granted in 2023, the grant date fair value of each such award is based on the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.
(6)
This column reflects the aggregate grant date fair value of time-based and performance-based stock option awards granted in each year and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. The value of the performance-based stock option granted to Mr. Berg in 2024 reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement of the performance conditions. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.
(7)
This column reflects payments made under the Management Incentive Compensation Plan. See the discussion regarding fiscal year 2025 annual bonus incentives in “Executive Compensation Discussion and Analysis” for further information regarding the performance measures.
(8)
The amounts included in this column represent Company-paid match of 401(k)/pension contributions, life insurance premiums. For Dr. Keenan, this column represents $52,418 in pension contributions and $21,060 car allowances.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, including base salary, stock awards, option awards, and payments made under the Management Incentive Compensation Plan, are described more fully above under “Executive Compensation Discussion and Analysis.”

Grants of Plan-Based Awards Tables for the Fiscal Year Ended December 31, 2025

The following table sets forth certain information regarding grants of option awards to the named executive officers during fiscal year 2025:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Estimated Future Payouts for Equity Incentive Plan Awards: Target (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Aaron D. Berg	6/26/2025	750,000	—	0.80	493,975
Peter L. Fishman	1/10/2025	440,460	—	0.62	225,295
David P. Keenan, Ph D.	1/10/2025	663,860	—	0.62	339,564
Steven B. Ketchum, Ph.D.	1/10/2025	663,860	—	0.62	339,564
Jonathan N. Provoost	1/10/2025	663,860	—	0.62	339,564

(1)
The options granted on January 10, 2025 and June 26, 2025 vest over eighteen months, with 50% vesting on the first anniversary of the applicable grant date and the balance vesting on the eighteen month anniversary of the applicable grant date.
(2)
This column reflects the aggregate grant date fair value of option awards granted in 2025, and is calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.

The following table sets forth certain information regarding grants of restricted stock unit awards subject to time-based vesting to the named executive officers during fiscal year 2025:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Aaron D. Berg	6/26/2025	1,500,000	1,192,500
	6/26/2025	250,000	198,750
Peter L. Fishman	1/10/2025	97,880	60,686
David P. Keenan, Ph D.	1/10/2025	147,520	91,462
Steven B. Ketchum, Ph.D.	1/10/2025	147,520	91,462
Jonathan N. Provoost	1/10/2025	147,520	91,462

(1)
The restricted stock unit awards granted on January 10, 2025 and 250,000 of the restricted stock units granted on June 26, 2025 vest over eighteen months, with 50% vesting on the first anniversary of the grant date and the balance vesting on the eighteen month anniversary of the applicable grant date. 1,500,000 of the restricted stock units granted on June 26, 2025 vested on the date of the grant.
(2)
This column reflects the grant date fair value of time-based restricted stock unit awards granted in 2025, calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.

The following table sets forth certain information regarding grants of non-equity incentive plan awards to the named executive officers during fiscal year 2025:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)
		Target	Maximum
Aaron D. Berg	—	525,000	748,000
Peter L. Fishman	—	160,000	228,000
David P. Keenan, Ph D.	—	286,000	408,000
Steven B. Ketchum, Ph.D.	—	345,000	492,000
Jonathan N. Provoost	—	243,000	346,000

(1)
The amounts in the “Target” and “Maximum” columns reflect the potential payouts under the 2025 Management Incentive Compensation Plan. The amounts in the “Maximum” column represent the amounts that could be earned if all corporate performance and individual performance goals under the 2025 Management Incentive Compensation Plan were achieved. Actual bonuses awarded to the individuals were based on achievement of the pre-defined objectives and are discussed in the “Executive Compensation Discussion and Analysis” section.

Option Exercises and Stock Vested During 2025

The following table sets forth the number of shares acquired by the named executive officers upon the exercise of stock options and vesting of restricted stock units in fiscal year 2025 as well as the value realized upon exercise or vesting. The value realized represents the aggregate difference between the fair market value of shares on the dates of exercise or vesting and the exercise prices, if any, multiplied by the number of shares acquired upon exercise or vesting, prior to payment of any applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aaron D. Berg	—	—	1,669,680	1,297,702
Peter L. Fishman	—	—	67,660	42,712
David P. Keenan, Ph D.	—	—	168,420	106,086
Steven B. Ketchum, Ph.D.	—	—	169,680	105,202
Jonathan N. Provoost	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End 2025

The following table shows information regarding outstanding stock option awards at December 31, 2025 for our named executive officers:

	Grant Date	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($/Sh)	Option Expiration Date
Name		Exercisable (#)	Unexercisable (#)
Aaron D. Berg	2/1/2016	36,458	—		—		1.40	2/1/2026
	2/1/2017	69,270	—		—		2.95	2/1/2027
	5/1/2018	87,750	—		—		2.80	5/1/2028
	2/1/2019	53,500	—		—		16.87	2/1/2029
	2/3/2020	96,500	—		—		18.39	2/3/2030
	1/4/2021	193,500	—		—		5.03	1/4/2031
	8/2/2021	96,740	—		—		4.22	8/2/2031
	2/4/2022	123,460	8,220	(1)	—		3.66	2/4/2032
	2/21/2023	185,340	84,240	(1)	—		1.80	2/21/2033
	7/19/2023	404,400	—		—		1.08	7/19/2033
	2/1/2024	243,820	174,160	(2)	—		1.21	2/1/2034
	8/1/2024	-	—		5,000,000	(4)	0.62	8/1/2034
	6/26/2025	-	750,000	(3)	—		0.80	6/26/2035
Peter L. Fishman	2/1/2019	20,000	—		—		16.87	7/1/2032
	2/3/2020	3,100	—		—		18.39	2/3/2030
	1/4/2021	3,100	—		—		5.03	1/4/2031
	7/19/2023	50,700	—		—		1.08	7/19/2033
	1/10/2025	-	440,460	(3)	—		0.62	1/10/2035
David P. Keenan, Ph D.	6/1/2022	87,500	12,500	(1)	—		1.45	6/1/2032
	2/21/2023	185,340	84,260	(1)	—		1.80	2/21/2033
	7/19/2023	404,400	—		—		1.08	7/19/2033
	2/1/2024	243,820	174,160	(2)	—		1.21	2/1/2034
	1/10/2025	—	663,860	(3)	—		0.62	1/10/2035
Steven B. Ketchum, Ph.D.	2/1/2018	31,687	—		—		3.80	2/1/2028
	2/1/2019	53,500	—		—		16.87	2/1/2029
	2/3/2020	96,500	—		—		18.39	2/3/2030
	1/4/2021	193,500	—		—		5.03	1/4/2031
	8/2/2021	96,750	—		—		4.22	8/2/2031
	2/4/2022	123,460	8,220	(1)	—		3.66	2/4/2032
	2/21/2023	185,340	84,240	(1)	—		1.80	2/21/2033
	7/19/2023	404,400	—		—		1.08	7/19/2033
	2/1/2024	243,820	174,160	(2)	—		1.21	2/1/2034
	1/10/2025	—	663,860	(3)	—		0.62	1/10/2035
Jonathan N. Provoost	12/1/2023	400,000	400,000	(1)	—		0.75	11/15/2033
	1/10/2025	—	663,860	(3)	—		0.62	1/10/2035

(1)
25% of the shares underlying this stock option vest on the first anniversary of the grant date, and the remaining 75% of the shares underlying this option vest ratably over the next 12 quarters.
(2)
33% of the shares underlying this stock option vest on the first anniversary of the grant date and the remaining 67% of the shares underlying this option vest ratably over the next eight quarters.
(3)
50% of the shares underlying this option vest on the first anniversary of the grant date and the remaining 50% of the shares underlying this option vest on the eighteen month anniversary of the grant date.
(4)
The shares underlying these stock options vest and are earned only if the Company achieves share price hurdles ranging from $1.25 to $10.00, and the earned option shares are subject to five months of further time-based vesting once a share price hurdle has been achieved. To date, none of the pre-defined share price milestones have been achieved and, as a result, none of the shares underlying the options have vested.

The following table shows information regarding outstanding restricted stock unit awards at December 31, 2025, for our named executive officers:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aaron D. Berg	2/21/2023	44,940	31,357	(2)	—		—
	2/1/2024	77,340	53,964	(3)	—		—
	6/26/2025	250,000	174,438	(4)	—		—
Peter L. Fishman	8/1/2022	6,260	4,368	(5)	—		—
	2/1/2023	11,280	7,871	(3)	—		—
	4/1/2023	2,500	1,744	(6)	—		—
	2/1/2024	73,340	53,964	(3)	—		—
	1/10/2025	97,880	68,296	(4)	—		—
David P. Keenan, Ph D.	2/21/2023	44,940	31,357	(2)	—		—
	2/1/2024	77,340	53,964	(3)	—		—
	1/10/2025	147,520	102,932	(4)	—		—
Steven B. Ketchum, Ph.D.	1/4/2021	—	—		43,700	(7)	30,492
	2/21/2023	44,940	31,357	(2)	—		—
	2/1/2024	77,340	53,964	(3)	—		—
	1/10/2025	147,520	102,932	(4)	—		—
Jonathan N. Provoost	1/10/2025	147,520	102,932	(4)	—		—

(1)
The market value of the restricted stock unit awards represents the product of the closing price of our ADSs as of December 31, 2025, the last trading day of the year, which was $0.70, and the number of shares underlying each such award and, with respect to performance-based awards, assumes satisfaction of the applicable performance criteria.
(2)
These restricted stock unit awards vest in equal annual installments over three years, commencing February 21, 2024. Amount unvested at December 31, 2025 represents the final vesting tranche.
(3)
These restricted stock unit awards vest in equal annual installments over three years, commencing February 2, 2025. Amount unvested at December 31, 2025 represent the remaining two vesting tranches.
(4)
The restricted stock units granted on January 10, 2025 and June 26, 2025 vest over eighteen months, with 50% vesting on the first anniversary of the applicable grant date and the balance vesting on the eighteen month anniversary of the applicable grant date.
(5)
This restricted stock unit award vests in equal annual installments over four years, commencing August 1, 2023. Amount unvested at December 31, 2025 represents the final vesting tranche.
(6)
This restricted stock unit award vests in equal annual installments over three years, commencing on April 1, 2024. Amount unvested at December 31, 2025 represents the final vesting tranche.
(7)
This restricted stock unit award vests upon achievement of certain sales and operational performance goals. As of December 31, 2025, the specified performance criteria had not been achieved.

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Nonqualified Deferred Compensation

We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.

Change of Control and Severance Arrangements

We have entered into employment agreements or arrangements with each of our named executive officers, except for Mr. Fishman. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described above in “Executive Compensation Discussion and Analysis”.

The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control of the Company.

Executive Severance and Change of Control Plan

In January 2021, Amarin adopted the Amarin Corporation plc Executive Severance and Change of Control Plan (the “Executive Severance Plan”), pursuant to which our U.S. officers with a title of vice president and higher (at the time of termination) are eligible for certain severance benefits. Under the Executive Severance Plan, if a named executive officer’s employment agreement includes severance or change of control benefits that are more favorable than those provided under the Executive Severance Plan, then the more favorable term or provision, or relevant combination thereof, will be applicable for the benefit of the named executive officer, except that in no event will there be duplication of payments or benefits under the Executive Severance Plan and the named executive officer’s employment agreement. Furthermore, if any outstanding equity awards are subject to more favorable acceleration or other terms than those provided in the Executive Severance Plan, the terms of the applicable outstanding equity award will control. Mr. Berg’s employment agreement provides that he is not eligible for benefits under the Executive Severance Plan and is only eligible for the severance benefits provided for in his employment agreement. All of our other named executive officers would receive the severance benefits under the Executive Severance Plan, rather than any severance benefits provided for in their employment agreements, upon a qualifying termination.

In the event of a termination of a named executive officer’s employment by us without cause or by a named executive officer for good reason (to the extent such named executive officer’s employment agreement provides good reason protection outside of a change of control), in each case outside the 24-month period following a change of control, and subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims in favor of Amarin, each named executive officer other than Mr. Berg is entitled to the following severance payments and benefits under the Executive Severance Plan:

•
continued payment of such named executive officer’s base salary for 12 months;
•
six months of accelerated vesting of such named executive officer’s outstanding equity awards subject solely to time-based vesting; and
•
continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 12 months.

In the event of a termination of a named executive officer’s employment by us without cause or by a named executive officer for good reason, in each case, during the 24-month period following a change of control, and subject to the execution and effectiveness of a separation agreement including, among other things, a general release of claims in favor of Amarin, each named executive officer other than Mr. Berg is entitled to the following severance payments and benefits under the Executive Severance Plan:

•
a lump sum cash payment equal to 1.5 times the sum of such named executive officer’s base salary plus target bonus;
•
accelerated vesting of all of such named executive officer’s then-outstanding stock options, restricted stock units or other equity incentive awards (whether or not subject to time-based vesting); and

•
continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the named executive officer as in effect on the date of termination, for up to 18 months.

Aaron Berg

Mr. Berg’s employment agreement, dated July 25, 2024, provides that if Mr. Berg’s employment is terminated by the Company without cause or by him for good reason, in each case outside the 24-month period following a change of control, and subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims in favor of Amarin, he is entitled to the following severance payments and benefits:

•
continued payment of his base salary for 18 months;
•
a lump sum cash payment in an amount equal to 0.975 times his base salary; and
•
continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Mr. Berg as in effect on the date of termination, for up to 18 months.

If Mr. Berg’s employment is terminated by the Company without cause or by him for good reason during the 24-month period following a change of control, and subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims in favor of Amarin, he is entitled to the following severance payments and benefits:

•
a lump sum cash payment in an amount equal to 3.3 times his base salary; and
•
continuation of group health plan benefits, with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Mr. Berg as in effect on the date of termination, for up to 18 months.

In addition, the stock option agreement governing Mr. Berg’s performance-based stock option provides that, upon a change in control that occurs prior to August 1, 2033, subject to his continuous service to the Company through the date of the change in control or, if his employment is terminated by the Company without cause or by him for good reason (in either case an “Involuntary Termination”) and such Involuntary Termination occurs within three months prior to the change in control (a “Pre-Change in Control Involuntary Termination”), subject to Mr. Berg’s execution and the effectiveness of a separation agreement, the performance vesting condition with respect to the stock option shall be deemed satisfied (i.e., all share price hurdles shall be deemed achieved) as of immediately prior to the change in control. If Mr. Berg’s stock option is not assumed, substituted, or continued by the Company or its successor entity in such change in control, subject to (i) Mr. Berg’s continuous service through the change in control or (ii) a Pre-Change in Control Involuntary Termination and his execution and the effectiveness of a separation agreement, the time-based vesting conditions applicable to the stock option shall be deemed to be fully satisfied as of immediately prior to the change in control. If Mr. Berg’s stock option is assumed, substituted, or continued by the Company or its successor entity in a change in control, the time-based vesting condition shall be deemed to be satisfied upon the earlier of (i) the date that is 12 months following the change in control and (ii) an involuntary termination, subject to the Mr. Berg’s execution and the effectiveness of a separation agreement.

Potential Payments upon Termination or Change in Control

The table below shows the benefits potentially payable to each of our named executive officers assuming the named executive officer’s employment was terminated by the Company without cause (or to the extent a named executive officer's employment agreement provides good reason protection outside of a change of control, if the named executive officer terminates employment for good reason) other than within 24 months following a change of control and such termination occurred on December 31, 2025.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options(1) ($)	Accelerated Vesting of Restricted Stock Units(2) ($)	Continuation of Health Benefits ($)	Total ($)
Aaron D. Berg	1,092,000	709,800	—	232,860	35,347	2,070,007
Peter L. Fishman	400,000	160,000	17,178	69,374	—	646,552
David P. Keenan, Ph.D.(1)	572,004	286,002	25,891	109,844	8,907	1,002,648
Steven B. Ketchum, Ph.D.	689,163	344,582	25,891	109,844	48,328	1,217,808
Jonathan N. Provoost	485,925	242,963	25,891	51,484	48,150	854,413

(1)
The value of the accelerated vesting of time-based options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 31, 2025 ($0.70), the last trading day of the year, multiplied by the number of shares that would have been accelerated upon termination.
(2)
The value of the accelerated vesting of time-based restricted stock units equals the closing price per share of our ADSs on December 31, 2025 ($0.70), the last trading day of the year, multiplied by the number of time-based restricted stock units that would have been accelerated upon termination.

The table below shows the benefits potentially payable to each of our named executive officers assuming the named executive officer’s employment was terminated without cause by the Company (or by the named executive officer for good reason within 24 months following a change of control and such termination occurred on December 31, 2025.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options(1) ($)	Accelerated Vesting of Restricted Stock Units(2) ($)	Continuation of Health Benefits ($)	Total ($)
Aaron D. Berg	2,402,400	—	—	259,758	53,020	2,715,179
Peter L. Fishman	600,000	240,000	34,356	136,243	—	1,010,599
David P. Keenan, Ph.D.(1)	858,005	429,003	51,781	188,253	13,361	1,540,404
Steven B. Ketchum, Ph.D.	1,033,745	516,872	51,781	218,745	72,492	1,893,635
Jonathan N. Provoost	728,888	364,444	51,781	102,932	72,225	1,320,270

(1)
The value of the accelerated vesting of options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 31, 2025 ($0.70), the last trading day of the year, multiplied by the number of shares that would have been accelerated upon termination occurring on December 31, 2025.
(2)
The value of the accelerated vesting of time-based restricted stock units equals the closing price per share of our ADSs on December 31, 2025 ($0.70), the last trading day of the year, multiplied by the number of restricted stock units that would have been accelerated upon a termination occurring on December 31, 2025. Included in these amounts are amounts related to performance-based restricted stock units that would vest upon a change of control of $30,492 for Dr. Ketchum.

Chief Executive Officer Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (“PEO”). Our PEO for 2025 was Mr. Aaron D. Berg.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Remuneration Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2025 PEO to median employee pay ratio was approximately 11:1.

PEO 2025 Compensation	$3,540,366
Median Employee 2025 Compensation (Other than the PEO)	$326,639
Ratio of PEO to Median Employee Compensation	11:1

We identified the median employee using annualized base salary for 2025, bonus(es) earned in 2025, and aggregate grant date fair values for equity awards granted in 2025 for all individuals who were employed by us on December 31, 2025, the last day of our fiscal year (whether employed on a full-time or part-time basis). Reportable wages were annualized for those permanent full-time or part-time employees who were not employed for the full calendar year or who were on a leave of absence for any part of the year.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

A substantial portion of the compensation included in this analysis is based on estimates. Furthermore, as discussed above, the Black-Scholes option-pricing model is used to estimate the value of option awards. Under the Black-Scholes option-pricing model, historical variable assumptions and other variables can cause model prices to be more or less than the actual value of an option when exercised or in an ultimate exit. Actual option value is instead based on stock performance, which can vary significantly from these historical variable assumption-based valuation estimates. The realized value of the long-term equity awards granted to the Company’s CEO and other employees in the future could be considerably more or less than these historical estimates as the future value of the Company’s ADSs cannot be accurately predicted by the Black-Scholes option-pricing model or by any model.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers and Non-PEO named executive officers (the "Non-PEO NEOs") and Company performance for the fiscal years listed below. The Remuneration Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

											Value of Initial Fixed $100 Investment based on:[4]
Year	Summary Compensation Table Total for Aaron D. Berg[1] ($)	Summary Compensation Table Total for Patrick J. Holt[1] ($)	Summary Compensation Table Total for Karim Mikhail[1] ($)	Summary Compensation Table Total for John F. Thero[1] ($)	Compensation Actually Paid to Aaron D. Berg[1,2,3] ($)	Compensation Actually Paid to Patrick J. Holt[1,2,3] ($)	Compensation Actually Paid to Karim Mikhail[1,2,3] ($)	Compensation Actually Paid to John F. Thero[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ 'Ms)	Cash Preservation[5]
(a)		(b)	(b)	(b)		(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	3,540,366	—	—	—	3,619,237	—	—	—	1,484,145	1,615,822	14.27	124.75	(38.8)	214%
2024	3,277,385	336,294	—	—	1,473,608	336,294	—	—	1,038,851	640,684	9.92	93.49	(87.0)	133%
2023	2,448,149	2,143,683	4,880,592	—	1,951,668	2,157,684	(931,402)	—	1,737,264	1,258,371	17.79	94.03	(55.0)	218%
2022	—	—	8,393,551	—	—	—	1,247,331	—	1,910,071	226,545	24.74	89.90	(105.8)	115%
2021	—	—	5,834,553	9,635,654	—	—	3,521,093	(198,701)	2,873,934	1,523,340	68.92	100.02	7.7	140%

1.
John F. Thero was our PEO from 2014 until he retired effective August 1, 2021. Karim Mikhail was our PEO starting from August 1, 2021 until his resignation on March 27, 2023. Aaron D. Berg was our interim PEO from April 2023 through July 2023. Patrick J. Holt was our PEO starting from July 18, 2023 until his resignation on June 4, 2024. Mr. Berg became PEO effective June 4, 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Joseph T. Kennedy	Michael W. Kalb	Steven B. Ketchum, Ph.D.	Steven B. Ketchum, Ph.D.	Steven B. Ketchum, Ph.D.
Michael W. Kalb	Steven B. Ketchum, Ph.D.	Thomas C. Reilly	Thomas C. Reilly	David P. Keenan, Ph. D
Steven B. Ketchum, Ph.D.	Aaron D. Berg	Jonathan N. Provoost	Jonathan N. Provoost	Jonathan N. Provoost
Aaron D. Berg	Jason Marks		Peter L. Fishman	Peter L. Fishman
Jason Marks	Thomas C. Reilly

2.
The amounts shown for Compensation Actually Paid prior to 2025 are consistent with last year's disclosure. The amounts shown for 2025 Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Aaron D. Berg ($)	Exclusion of Stock Awards and Option Awards for Aaron D. Berg ($)	Inclusion of Equity Values for Aaron D. Berg ($)	Compensation Actually Paid to Aaron D. Berg ($)
2025	3,540,366	(1,885,225)	1,964,096	3,619,237

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,484,145	(394,765)	526,443	1,615,822

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Aaron D. Berg ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Aaron D. Berg ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Aaron D. Berg ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Aaron D. Berg ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Aaron D. Berg ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Aaron D. Berg ($)	Total - Inclusion of Equity Values for Aaron D. Berg ($)
2025	487,060	34,700	1,192,500	249,836	—	—	1,964,096

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	362,346	30,068	—	134,029	—	—	526,443

4.
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Cash Preservation to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025. Cash Preservation is a financial measure that reflects the actual amount of net cash outflow from our operating activities relative to our operating plan target. Cash Preservation of 100% indicates net cash outflow from operating activities equal to operating plan target; figures above 100% indicate that net cash outflow from operating activities was lower than operating plan target. Cash Preservation is one of the measures used in determining the extent to which the corporate performance goals for the 2025 annual bonus incentive were achieved. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Nasdaq Biotechnology Index over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Cash Preservation

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Cash Preservation during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Annual Revenues (U.S.) Annual Revenues (Europe) Cash Preservation

DIRECTOR COMPENSATION

Non-Employee Director Compensation

We have maintained a non-employee director compensation program since 2012, which we have amended from time to time. The non-employee director compensation program applicable to 2025 compensation was intended to approximate the 50th percentile of non-employee director compensation within the Company’s 2025 peer group. In January 2024, in light of the new peer group for the 2024 compensation cycle, the Remuneration Committee further revised the vesting and reduced the size of the initial and annual equity grants provided for in the non-employee director compensation program to more closely align with the 50th percentile of the 2024 peer group.

In 2025, after the allotment proposal failed to receive sufficient shareholder votes to be passed at the 2025 Annual General Meeting, meaning that the Company was restricted from issuing equity awards to non-employees, the Remuneration Committee and the Board evaluated alternatives to the customary mix of cash retainers and equity compensation arrangements for the non-employee members of the Board. The evaluation resulted in a revised compensation arrangement wherein, in addition to the customary cash retainer, the non-employee directors will receive supplemental cash compensation, in lieu of equity, at an amount equal to previously approved equity value.

2025 Non-Employee Director Compensation

A summary of the non-employee director compensation arrangements for fiscal year 2025 is set forth below.

Retainer ($)
Annual Board Retainer Fee:
Non-Executive Chairman	95,000
All non-employee directors	62,500
Annual Chairman Retainer Fees:*
Audit Committee Chairman	25,000
Remuneration Committee Chairman	20,000
Nominating and Corporate Governance Committee Chairman	11,000
Annual Committee Member Retainer Fees:*
Audit Committee	12,000
Remuneration Committee	10,000
Nominating and Corporate Governance Committee	5,000

*These fees are in addition to the Annual Board Retainer Fee, as applicable.

The annual retainers are paid in equal installments in arrears within 30 days of the end of each calendar quarter, or upon the earlier resignation or removal of the non-employee director. For non-employee directors who join the Board during the calendar year, annual retainers are prorated based on the number of calendar days served by such director in the calendar year.

Non-employee directors are given an annual election option, which option is to be exercised within 10 calendar days of the end of each quarter, to receive their annual retainers in the form of either (i) cash or (ii) unregistered non-ADS Ordinary Shares, with any such issuances to be priced at the greater of (a) the closing price of the Company’s ADSs on Nasdaq on the date which is 10 calendar days after the end of each quarter or (b) £0.50 per share (i.e., par value per Ordinary Share).

New directors will receive an equity award with a grant date fair value of $262,500 with the same 75%/25% split between options and restricted stock units, with options vesting one third on the first anniversary of the date of grant and vesting in equal quarterly installments for the two years thereafter, and restricted stock units vesting annually over three years (and without deferred settlement).

Additionally, for so long as the non-employee director, including the Non-Executive Chairman, remains on the Board, he or she will receive an equity award with a grant date fair value of $175,000 with the same 75%/25% split between options and restricted stock units, with options vesting annually over three years, and restricted stock units vesting annually over three years (and without deferred settlement).

All equity awards are made pursuant to the terms of the Company's Amended Non-Employee Director Compensation Policy (the "Director Compensation Policy"), as amended and in effect from time to time. Prior to its amendment in February 2024, the Director Compensation Policy provided that restricted stock unit awards were subject to deferred settlement and settled upon the director's separation of service with the Company, and certain of the outstanding restricted stock unit awards granted prior to this amendment are currently vested but still subject to deferred settlement.

All equity awards are made pursuant to the terms of the Company’s 2020 Plan, as amended and in effect from time to time. In the event of a change of control (as defined in the 2020 Plan), all equity awards held by non-employee directors shall immediately become fully vested.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Notwithstanding the foregoing, in lieu of the annual equity award that would have been granted on the date of the Company’s 2025 Annual General Meeting but for the Company’s shareholders’ failure to approve a waiver of the pre-emption disapplication that would have allowed for such grants to occur in the ordinary course, each new and continuing non-employee director will receive an annual restricted cash award of $175,000, vesting and payable on the date of the Annual General Meeting, subject to the continued service of such director until such date.

Further, notwithstanding the foregoing, in lieu of the initial equity award that would have been granted on the date of the 2025 Annual General Meeting but for the Company’s shareholders’ failure to approve a waiver of the pre-emption disapplication that would have allowed for such grants to occur in the ordinary course, if a waiver of preemptive rights is submitted for approval to and approved by, the Company’s shareholders at the Annual General Meeting, any non-employee director appointed before the Annual General Meeting will receive an initial equity award with a grant date fair value of $262,500, split in value between share options and restricted stock units 75%/25%. The initial share options will vest one third on the first anniversary of the date of initial appointment of such director and in equal quarterly installments for the two years thereafter, and the exercise price of any share options will be equal to the greater of (a) the closing price of the Company’s ADSs on Nasdaq on the grant date or (b) £0.50 per share (i.e., par value per Ordinary Share). The initial restricted stock unit awards vest in equal installments over three years on each anniversary of the date of initial appointment of such director. Provided, however, that, if (x) such non-employee director’s board service terminates for any reason prior to the grant of the initial equity award (other than on account of an involuntary termination for “cause”), any portion of the award that would have been vested based on their service through the date of termination will be settled in cash based on the greater of (a) the closing price of the Company’s ADSs on Nasdaq on such termination date or (b) £0.50 per share (i.e., par value per Ordinary Share) and (y) if a “change of control” (as defined in the 2020 Plan) occurs prior to the Annual General Meeting, such non-employee directors will receive a lump-sum cash payment of $262,500 upon closing in lieu of such initial equity award.

Director Compensation Table

The following table shows the compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2025.

We do not provide separate compensation to our directors who are also our employees. The compensation paid to Aaron Berg, our President and Chief Executive Officer, for fiscal year 2025, is set forth in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Patrice Bonfiglio	63,089	—	—	63,089
Paul Cohen(5)	54,711	—	—	54,711
Mark DiPaolo(3)	21,435	—	—	21,435
Keith L. Horn	71,903	—	—	71,903
Odysseas Kostas	73,577	—	—	73,577
Oliver O'Connor(5)	32,883	—	—	32,883
Louis Sterling III	67,532	—	—	67,532
Diane E. Sullivan	68,842	—	—	68,842
Michael Torok(4)	31,189	—	—	31,189

(1)
The value of the stock awards reflects the aggregate grant date fair value, calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.
(2)
The value of the option awards reflects the aggregate grant date fair value, calculated in accordance with FASB ASC 718 using the Black-Scholes option-pricing model, excluding the effect of estimated forfeitures related to service-based vesting. Assumptions used in the calculations for these amounts are set forth in Note 9 to our consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.

(3)
Mr. DiPaolo's service as a director ended immediately following our Annual General Meeting on May 13, 2025. The fees reported in this table reflect his time on the Board through the date of such Annual General Meeting.
(4)
Mr. Torok joined the Board on April 7, 2025 and his reported compensation reflects his partial year of service.
(5)
Dr. Cohen and Mr. O'Connor are not standing for re-election at the Annual General Meeting, as a result, Dr. Cohen and Mr. O'Connor will resign from the Board effective as of the time immediately before the commencement of the Annual General Meeting.

The following table shows the amount of unexercised stock options, unvested restricted stock unit awards and vested restricted stock unit awards subject to deferred delivery held by the non-employee directors as of December 31, 2025:

Name	Shares Underlying Unexercised Unvested Stock Options	Shares Underlying Unexercised Vested Stock Options	Shares Underlying Unvested Stock Awards	Shares Underlying Vested but Deferred Stock Awards
Patrice Bonfiglio	184,760	447,000	65,140	135,800
Paul Cohen	184,760	447,000	65,140	135,800
Mark DiPaolo	—	417,040	—	135,800
Keith L. Horn	184,760	447,000	65,140	135,800
Odysseas Kostas	184,760	460,400	65,140	140,260
Oliver O'Connor	184,760	447,000	65,140	135,800
Louis Sterling III	184,760	447,000	65,140	135,800
Diane E. Sullivan	184,760	447,000	65,140	135,800
Michael Torok	—	—	—	—

Director Stock Ownership Guidelines

In March 2013, our Board established Stock Ownership Guidelines for its non-employee directors. The guidelines require that each non-employee director maintain an equity interest in the Company at least equal to three times the amount of such director’s annual cash retainer. Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned (including shares purchased on the open market or acquired upon the exercise of stock options or settlement of restricted stock units) or issuable upon the settlement of deferred stock units (whether vested or unvested). The calculation of an individual’s equity interest, however, does not include the value of unexercised stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units. Non-employee directors have five years from the date of the commencement of their appointment as a director to attain these ownership levels. If a non-employee director does not meet the applicable guideline by the end of the five-year period, the director is required to hold a minimum of 50% to 100% of the shares received upon the exercise or settlement of any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any director on whom this requirement could impose a financial hardship. Each of the Company’s non-employee directors, other than Mr. Torok, has until 2028 to attain the required ownership level, given that they were elected as directors in 2023. Mr. Torok has until 2030 to attain the required ownership level, given he was appointed as a director in 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board has determined that Audit Committee members Mr. Horn and Ms. Bonfiglio each meets the definition of “audit committee financial expert,” as defined in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 2-07, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the PCAOB.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans, and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting, and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Audit Committee of the Board of Directors,

Keith L. Horn (Chairman)

Patrice Bonfiglio

Louis Sterling III

Diane E. Sullivan

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals intended to be included in the 2027 Annual General Meeting proxy materials must be received by the Secretary at One Central Plaza, 8th Floor, Dame Street, Dublin D02 K7K5, Ireland or by email at annual.general.meeting@amarincorp.com no later than December 11, 2026, or otherwise as permitted by applicable law; provided, however, that if the 2027 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2027 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

The Company is registered in England & Wales and therefore subject to the Companies Act, which, together with our Articles of Association and the applicable rules and regulations of the SEC, governs the processes for shareholder proposals at the 2027 Annual General Meeting. Under Section 338 of the Companies Act, in order for a shareholder proposal to be included in a notice of an annual general meeting, such proposal must have been requisitioned either by shareholders representing at least 5% of the voting rights of all members having a right to vote on such proposal at the annual general meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant annual general meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the annual general meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Additionally, shareholders who intend to nominate a director to be elected at the annual general meeting must provide the Secretary of the Company with written notice of such nomination between seven and 42 clear days prior to the date of such meeting, together with a written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with the following information between seven and 42 clear days prior to the date of such meeting: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, and current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information and documents regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 14, 2027.

DELIVERY OF PROXY MATERIALS

Our Annual Report to Shareholders for the fiscal year ended December 31, 2025, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov.

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 440 US Highway 22, Suite 300, Bridgewater, New Jersey 08807 or by telephone at (908) 719-1315. If you hold Ordinary Shares in the form of ADSs through the Depositary or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH ORDINARY SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

Appendix A

AMARIN CORPORATION PLC
AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

(Effective as of March 25, 2026)

Section 1.
Purpose

The Amarin Corporation plc Amended and Restated 2020 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Amarin Corporation plc (the “Company”) and its shareholders by aiding the Company in attracting and retaining Employees, officers, Consultants and non-Employee Directors capable of assuring the future success of the Company, offering such persons incentives to put forth maximum efforts for the success of the Company’s business and affording such persons an opportunity to acquire a proprietary interest in the Company. The Plan will provide a means by which Eligible Persons may acquire Shares of the Company pursuant to Awards relating to a specified number of Shares, subject to the conditions and restrictions contained herein. This Plan is subject to approval by the shareholders of the Company.

The Plan, in its original form, was adopted by the Board on March 16, 2020 and approved by the shareholders of the Company at the 2020 annual general meeting (the “2020 Plan” and such shareholder approval, the “Original Effective Date”). Amendment No. 1 to the 2020 Plan was adopted by the Board on May 14, 2022 and approved by the shareholders of the Company at the 2022 annual general meeting; Amendment No. 2 to the 2020 Plan was adopted by the Board on May 26, 2023 and approved by the shareholders of the Company at the 2023 annual general meeting; and Amendment No. 3 to the 2020 Plan was adopted by the Board on February 8, 2024 and approved by the shareholders of the Company at the 2024 annual general meeting. The Plan, as hereby amended and restated, was approved by the Board on March 25, 2026 (the “Restatement Date”) and by the shareholders of the Company at the 2026 annual general meeting. The terms of the Plan as amended and restated herein shall apply to all Awards granted under the Plan prior to, on and following the Restatement Date.

Section 2.
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

a.
“2011 Plan” shall mean the Company’s 2011 Stock Incentive Plan, as amended from time to time.
b.
“ADSs” shall mean the American Depositary Shares, representing ordinary shares of the Company, issued under the Company’s American Depositary Receipt facility.
c.
“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
d.
“Applicable Laws” shall mean the legal and regulatory requirements relating to Awards, if any, pursuant to English law, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any applicable stock exchange.
e.
“Award” shall mean any Option, Restricted Stock Unit or Shares not subject to restrictions granted under the Plan.
f.
“Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan.
g.
“Board” shall mean the Board of Directors of the Company.
h.
“Cause” shall mean willful misconduct with respect to, or that is harmful to, the Company or any of its Affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Committee.
i.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
j.
“Committee” shall mean the Remuneration Committee of the Board designated by the Board to administer the Plan.

k.
“Company” shall mean Amarin Corporation plc, a public limited company registered in England and Wales, and any successor corporation.
l.
“Consultant” shall mean any natural person, including an advisor or Director, who is engaged by the Company or any Affiliate, including any Parent or Subsidiary, to render bona fide services as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
m.
“Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) vacation, sick leave, military leave or any other leave of absence approved by Company management or the Committee, provided that such leave is for a period of not more than ninety (90) days or such longer period as is separately approved by the Committee, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (ii) transfers between locations of the Company or between the Company, its Affiliates or their respective successors; or (iii) with respect to Awards made before the Restatement Date, a change in status from an Employee to a Consultant or from a Consultant to an Employee; provided, however, that, with respect to Awards made on or following the Restatement Date, a change in status from an Employee to a Consultant or from a Consultant to an Employee will be considered an interruption of a Participant’s Continuous Status as an Employee or Consultant unless otherwise determined by the Committee at the time of any change in status in relation to the Company, its Affiliates or their respective successors.
n.
“Control” shall mean the ownership of more than fifty (50)% of the issued share capital or other equity interest of the Company.
o.
“Director” shall mean a member of the Board.
p.
“Eligible Person” shall mean any Employee, officer, Consultant or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.
q.
“Employee” shall mean any person, including officers and/or Directors (who meet the requirements of this Section), employed by the Company or any Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by Company management or the Committee in its discretion, subject to any requirements of the Code. The payment of a Director’s fee by the Company to a Director shall not alone be sufficient to constitute “employment” of such Director by the Company.
r.
“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

s.
“Fair Market Value” shall mean, as of any date, the fair market value of Shares determined as follows:
i.
If the Shares are listed on any established stock exchange or a national market system, including without limitation any national trading market operated by the NASDAQ Stock Market LLC (“NASDAQ”), Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as reported by such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Shares, for the market trading day on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If there is no closing or closing bid price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing or closing bid price;
ii.
If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares for the market trading day on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If there are no high bid or low asked prices for such date, the determination shall be made by reference to the last date preceding such date for which there are high bid and low asked prices; or
iii.
In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.
t.
“Grant Date” shall mean the date as of which the grant of the Award is approved by the Committee.
u.
“Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to and does meet the requirements of Section 422 of the Code or any successor provision.
v.
“ISO Limit” shall mean 75,000,000 Shares, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provisions.
w.
“Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be, or does not qualify as, an Incentive Stock Option.
x.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
y.
“Optionee” shall mean a Participant who has been granted an Option.
z.
“Parent” shall have the meaning set forth in Section 424(e) of the Code or any successor provision.

aa.
“Participant” shall mean an Eligible Person who has been granted an Award under the Plan.
bb.
“Person” shall mean any individual, corporation, partnership, association or trust.
cc.
“Plan” shall mean the Amarin Corporation plc Amended and Restated 2020 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.
dd.
“2011 Recycled Shares” shall mean the Shares subject to any award granted under the 2011 Plan that expired or was forfeited, surrendered, canceled or otherwise terminated in whole or in part without Shares being issued since the Original Effective Date, which Shares were made available for subsequent grants under the Plan.
ee.
“Restricted Stock Unit” shall mean a unit representing the right to receive a payment in cash or Shares in the future granted under Section 6(b) of the Plan.
ff.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
gg.
“Share” or “Shares” shall mean the Company’s ordinary shares of £0.50 each or any ADSs (or equivalent security) as the case may be. If at any time ADSs or Shares are registered under the Securities Act, at least two members of the Committee shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3.
hh.
“Subsidiary” of the Company shall have the meaning set forth in Section 424(f) of the Code or any successor provision.
Section 3.
Administration
a.
Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to Applicable Laws, the Committee shall have full power and authority to:
i.
determine the Fair Market Value of the Shares, in accordance with the provisions of the Plan;
ii.
select the Eligible Persons to whom Awards may from time to time be granted hereunder;
iii.
determine whether and to what extent Awards are granted hereunder;
iv.
grant Awards and to determine the exercise price, the term, the number and type of Shares and the vesting standards applicable to each such Award and any other terms, conditions and/or restrictions applicable to each such Award;
v.
approve forms of agreement for use under the Plan;

vi.
modify from time to time the terms and conditions, including restrictions (including to accelerate at any time the exercisability or vesting of all or any portion of any Award), not inconsistent with the terms of the Plan, of any Award;
vii.
construe and interpret the terms of the Plan and Awards granted under the Plan;
viii.
determine whether and under what circumstances an Award may be settled in Shares, cash or other consideration; and
ix.
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

b.
Delegation. The Committee may delegate its powers and duties under the Plan to a committee of one or more Directors or to a committee of one or more officers of the Company, with respect to the granting of Awards to individuals who are not members of the delegated committee. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.
c.
Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
d.
Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants.
e.
Liability; Indemnification. No member of the Committee, no member of the Board, or any individual to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Committee and of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to such action, interpretation or determination, to the extent permitted by applicable law.

Section 4.
Shares Available for Awards
a.
Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares in respect of which Awards may be made under this Plan on any day shall not exceed the sum of (i) 75,000,000 Shares, (ii) the 2,634,440 Shares that remained available for grant under the 2011 Plan as of the Original Effective Date, and (iii) the 2011 Recycled Shares. Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares acquired in the open market or otherwise. If any award of Shares granted under this Plan expires or is forfeited, surrendered, canceled or otherwise terminated in whole or in part without Shares being issued (“Lapsed Award”), then the Shares subject to such Lapsed Award may, at the discretion of the Committee, be made available for subsequent grants under the Plan; provided, however, that Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be considered a Lapsed Award. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the ISO Limit.
b.
Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under the Plan.
c.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable and proportionate, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5.
Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6.
Awards
a.
Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.
Option Grant. Options granted herein may be either Incentive Stock Options within the meaning of Section 422 of the Code, as amended, or Non-Qualified Stock Options. Incentive Stock Options may only be granted to full or part-time Employees (but only to the extent such Employees are considered common law employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate is also a Subsidiary or Parent of the Company. Any Option not designated as an Incentive Stock Option shall be deemed a Non-Qualified Stock Option. In addition, if at any time an Option designated as an Incentive Stock Option fails to meet the requirements of Section 422 of the Code, it shall be redesignated as a Non-Qualified Stock Option on the date of such failure for income tax purposes automatically without further action by the Committee. Subject to the provisions of the Plan, the Committee shall, from time to time, determine the terms, conditions and restrictions upon which Options shall be granted.
ii.
Exercise Price. Subject to the adjustment provisions above, the purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option.
iii.
Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (in its sole discretion) and may consist entirely of (a) cash or check, (b) for Non-Qualified Stock Options only, cancellation of indebtedness of the Company to Optionee, (c) surrender or attestation to the ownership following such procedures as the Company may prescribe of other Shares (i) that are not then subject to restrictions under any Company plan, and (ii) have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of Shares to be purchased by Optionee as to which such Option shall be exercised, (d) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes, (e) with respect to Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, (f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws and as determined by the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.
iv.
Option Term. Except as otherwise provided herein or by the Committee, each Option shall have a term of ten (10) years from the Grant Date of such Option.
v.
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part.
vi.
Vesting Schedule. Except as authorized by the Committee as permitted under the terms of this Plan, no Option will be exercisable until it has vested. The Committee will specify the vesting schedule for each Option. The Committee may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives with respect to the Company, an Affiliate, Parent, Subsidiary and/or Optionee, and as shall be permissible under the terms of the Plan.
vii.
Procedure for Exercise; Rights as a Shareholder. An Option shall be deemed to be exercised when (A) written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised; and (B) (where appropriate) the Participant has received clearance to exercise such Option in accordance with the Company’s share dealing code. An Option may not be exercised for a fraction of a Share. Full payment may, as authorized by the Committee, consist of any consideration and method of payment as described above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate within twenty-eight (28) days following exercise of the Option.
viii.
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Incentive Stock Options:
1.
The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000 in value, and to the extent that the Fair Market Value of such Shares exceeds $100,000 (or any such higher figure as determined under Section 422 of the Code), such Options shall be deemed to be Non-Qualified Options for the purposes of this Plan.
2.
All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.
3.
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the Grant Date; provided, however, that in the case of a grant of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the Grant Date.
4.
The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option.
5.
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option under the Code.
b.
Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units representing the right to receive a payment in cash or Shares in the future to Participants subject to the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.
Settlement. Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to a payment equal to the Fair Market Value of the Shares subject to the Restricted Stock Unit Award as at the date of vesting. Any payment which may become due from the Company as a result of the vesting of a Participant’s Restricted Stock Units shall be paid to the Participant in Shares, or if otherwise determined by the Committee, in cash or in any combination of cash or Shares. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after vesting (but in no event more than thirty (30) days after vesting), subject to compliance with any Applicable Laws. In the event that all or a portion of the payment is made in Shares, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such Shares are first delivered to the applicable Participant. Notwithstanding anything to the contrary in the foregoing, the Committee may provide in the Award Agreement that, while the amount payable pursuant to a Restricted Stock Unit Award shall be determined on the applicable vesting date, the Participant shall not receive any payment for his vested Restricted Stock Units until the earliest of (A) six (6) months and a day after the Participant’s “separation from service” (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), (B) a Change of Control that also constitutes a “change in control event” within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5), (C) the Participant’s death, or (D) a specified calendar year after the Restricted Stock Units become vested. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Committee shall determine in its sole discretion in order to comply with the requirements of Section 409A.
ii.
Vesting Schedule. The Committee will specify the vesting schedule for each Restricted Stock Unit Award. The Committee may specify a vesting schedule for all or any portion of a Restricted Stock Unit Award based on the achievement of performance objectives with respect to the Company, an Affiliate, Parent, Subsidiary and/or Participant, and as shall be permissible under the terms of the Plan.
iii.
Rights as a Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Restricted Stock Unit, notwithstanding the vesting of the Restricted Stock Unit.
iv.
Dividend Equivalents. The Committee may, in its sole discretion, pay to the Participant following vesting of a Restricted Stock Unit Award (on the same date as such cash or Shares are paid upon vesting of such Restricted Stock Unit Award) an amount in cash or Shares up to the amount of any dividends that would have been paid if the number of Shares subject to the portion of the Restricted Stock Unit Award that vests had been issued to the Participant on the Grant Date. The payments will be subject to any necessary income tax or other withholdings as provided for in Section 10 of this Plan. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
c.
Grant of Unrestricted Shares to Directors. The Committee is hereby authorized to grant Shares to any Director free of any restrictions (in a manner not inconsistent with the provisions of the Plan as the Committee shall determine), provided that if any such grant is to be satisfied by a new issue of Shares, the Director shall pay an amount for the Shares which is at least equal to their aggregate nominal values.
d.
General.
i.
No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.
ii.
Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution relevant to the Participant, or to a Participant’s family member (as defined in Section 1(a)(5) of General Instruction A to Form S-8 promulgated under the Exchange Act) as a gift or under a domestic relations order (as defined in Section 414(p) of the Code) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible by the Participant’s guardian or legal representative as set forth above. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
iii.
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that an Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the Grant Date of the Option.
iv.
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, Applicable Laws, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.
Change of Control
a.
Each of the following events shall constitute a “Change of Control” for purposes of the Plan:
i.
any person or company (either alone or together with any person or company acting in concert with him or it) (an “Acquiring Company”)) obtaining Control of the Company,
ii.
any person or company that Controls the Company becoming bound or entitled to acquire Shares under sections 974 to 991 of the UK Companies Act 2006,
iii.
the voluntary winding-up of the Company or a windup required by any court under section 899 of the UK Companies Act 2006,
iv.
any Acquiring Company acquiring all or substantially all of the assets of the Company,
v.
any merger, reorganization, consolidation or other similar transaction pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the Company or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, and
vi.
the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert.
b.
Exercise of Vested Options. In the event of a Change of Control, Optionees may exercise their Options, to the extent vested immediately prior to the Change of Control, within twelve (12) months following the Change of Control, following which the Options will lapse; save that the Committee may, in its absolute discretion permit or require any Optionees to exercise their vested Options during any specified period before the Change of Control, such exercise to be effective immediately prior to the Change of Control becoming effective, following which the vested Options would lapse on the Change of Control. In no event, however, may the Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii).
c.
Acceleration of Vesting. Subject to Section 7(d), in the event of a Change of Control:
i.
in the case of any Award held by any Director (other than the Chief Executive Officer of the Company), any part of any such Director’s Awards that has not vested at the date of such Change of Control shall vest immediately prior to such Change of Control and, in the case of Options, be exercisable in accordance with Section 7(b);
ii.
in the case of any Award held by any other Participant (being the Chief Executive Officer and Participants who are not Directors), the Award (or any award that replaces the Award under Section 7(d)) shall continue to vest following the Change of Control and if within two years following such Change of Control, any such Participant’s employment or engagement is terminated by the Company for any reason other than for Cause, any part of any such Participant’s Awards or replacement awards that has not vested at the date of such termination shall vest upon such termination and all such Optionee’s Options or replacement options will, unless otherwise agreed between the Company and the Acquiring Company, thereafter lapse twelve (12) months following the date of such termination (or, if earlier, the expiration date of the Option); and
iii.
the Committee may accelerate the vesting of one or more outstanding Awards at such times and in such amounts as it determines in its sole discretion.
d.
Replacement of Awards. The Committee may, in its absolute discretion, procure that immediately prior to a Change of Control, Participants shall be granted new rights in substitution for all or any part of the Awards they hold, which new rights shall be no less valuable overall than the prior rights at the time of substitution, in which case no accelerated vesting or rights of exercise shall arise under Section 7(c)(i) and the original Awards shall lapse in accordance with this Plan.
e.
Cashout of Awards. In the event of a Change of Control, the Committee may provide, in its sole discretion, for the settlement of any outstanding Awards in cash or cash equivalents, whether or not then vested or exercisable, and the Awards shall lapse on consummation of such Change of Control.
Section 8.
Effect of Termination
a.
Termination for Cause. Notwithstanding any other provisions of this Plan, and unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated for Cause, Awards granted under this Plan shall lapse immediately.
b.
Death or Disability. Unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated by reason of the Participant’s permanent and total disability, Restricted Stock Units shall vest pro-rata to the time elapsed between Grant Date and the date of termination and to the extent any Option is then vested and exercisable, it shall be exercisable for twelve (12) months following the date of the Optionee’s permanent and total disability. In the case of the Optionee’s death, Restricted Stock Units shall vest in full and Options may be exercised by the Optionee’s designated beneficiary or estate for twelve (12) months following the date of the Optionee’s death by giving written notice to the Committee stating the number of Shares with respect to which the Option is being exercised and contemporaneously tendering payment, in cash, for the Shares. In no event, however, may an Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii). For purposes of the Plan, “permanent and total disability” shall mean that the Committee has determined that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.
c.
Other Termination. Unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated for any reason other than for Cause, death or permanent and total disability, Restricted Stock Units shall vest pro-rata to the time elapsed between Grant Date and the date of termination and to the extent any Option is then vested and exercisable, it shall be exercisable for twelve (12) months following the date of such termination. In order for an Option to retain its status as an Incentive Stock Option, it must be exercised within three (3) months following the date of termination of an Employee’s employment. In no event, however, may the Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii).
Section 9.
Amendment and Termination; Adjustments
a.
Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:
i.
would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company; or
ii.
would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

In no event shall the Board or Committee exercise its discretion to reduce the exercise price of outstanding Options or effect repricing through cancellation and re-grants or cancellation of Options in exchange for cash without shareholder approval.

b.
Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award or the Plan, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the written consent of the Participant or holder or beneficiary thereof.
c.
Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any

Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 10.
Income and Other Withholdings

In order to comply with all applicable federal or state income tax laws and social security contributions or regulations and (where applicable) the laws and regulations of the United Kingdom and the United States of America and any other relevant country, the Company may take such action as it deems appropriate to ensure that all applicable national, federal or state payroll, withholding, income or other taxes and social security contributions, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of any such taxes or social security contributions to be withheld or collected upon exercise, settlement or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may require the Participant to satisfy such tax obligation and social security contributions by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon exercise or settlement, vesting or the lapse of restrictions relating to such Award with a Fair Market Value equal to the amount of such taxes and social security contributions or (ii) delivering to the Company Shares other than Shares issuable upon exercise, vesting or settlement of or the lapse of restrictions relating to such Award with a Fair Market Value equal to the amount of such taxes and social security contributions required to be withheld; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. Shares withheld or delivered shall be valued at their Fair Market Value as determined by the Committee, in its discretion, as of the date when income is required to be recognized for income tax purposes. The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. The Participant shall, if so required by the Company or his employer, enter into an agreement or election for the transfer to the employee of the employer’s liability to UK National Insurance Contribution arising on the grant, exercise, vesting, settlement, assignment or cancellation of any Award as permitted by the applicable law for the time being.

Section 11.
General Provisions
a.
No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
b.
Award Agreement. In connection with each grant of an Award under this Plan, the Participant and the Company shall execute a written agreement (which may be in electronic form) containing such restrictions, terms, and conditions, if any, as the Committee may require. No Participant will have rights under an Award granted to such Participant unless and until and Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.
c.
Plan Provisions. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, except as set forth in the Award Agreement, the terms of the Plan shall control. In the event, the Plan is silent as to a term, provision or restriction contained in an Award Agreement, the term, provision or restriction of the Award Agreement shall govern. Similarly, in the event the Award Agreement is silent as to a term, provision or restriction contained in the Plan, the term, provision or restriction of the Plan shall govern.
d.
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
e.
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Director, Consultant or independent contractor of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment relationship at any time, at will, with or without Cause. In addition, the Company or an Affiliate may at any time terminate a Participant’s employment relationship with the Company or an Affiliate free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
f.
Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of New York, United States.
g.
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
h.
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

i.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
j.
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
k.
Shareholder Rights. The Participant or other person or entity exercising an Option or holding Restricted Stock Units shall have no rights as a shareholder of record of the Company with respect to Shares issuable pursuant to an Award until such certificate representing Shares, registered in the Participant’s name have been issued to the Participant.
l.
Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by overnight courier, registered or certified mail, return receipt requested, facsimile or first class mail addressed to the Committee at its offices, which notice shall effective upon its receipt. Each notice shall be addressed to (i) the Participant at the Participant’s last known address as set forth in the books and records of the Company or an Affiliate, if any, or (ii) the Company or the Committee at the principal office of the Company.
m.
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time
n.
Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
Section 12.
Effective Date of the Plan

The Plan shall be effective as of the Original Effective Date.

Section 13.
Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the Original Effective Date or any earlier date of discontinuation or termination established pursuant to the Plan. No Incentive Stock Option may be granted after March 16, 2030. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

Section 14.
Section 409A of the US Internal Revenue Code

It is intended that this Plan and the Awards granted under the Plan will be exempt from or comply with Section 409A of the Code and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”) and the Plan and such Awards shall be interpreted on a basis consistent with such intent. Without limiting the generality of the foregoing, it is intended that any adjustment to an Award made pursuant to Section 4(c), Section 7(d) or otherwise under the Plan will not cause any Award to be treated as deferred compensation subject to Section 409A.

Appendix B

THE COMPANIES ACTS 1985 to 2006 PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on ~~18 April 2024~~[●] 2026)

-of-

AMARIN CORPORATION PLC

Company No. 02353920

(Incorporated 1st March 1989)

THE COMPANIES ACTS 1985 to 2006 PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION

-of-

AMARIN CORPORATION PLC

Company No. 02353920

(Adopted by a Special Resolution passed on ~~18 April 2024~~[●] 2026)

PRELIMINARY

1.
This document comprises the articles of association of the Company and no regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply as regulations or articles of the Company.

INTERPRETATION

2.
In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

MEANINGS

“2006 Act”		The Companies Act 2006

“address”		wherever used in relation to any communication in electronic form includes any number or address used for the purposes of such communications.

“Alternate Director”		a person appointed by a Director to act in his place if he is absent from a meeting.

“these Articles”		these Articles of Association in their present form or as from time to time altered.

“Auditors”		the auditors of the Company from time to time.

“Board”		the board of directors of the Company or the Directors present at a Board Meeting at which a quorum is present.

“Board Meeting”		a meeting of the Directors held in accordance with these Articles.

“Change of Control”		with respect to the Company, the occurrence of any of the following:-

a)
a)
any transaction or series of related transactions which results in any Person, whether directly or indirectly, holding in aggregate over 50% of total voting rights conferred by all shares in the capital of the Company for the time being in issue and which confer the right to vote at all general meetings of the Company; or
b)
any consolidation, merger, demerger, joint venture, recapitalisation of the Company with or into any other Person or any other corporate reorganisation after which the Members of the Company immediately prior to such consolidation, merger, demerger, joint venture, recapitalisation or other reorganisation own directly or indirectly less than 50% of the surviving corporation or entity’s voting power immediately after such transaction; or
c)
a winding up of the Company; or (d) if during any period of two consecutive years the Continuing Directors cease for any reason to constitute a majority of the Board.

“Change of Control Notice”

a written notice given, within 30 days following a Change of Control, to holders of such series of Preference Shares entitled to redeem their Preference Shares on a Change of Control in accordance with Article 16, stating:

a)
a)
that a Change of Control has occurred;
b)
the date of redemption which will be no earlier than 10 days nor later than 60 days from the date the Change of Control Notice is sent (the “Change of Control Redemption Date”); and
c)
the instructions determined by the Company, consistent with these Articles, that a holder must follow in order to have its Preference Shares redeemed.

“clear days”		in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“the Company”		Amarin Corporation plc.

“Continuing Directors”

as of any date of determination and with respect to any series of Preference Shares, any member of the Board who was (a) a member of such Board on the date of issuance of such series of Preference Shares; or (b) nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“debenture”		shall include debenture stock and “debenture holder” debenture

“Directors”		stockholder respectively. directors of the Company.

“electronic copy” “electronic form” and “electronic”		have the meanings given in section 1168 of the 2006 Act.

“Executive Director”		a Managing Director, Joint Managing Director, or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company.

“Existing Preference Shares”		Preference Shares in the capital of the Company which are in issue at the relevant time.

“Existing Shares”		shares in the capital of the Company which are in issue at the relevant time.

“hard copy” and “hard copy form”		have the meanings set out in section 1168 of the 2006 Act.

“Member”		a member of the Company.

“Office”		the registered office for the time being and from time to time of the Company.

“Operator”	a Person approved under the Regulations as operator of a relevant system (that is, a computer system which allows shares without share certificates to be transferred without using transfer forms).

“Ordinary Resolution”	a decision reached by a simple majority of votes; that is by more than 50% of the votes cast.

“Ordinary Shares”	ordinary shares of 50 pence each in the capital of the Company.

“paid up”	paid up or credited as paid up.

“Person”	any individual, body corporate (wherever incorporated), unincorporated association, trust or partnership (whether or not having separate legal personality) government, state or agency of a state.

“Preference Shares”

The preference shares of 5 pence each in the capital of the Company (or such other nominal value as such shares or any series thereof may be consolidated and/or subdivided into from time to time in accordance with these Articles).

“Redemption Date”

in respect of a particular series of Preference Shares to which Articles 16 to 20 apply, 31st March, 30th June, 30th September and 31st December in each year (up to and including 31st December in the year in which the 20th anniversary of the date of issue of such series of Preference Shares falls) provided that in respect of each such date, the Directors determine at the time of issue of such series of Preference Shares that it is to be a Redemption Date.

“Redemption Notice”	has the meaning set out in Article 13.

“Register”	The Register of Members of the Company.

“Regulations”

The Uncertificated Securities Regulations 2001 (SI 2001 No 2001/3755) (as amended by The Companies Act 2006 (Consequential Amendments) (Uncertified Securities) Order 2009) including any modification thereof or any regulations in substitution therefor for the time being in force.

“Seal”	the common seal (if any) of the Company or any official seal that the Company may be permitted to have under the Statutes.

“Secretary”	includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

“Share Warrants”	has the meaning set out in Article 40.

“Shareholder Redemption Notice”	has the meaning set out in Article 16.

“Special Resolution”	a decision reached by a majority of at least 75 per cent of votes cast.

“Statutes”	The 2006 Act and every other English statute or enactment for the time being in force applicable to the Company.

“Stock Exchange”	London Stock Exchange Limited.

“Treasury Shares”	has the meaning set out in section 724(5) of the 2006 Act.

References in these Articles to writing shall mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and “written” shall be construed accordingly.

References to a document being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly.

Reference in these Articles to a share (or a holding of shares) being in uncertificated form or in certificated form shall be references respectively to that share being an uncertificated unit of a security or a certificated unit of security.

A dematerialised instruction shall be properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

References to any statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

Save as aforesaid words and expressions defined in the Statutes or the Regulations will bear the same meaning in these Articles if not inconsistent with the subject in the context, save that the word “company” shall include any body corporate.

Where, for any purpose, an Ordinary Resolution of the Company is required a Special Resolution shall also be effective.

BUSINESS

3.
Any branch or kind of business which by these Articles is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Company at such a time as the Board shall consider appropriate, and, further, may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

LIMITED LIABILITY

3.1.
The liability of the Members is limited to the amount, if any, unpaid on the shares in the capital of the Company held by them.

SHARE CAPITAL

4.
The rights of the holders of Ordinary Shares to income and capital are as follows:

(i)
Rights to income

Any profits which the Company (subject to Article 163) decides to distribute to the holders of Ordinary Shares shall be subject to the rights of any other class of shares which then exist.

(ii)
Rights to capital

If there is a return of capital because the Company is wound up, the Company’s assets which are left after paying its liabilities will be distributed to the holders of the Ordinary Shares in proportion to the amounts paid up on their Ordinary Shares. This is subject to the rights of any other class of shares which then exist.

PREFERENCE SHARES

Creation of rights

5.
Notwithstanding the provisions of Article 34 and subject as provided in Articles 6 to 30 inclusive, the Preference Shares may be issued with such rights and subject to such restrictions and limitations as the Directors shall determine in the resolution of the Directors approving the issue of such shares and changes to these Articles shall not be required to do this and in particular (but without prejudice to the generality of the foregoing) the Directors may (without prejudice to the authority conferred by Article 27) pursuant to the authority given by the passing of the resolution to adopt this paragraph consolidate and divide and/or sub-divide the Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 31 shall, where relevant, apply to any such consolidation and division or sub-division).

6.
The Preference Shares can be issued in one or more separate series and each series will constitute a separate class of shares.

7.
The Directors must determine the particular rights attaching to a series of Preference Shares before the Preference Shares of that series are allotted and where the Directors determine on the particular rights to be attached to any series of Preference Shares these do not have to be the same as the particular rights which are attached to any existing series of Preference Shares. Without prejudice to Articles 8 and 9, the rights and restrictions attached to any series of Preference Shares determined by the Directors can give such series priority over some or all of the rights of Existing Shares.

Income

8.
Without prejudice to Article 7, the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank as regards the payment of dividends, in priority to the payment of any dividend to the holders of any class of shares not being Preference Shares. Whilst there remains any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date of payment thereof, no dividends or other distributions may be declared paid or made on any class of shares not being Preference Shares and the Directors shall not exercise the powers contained in Articles 172,173 or 175.

Capital

9.
On a return of capital on winding up or otherwise (other than on a purchase of shares by the Company) the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank in priority to any payment to the holders of any other class of shares not being Preference Shares provided that no purchases of shares by the

Company may be effected whilst there remain any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date for payment thereof.

Currency

10.
Unless the rights attached to any Preference Share or the Articles provide otherwise a dividend or any other money payable in respect of a Preference Share can be paid to a shareholder in whatever currency the Directors determine, using an appropriate exchange rate selected by the Directors.

Redemption

11.
Subject to the Statutes, the Directors shall determine, before the Preference Shares of a series have been first allotted, whether such series can be redeemed, and if so whether (i) at the option of the Company in accordance with Articles 12 to 15; and/or (ii) at the option of the holders of the series of Preference Shares in accordance with Articles 16 to 20. Articles 21 to 27 shall apply to all series of Preference Shares which the Directors have determined can be redeemed. A particular series of Preference Shares cannot, however, be redeemed if the Articles so provide or the Directors have determined, before the Preference Shares of that series have been first allotted that the Preference Shares of that series cannot be redeemed.

Redemption by the Company

12.
When a Preference Share is redeemed at the option of the Company, the following will be paid for each Preference Share:

(a)
the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b)
any dividend which has accrued on the Redemption Date but only if the Directors have determined before any Preference Shares of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c)
any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

13.
In order to redeem some or all of the Preference Shares of a particular series on a Redemption Date applicable to that series, the Company will give the holders of that particular series of Preference Shares notice in writing containing the information required by Article 15 (a “Redemption Notice”). The Redemption Notice must be given at least 10 days before the applicable Redemption Date, but not more than 60 days before the applicable Redemption Date.

For any series of Preference Shares which is first allotted as redeemable Preference Shares, the Directors may, before that series is first allotted, in addition to, or instead of, the dates referred to earlier in this Article 13:

(a)
fix a date when the shares will be, or may be, redeemed;

(b)
fix a date by which the shares will be, or may be, redeemed; and/or

(c)
fix dates between which the shares will be, or may be, redeemed.

14.
If the Company is only going to redeem some of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata to the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

15.
A Redemption Notice must state:

(a)
the Redemption Date on which the Preference Shares shall be redeemed;

(b)
the number of Preference Shares which are to be redeemed;

(c)
the redemption payment (specifying details of the amount of any dividend which may have accrued but is unpaid, which will be included in the redemption payment if the Directors have decided before any Preference Shares of that series were first allotted that such dividend should be paid when the shares are redeemed);

(d)
in the case of holders of Preference Shares who hold their Preference Shares in certificated form, the place or places where documents of title for the Preference Shares must be presented and surrendered, and where the redemption payment will be made; and

(e)
in the case of Preference Shares held in uncertificated form, details of the issuer-instruction to be sent to the relevant system by the Company requesting the deletion of the entries in the relevant system relating to the relevant Preference Shares.

On the relevant Redemption Date, the Company shall redeem the relevant Preference Shares. This is subject to the other provisions of these Articles and also to the Statutes.

Redemption by holders of Preference Shares

16.
The Directors shall determine before the Preference Shares of a series have been first allotted whether such series can be redeemed at the option of the holders of a series of Preference Shares on a Redemption Date and/or on a Change of Control and, if the Directors do so determine, the holders shall be entitled but not obliged:

(a)
in the case of Preference Shares redeemable on a Redemption Date, by giving written notice to the Company of at least 30 days but not more than 60 days prior to the applicable Redemption Date; and

(b)
in the case of Preference Shares redeemable on a Change of Control, by giving written notice to the Company in accordance with the instructions determined by the Company, consistent with these Articles, in the Change of Control Notice,

(the written notice given to the Company in (a) and (b) above, being, in each case, the

“Shareholder Redemption Notice”)

to require the Company to redeem such number of Preference Shares as is specified in the Shareholder Redemption Notice.

17.
Where a Shareholder Redemption Notice has been duly given, the Company shall be obliged (subject to having sufficient distributable profits or other means in accordance with the Statutes with which to redeem the same) to redeem the Preference Shares specified in the Shareholder Redemption Notice on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be.

18.
If the Company is unable (because of having insufficient distributable profits or other means in accordance with the Statutes) to redeem in full the relevant number of Preference Shares on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be, the Company shall redeem as many of such Preference Shares as can lawfully and properly be redeemed and the Company shall redeem the balance as soon as it is lawfully and properly able to do so.

19.
If the Company is able to redeem some only of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

20.
When a Preference Share is redeemed at the option of the holders of the Preference Shares, the following will be paid for each Preference Share:

(a)
the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b)
any dividend which has accrued on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be but only if the Directors have determined before any Preference Share of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c)
any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

General Redemption Provisions

21.
Unless the terms of issue provide otherwise, the redemption payment will be made by:

(a)
a cheque drawn on any reputable bank; or

(b)
a transfer to an account held by the person to be paid at any bank, if the holder or joint holders has or have requested this in writing in reasonable time (as determined by the Directors) before the applicable Redemption Date or Change of Control Redemption Date, as the case may be; or

(c)
any other method which the Directors may determine and which is specified in the Redemption Notice the Change of Control Notice, or otherwise.
22.
In the case of Preference Shares held in certificated form, payment will be made when the relevant share certificate is presented and surrendered at the Office or (in the case of redemption at the option of the Company) at the place, or any of the places, stated in the Redemption Notice. If a certificate is for more Preference Shares than are to be redeemed, the Company shall send a certificate for the balance. This certificate shall be sent within 14 days of redemption to the registered holder, or to the first-named joint holder, free of charge, but at the holder’s risk. In the case of Preference Shares held in uncertificated form, payment will be made when the Company has received confirmation from the relevant system of the deletions of the relevant entries on the relevant system.

23.
All redemption payments will be made after complying with any tax laws, and any other laws, which apply.

24.
The dividend on any Preference Shares which are to be redeemed will stop accruing from the date on which the redemption payment is due. But if the redemption payment is wrongly withheld or refused after it has become due, the dividend will be treated as continuing to accrue. This will be at the rate or rates which would have applied without the redemption, and will apply from that date until the day the redemption payment is made. The Preference Shares will not be treated as having been redeemed until the redemption payment has been made.

25.
If the date on which the redemption payment is due is not a working day, then the payment will be made on the next working day. There will be no interest or other payment for the delay.

26.
If the holder of any Preference Share which is being redeemed gives the Company a receipt for the redemption payment, or if the law treats him or her as giving a receipt, this will establish conclusively that the Company has carried out its obligation in respect of such redemption payment completely. If a Preference Share is held jointly, this will apply to any receipt, or anything the law treats as a receipt, from the first-named joint holder.

27.
Subject to any restrictions in the Statutes, if the Company redeems or buys back any Preference Shares, the Directors can (pursuant to the authority given by the passing of the resolution to adopt this Article 27 and without prejudice to the authority conferred by Article 31) do either or both of the following things relating to the share capital representing the Preference Shares:

(a)
change the nominal amount of Preference Shares into preference shares of a larger or smaller nominal amount; or

(b)
convert this capital into shares of any other class of share capital in the same currency which exists at the time, or into unclassified shares in the same currency, with as near as possible the same total nominal amount.

Article 31 will apply to any change to the amount of Preference Shares which is carried out under Article 27.

Converting Preference Shares into other shares

28.
If any Preference Shares are issued which are expressed to be convertible into Ordinary Shares, into any other class of shares which rank equally with, or behind, Existing Preference Shares in sharing in the profits and assets of the Company, or into any other security, these are called “Convertible Preference Shares”. If the Convertible Preference Shares become due to be converted, the Directors can determine that they will be converted by way of redemption as set out in Article 29. In addition, Preference Shares may be issued which are expressed to be convertible in such manner as the Statutes allow.

29.
The Directors can decide to convert any Convertible Preference Shares by redeeming such shares at their nominal value. The redemption must be made out of the proceeds of a fresh issue of Ordinary Shares or any other shares or security into which they can be converted and the following will apply:

(a)
the holders of the Convertible Preference Shares shall have the right and obligation to use the proceeds of redemption to subscribe for the number of Ordinary Shares or other shares or security (the “Conversion Securities”), set by the terms of the Convertible Preference Shares;

(b)
the Conversion Securities will be subscribed for at the premium (if any) which is equal to the proceeds of redemption, less the nominal amount of the Conversion Securities. If the Convertible Preference Shares are not in sterling, the Directors will decide on the equivalent amount of sterling to work out the premium;

(c)
each holder of Convertible Preference Shares will be deemed to have irrevocably authorised and instructed the Secretary, or anybody else the Directors determine, to subscribe for the Conversion Securities in this way; and

(d)
if a holder of Convertible Preference Shares converts them, or if someone does this for him or her, he or she will be treated as authorising and instructing the Directors to pay his or her redemption proceeds to the Secretary, or anybody else the Directors determine, and to subscribe for the Conversion Securities. If the redemption proceeds are not in sterling, the Directors can determine how this is to be converted into sterling before being paid.

30.
In respect of any conversion of Preference Shares, the following provisions shall have effect generally:

(a)
conversion of the Preference Shares may be effected in such manner as the Directors shall from time to time determine (subject to the provisions of the Statutes), including (without limitation) by conversion of the Preference Shares into Conversion Securities and, if applicable, the allotment by way of capitalisation of reserves or share premium account of such number of additional Conversion Securities as may be required or by redemption as set out in Article 29;

(b)
all Preference Shares which have been surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the conversion date, except that the right of the holders thereof to receive Conversion Shares in exchange therefor and payment of any dividends declared but unpaid thereon;

(c)
the Conversion Securities resulting from the conversion shall rank pari passu in all respects with the Conversion Securities of the same class then in issue (save as otherwise specifically provided);
(d)
the Company will not do any act or thing if, as a result, the exercise of conversion rights would involve the issue of Conversion Securities at a discount;

(e)
no fraction of a Conversion Security shall be issued upon conversion of the Preference Shares. Fractional entitlements to shares shall be disregarded;

(f)
on conversion the Preference Shares shall convert into such number of Conversion Securities as determined by the applicable conversion rate as necessary to maintain the capital of the Company;

(g)
conversion shall take effect on a conversion date at no cost to relevant holders and the shares to be converted shall be apportioned rateably (or as near thereto as may be practicable to avoid the apportionment of a fraction of a share) among the holders of shares of that class and the certificate of the Auditors as to the number of shares to be converted, the shares into which they convert and the apportionment of such shares among the relevant holders shall (in the absence of fraud or manifest error) be conclusive and binding on the Company and upon all holders of the applicable Preference Shares and holders of the Conversion Securities;

(h)
forthwith after the conversion date the Company shall issue to the persons entitled thereto certificates for the Conversion Securities resulting from the conversion; and

(i)
the relevant holders of the Preference Shares shall be bound to deliver the certificates therefore to the Company for cancellation.

ALTERATION OF CAPITAL

31.
Subject to the special rights of the holders of any particular class in the capital of the Company, the Company may from time to time by Ordinary Resolution:

(a)
consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(b)
cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled; or

(c)
sub-divide its shares, or any of them, into shares of smaller amount than the existing shares in the capital of the Company (subject, nevertheless, to the Statutes), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares.

32.
The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under Article 31(~~b~~ a) and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by an irregularity or invalidity in the proceedings relating to the sale.

33.
The Company may from time to time by Special Resolution subject to any confirmation or consent required by law, reduce its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

SHARE RIGHTS

34.
Subject to any special rights conferred on the holders of any shares or class of shares and the Statutes, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions as the Company may by Ordinary Resolution determine. The Company shall, if required in accordance with sections 555, 636 or 637 of the 2006 Act, within one month after allotting shares deliver to the Registrar of Companies a statement in the prescribed form containing particulars of special rights.

35.
Subject to the Statutes, the Company may purchase in any manner the Board considers appropriate any of its own shares of any class (including redeemable shares) at any price and any shares to be so purchased may be selected by the Board in any manner whatever provided that if there are in issue any securities of the Company which are listed on the Official List of the Stock Exchange and are convertible into equity share capital of the class proposed to be purchased the Company shall not exercise such powers without the sanction of a Special Resolution passed at a separate meeting of the holders of each class of securities unless the terms of issue of such securities include provisions permitting the Company to make such purchases.

36.
Save as expressly permitted by the Statutes the Company shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

MODIFICATION OF RIGHTS

37.
Subject to the Statutes and the special rights attaching to any class of shares, all or any of the special rights for the time being attached to any class of shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class (excluding any shares of that class held as Treasury Shares) or with the sanction of a Special Resolution passed at a separate meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)
the necessary quorum (other than at an adjourned meeting) shall be two or more persons holding or representing by proxy not less than one-third of the issued shares of the class (excluding any shares of that class held as Treasury Shares) and at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of these Articles one holder present in person or by proxy may constitute a meeting;
(b)
every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)
any holder of shares of the class present in person or by proxy may demand a poll.

38.
The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith but in no respect in priority thereto or by any reduction of the capital paid up thereon or by any purchase by the Company of its own shares.

SHARES

39.
Any share may be issued in certificated or uncertificated form and converted from certificated form into uncertificated form and vice versa in accordance with the Statutes or any subordinated legislation made from time to time under the Statutes and the Directors shall have power to implement any arrangements they think fit in respect of shares in certificated form or uncertificated form and for the conversion of shares in certificated into uncertificated form and vice versa which accord with the Statutes or such subordinate legislation.

40.
The Directors may issue warrants in respect of fully paid up shares (hereinafter called “share warrants”) stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and upon which a new share warrant or coupon shall be issued in the place of one worn out defaced or destroyed but no new share warrant or coupon shall be issued to replace one that has been lost unless it is proved to have been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a share warrant shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a Member to the full extent. The holder of a share warrant shall hold such warrant subject to the conditions for the time being in force with regard to share warrants whether made before or after the issue of such warrant.

41.
The Company may in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

42.
Unless ordered by a Court of competent jurisdiction or required by law, no person will be recognised by the Company as holding any share upon any trust and the Company will not be bound by or required in any way to recognise (even when having notice thereof) any interest in any share in or (except only as otherwise provided by these Articles or by law) any right in respect of any share except an absolute right to the entirety thereof in the registered holder.

43.
Subject to the Statutes and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES AND TITLE TO SHARES

44.
Title to any shares may be evidenced otherwise than by a definitive share certificate in accordance with the Statutes, the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they think fit for the evidencing of title to shares subject to compliance with the Statutes, the Regulations and such other subordinate legislation. The Company shall enter on the Register, in respect of all shares registered in the name of each holder, the number of such shares which are in certificated form and uncertificated form respectively.

45.
Every person whose name is entered as a holder of any shares of any class in certificated form in the Register is entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member who has transferred part of the shares is entitled to a certificate for the balance without charge.

46.
Every certificate will be:

(a)
issued (in the case of an issue of shares) within one month (or such longer period as the terms of the issue provide) after allotment or (in the case of a transfer of fully paid certificated shares) within five business days after lodgment of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register; and

(b)
under the Seal or in such other manner as the Board may approve and will specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. The Board may determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

47.
If a share certificate is worn out, defaced, lost or destroyed it shall be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of defaced or worn out certificates, on delivery of the old certificate to the Company.

LIEN

48.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable in respect of such share. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

49.
Subject to these Articles the Company may sell, in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, has been served on the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

50.
The net proceeds of sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

CALLS ON SHARES

51.
Subject to these Articles and to the terms of allotment the Board may make calls upon the Members in respect of any money unpaid on their shares (whether in respect of nominal amount or premium), and each Member shall (subject to being given at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by such notice the amount called on his shares. A call may be postponed or revoked in whole or in part as the Board determines.

52.
A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

53.
A person upon whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

54.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom it is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15% per annum) as the Board may agree to accept together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of such interest and expenses wholly or in part.

55.
Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

56.
Subject to the terms of allotment, on the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

57.
The Board may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate, which (unless the Company by Ordinary Resolution otherwise directs) shall not exceed 12% per annum, as the Member paying such sum and the Board agree.

FORFEITURE OF SHARES

58.
If a call or any instalment of a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days’ notice:

(a)
requiring payment of the amount unpaid together with any interest which may have accrued;

(b)
stating a place at which payment is to be made; and

(c)
stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

59.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

60.
The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Articles to forfeiture will include surrender.

61.
Until cancelled in accordance with the requirements of the Statutes, a forfeited share will be the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

62.
A person whose share has been forfeited shall cease to be a Member in respect of such share but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of his share, with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15% per annum) as the Board determines. The Board may enforce payment without any allowance for the value of the forfeited share.

63.
A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, or disposal of the share.

TRANSFER OF SHARES

64.
Shares in uncertificated form may be transferred otherwise than by a written instrument in accordance with the Statutes the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they see fit for the transfer of such shares in compliance with the Statutes, the Regulations or such other subordinate legislation.

65.
Subject to these Articles, any Member may transfer all or any of his shares which are in certificated form by an instrument of transfer in any usual form or in any other form approved by the Board.

66.
The instrument of transfer shall be executed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

67.
The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register:

(a)
a transfer of any shares which are not fully paid shares, provided only that dealings in such shares are not prevented from taking place on an open and proper basis;

(b)
a transfer of a share on which the Company has a lien;

(c)
a transfer in favour of more than four persons jointly;
(d)
a transfer which relates to shares of more than one class;

(e)
a transfer which is not duly stamped, lodged at the Office, or at such other place as the Board may from time to time determine and accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

68.
If the Board refuses to register a transfer of a share, it shall within two months after the date on which the transfer was lodged with the Company, or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction (as defined in the Regulations) was received, send to the transferee notice of the refusal, as required by the Regulations or otherwise.

69.
The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may determine in its absolute discretion.

70.
No fee shall be charged for the registration of any transfer or other document or instruction relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

71.
All registered transfers will be retained by the Company, but all others shall (except in any case of fraud) be returned to the person depositing them.

TRANSMISSION OF SHARES

72.
If a Member dies, the survivor or survivors, where the deceased was a joint holder, and his personal representatives, where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of any deceased Member from any liability in respect of any share which had been jointly held by him.

73.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall notify the Company to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person.

74.
A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise in respect of any share any of the rights or privileges of a Member until he shall have become a Member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED MEMBERS

75.
The Company may sell at the best price reasonably obtainable the certificated shares of a Member or the shares to which a person is entitled by means of transmission if and provided that:

(a)
during a period of twelve years all warrants and cheques sent by the Company through the post in a prepaid letter addressed to the Member at his registered address or to the person so entitled at the address shown in the Register as his address have remained uncashed;

(b)
during such period of twelve years the Company has declared and paid at least three dividends to the Members in accordance with their rights and interests;

(c)
the Company shall, at the end of such period of twelve years, advertise both in a leading national daily newspaper and in a newspaper circulating in the area of the said address, giving notice of its intention to sell the said shares;

(d)
during such period of twelve years and the period of three months following such advertisements the Company has had indication that such Member or person cannot be traced; and

(e)
if applicable, the Company has first given notice in writing to the Quotations Department of the Stock Exchange of its intention to sell such shares.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares. A statutory declaration in writing to the effect that the declarant is a Director or Secretary of the Company and that a share has been duly sold on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company shall account to the Member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any moneys not accounted for to the Member or other person entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time determine.

DISCLOSURE OF INTERESTS IN SHARES

76.
Where any registered holder of any shares in the Company or any named person in respect of any shares in the Company fails to comply within fourteen days after service thereof with any notice (in this Article called a “statutory notice”) given by the Company under section 793 of the 2006 Act requiring him to give particulars of any interest in any such shares, the Company may give the registered holder of such shares a notice (in this Article called a “disenfranchisement notice”) stating or to the effect that such shares shall from the service of such disenfranchisement notice be subject to some or all of the following restrictions:

(a)
that such shares shall confer on such registered holder no right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of the shares of that class until the statutory notice has been complied with and such shares shall confer no right to attend or vote accordingly;

(b)
that the Directors may withhold payment of all or any part of any dividend (including shares issued in lieu of dividend) on such shares; and

(c)
that the Directors may decline to register a transfer of such shares or any of them unless such transfer is pursuant to an arm’s length sale of the entire interest in such shares being a sale on a recognised investment exchange or on acceptance of a takeover offer or pursuant to any other sale which is in the reasonable opinion of the Directors at arm’s length;

Provided that where such shares comprise less than 0.25% of the shares of any relevant class (excluding any shares in the Company held as Treasury Shares) in issue at the date of the disenfranchisement notice such notice shall only impose the restrictions set out in paragraph (a) above.

For the purposes of this Article a “named person” means a person named as having an interest in the shares concerned in any response to any statutory notice served on the registered holder or on a person previously so named. A disenfranchisement notice may be cancelled by the Board at any time.

77.
A disenfranchisement notice served pursuant to Article 76 shall cease to apply to any shares subject to such notice on the expiry of seven days from the earlier of:

(a)
receipt by the Company of notice that such shares have been sold to a third party pursuant to an arm’s length sale as specified in Article 76(c); and

(b)
due compliance, to the satisfaction of the Company, with the statutory notice given in respect of such shares.

78.
Any new shares issued in right of shares the subject of a disenfranchisement notice shall also be subject to such notice.

GENERAL MEETINGS

79.
The Directors shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes.

80.
The Directors may convene any other general meeting whenever they think fit and at such time and place as the Directors may determine. On the requisition of Members pursuant to the provisions of the Statutes, the Directors shall convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

81.
An annual general meeting shall be called on 21 clear days’ notice at least, and any other general meeting (whether convened for the passing of an Ordinary Resolution or a Special Resolution) shall be called by at least 14 clear days’ notice. Subject to the provisions of the Statutes, a general meeting may be called by shorter notice if it is so agreed:

(a)
in the case of a meeting called as an annual general meeting by all the Members entitled to attend and vote thereat; and

(b)
in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right (excluding any shares in the Company held as Treasury Shares).

The notice shall specify the time and place of meeting, and the general nature of the business to be transacted. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than such as, under the provisions of these Articles, or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company, and to all persons entitled to a share in consequence of the death or bankruptcy of a Member and to the Directors and the Auditors.

82.
The accidental omission to give notice of a meeting or to send any notification required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt, of any such notice, notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

83.
No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman pursuant to Article 86 which shall not be treated as part of the business of the meeting. Save as provided in relation to an adjourned meeting, two Members entitled to vote at the meeting and present in person or by proxy or in the case of a corporation represented by a duly authorised officer shall be a quorum for all purposes.

84.
If, within thirty minutes (or such longer time not exceeding one hour as the Chairman of the meeting may determine to wait), after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting one person entitled to be counted in a quorum present at the meeting shall be a quorum.

85.
Notwithstanding that he is not a Member, each Director may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

86.
The Chairman (if any) of the Board or, in his absence, a deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or deputy Chairman or, if at any meeting neither the Chairman nor a deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the Secretary, if present, shall preside as Chairman if willing to act. If the

Secretary is not present, or if the Secretary is present but declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

87.
The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise, it shall be unnecessary to give notice of an adjournment.

88.
(a) In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “principal place”) at which the Chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by Members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article.

(b)
Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any Member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

(c)
The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be the subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

89.
The Directors may direct that Members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any Member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

90.
If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolutions shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

91.
Subject to any special rights or restrictions as to voting for the time being attached to any shares by, pursuant to or in accordance with these Articles or the terms of issue of any shares, on a show of hands every Member present in person or by proxy shall have one vote and on a poll every Member present in person or by proxy shall have one vote for every share of which he is the holder. No Member shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or immediately following the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)
by the Chairman; or

(b)
by at least two Members entitled to vote at the meeting; or

(c)
by a Member or Members representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting (excluding any voting rights attached to shares in the Company held as Treasury Shares); or

(d)
by a Member or Members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting which are held as Treasury Shares); and a demand by a person as proxy for a Member shall be the same as a demand by a Member.
92.
Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

93.
If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

94.
A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days notice shall be given specifying the time and place at which the poll is to be taken.

95.
The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded and, with the consent of the Chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earliest.

96.
On a poll votes may be given either personally or by proxy.

97.
A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

98.
In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a casting vote in addition to any other vote he may have.

99.
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

100.
A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy and may otherwise act and be treated as such Member for the purposes of general meetings.

101.
No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

102.
lf:

(a)
any objection shall be raised to the qualification of any voter; or

(b)
any votes have been counted which ought not to have been counted or which might have been rejected; or
(c)
any votes are not counted which ought to have been counted the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

103.
An appointment of a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve. Subject thereto, the appointment of a proxy may be:

(a)
in hard copy; or

(b)
in electronic form.

The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed or authenticated in such manner as may be approved by or on behalf of the Company from time to time.

104.
A proxy need not be a Member. A Member may appoint more than one proxy in respect of the same meeting or poll provided that the appointment of the proxy shall specify the number of shares in respect of which the proxy is appointed and only one proxy shall be appointed in respect of any one share. When two or more valid but differing appointments of proxies are delivered or received in respect of the same share for use at the same meeting, the one which is last delivered or received shall be treated as replacing or revoking the others as regards that share. Subject to the Statutes, the Directors may determine in their discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles. If the Company is unable to determine which was last delivered or received none of them shall be treated as valid in respect of that share.

105.1.
The Directors may, if they think fit (but subject to the provisions of the Statutes), at the Company’s expense send forms of proxy in hard copy form for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Directors.

105.2.
The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or on the poll concerned.

105.3.
The appointment of a proxy shall:

(a)
if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose:

(i)
in the notice convening the meeting; or

(ii)
in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)
if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i)
the notice convening the meeting; or

(ii)
any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)
any invitation to appoint a proxy issued by the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)
in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)
if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered to the chairman of the meeting at which the poll was demanded.

In calculating the periods mentioned in this Article 105.3, no account shall be taken of any part of a day that is not a working day in relation to the Company within the meaning of section 1173 of the 2006 Act.

A proxy appointment which is not delivered or received in accordance with this Article 105.3 shall be invalid.

105.4.
Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)
the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)
that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Directors, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by the Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)
whether or not a request under Article 105.4(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

105.5.
The appointment of a proxy to vote on a matter at a meeting confers on the proxy authority to demand, or join in demanding, a poll on that matter. The appointment of a proxy shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

106. A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

107.1.
Any Member which is a corporation may, by resolution of its directors or other governing body, authorise a person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. Subject to the provisions of the Statutes, a person so authorised and present at any such meeting shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member personally present, save that a Director, the Secretary or other person authorised for the purpose by the Secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. A corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised by it is present at the meeting.

107.2.
A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 105.3(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 105.3(b) (or such address as the Company may be deemed by the Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

NUMBER OF DIRECTORS

108.
Unless and until otherwise determined by Ordinary Resolution, the number of Directors (other than alternate directors) will not be less than two nor more than fifteen in number.

APPOINTMENT AND RETIREMENT OF DIRECTORS

109.
A Director will not require a share qualification.

110.
Subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles, the Company may by Ordinary Resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

111.
Without prejudice to the power of the Company in general meeting in pursuance of any of these Articles to appoint any person to be a Director, the Board may at any time and from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

112.
The Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with the Statutes, remove any Director before the expiration of his period of office and may (subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles) by Ordinary Resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director.

113.
113. No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

DISQUALIFICATION OF DIRECTORS

114.
The office of a Director shall be vacated if:

(a)
he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

(b)
he is, or may be, suffering from mental disorder and either:

(i)
he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(ii)
an order is made by a Court having jurisdiction in the matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(c)
without leave, he is absent from Board Meetings (whether or not an alternate Director appointed by him attends) for six consecutive months, and the Board resolve that his office be vacated; or

(d)
he becomes bankrupt or makes any arrangement or composition with his creditors; or
(e)
he is prohibited by law from being a Director; or

(f)
if, when there are at least three Directors, he shall be requested in writing by not less than three quarters of his co-Directors, or, if their number is not a multiple of four, then the number nearest to but not less than three quarters, to resign; or

(g)
he ceases to be a Director by virtue of the Statutes or is removed from office pursuant to these Articles or the rights attached to any particular series of Preference Shares.

115.
No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained any certain age.

RETIREMENT OF DIRECTORS

116.
At every annual general meeting every Director for the time being shall retire from office.

117.
A Director retiring at an annual general meeting shall (unless removed from office or such office is vacated in accordance with these Articles) retain office until the close of the meeting at which they retire or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in their place or the resolution to re-elect them is put to the meeting and lost.

118.
A retiring Director shall be eligible for re-election.

119.
Subject to these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

119.1.
lf:

(a)
at the annual general meeting in any year any resolution or resolutions for the appointment or re-election of the persons eligible for appointment or re-election as Directors are put to the meeting and lost; and

(b)
at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 108,

all retiring Directors who stood for re-election at that meeting (“Retiring Directors”) shall be deemed to have been re-elected as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

119.2.
The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 119.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 108, the provisions of this Article shall also apply to that meeting.

EXECUTIVE DIRECTORS

120.
The Board may from time to time appoint one or more of its body to be a Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other employment or executive office with the Company for such period (subject to the Statutes) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company, or the Company may have against such Director, for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

121.
Any Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or, where there is a committee constituted for the purpose, such committee, may determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

122.
Any Director (other than an Alternate Director) may appoint any person to be his Alternate Director and may at his discretion remove such Alternate Director. If such Alternate Director is not another Director, such appointment unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an Alternate Director shall be effected by notice in hard copy signed by the appointor and delivered to the Office or tendered at a Board Meeting or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose or, in default of such specification, to the Office. An Alternate Director shall, if his appointor so requests, be entitled to receive notices of Board Meetings or meetings of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such Board Meeting at which the Director appointing him is not personally present and generally at such Board Meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director for the purposes of the proceedings at such Board Meeting the provisions of these Articles shall apply as if he were a Director.

123.
Every person acting as an Alternate Director shall (except as regards power to appoint an Alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as Alternate Director.

124.
Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as Alternate Director (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

125.
An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director provided that, if at any Board Meeting any Director retires but is re-elected at the same Board Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES AND EXPENSES

126.
Each of the Directors will be paid a fee at such rate as may from time to time be determined by the Board provided that the aggregate of all such fees so paid to Directors (excluding amounts payable under any other Article) will not exceed £500,000 per annum (excluding any amounts attributable to share options under any stock or share option plans of the Company) or such higher amount as may from time to time be determined by Ordinary Resolution.

127.
Each Director may be paid all travelling, hotel and incidental expenses properly incurred by him in attending Board Meetings or meetings of committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board goes beyond the ordinary duties of a Director may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

128.
A Director may:

(a)
hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and subject to section 188 of the 2006 Act upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)
act by himself or his firm in a professional capacity for the Company (otherwise than as auditor or an auditor of a subsidiary company) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)
be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a Director or officer of or from his interests in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers or such other company.
129.
A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

130.
Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns 1% or more.

131.
Subject to the Statutes and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

132.
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the Board Meeting at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first Board Meeting after he knows that he is or has become so interested.

133.
Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board or of a committee of the Board in respect of any contract or arrangement in which he has a material interest (together with any interest of any person connected with him within the meaning of section 252 of the 2006 Act) otherwise than by virtue of his interest in shares or debentures or other securities of, or otherwise in or through, the Company and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:

(a)
any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or any other person or obligations undertaken by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)
any contract or arrangement for the giving by the Company or any of its subsidiary undertakings of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings which the Director has himself guaranteed or secured in whole or in part;

(c)
any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company or any of its subsidiary undertakings issued or to be issued pursuant to any offer or invitation to Members or debenture holders of the Company or any of its subsidiary undertakings or any class thereof, or to underwrite or sub-underwrite any shares, debentures or other securities of the Company or any of its subsidiary undertakings;
(d)
any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

(e)
any contract or arrangement concerning any other company (not being a company in which the Director owns 1% or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(f)
any proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

(g)
any arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom such arrangement relates; or

(h)
insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

134.
For the purposes of Articles 128 to 133 inclusive:

(a)
a company shall be deemed to be a company in which a Director owns 1% or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in or he and any person with whom he is connected within section 252 of the 2006 Act hold an interest (as such term is used in sections 820 to 825 of the 2006 Act) in 1% or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this Article there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, and shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder;

(b)
where a company in which a Director holds 1% or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction;

(c)
if any question shall arise at any Board Meeting as to the materiality of the interest of a Director (other than the Chairman of the meeting) or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise at any meeting as to the materiality of an interest of the Chairman of the meeting, or as to the entitlement of the Chairman to vote or be counted in the quorum, and such question is not resolved by the Chairman voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be decided by a resolution of the Board (for which purpose such Chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

CONFLICTS OF INTEREST

134.1.
For the purposes of section 175 of the 2006 Act, the Board may authorise any matter proposed to it in accordance with these Articles which would otherwise involve a breach of duty by a Director under that section, including without limitation, any matter which relates to a situation in which a Director has, or can have, a direct or indirect interest which conflicts, or possibly may conflict, with the interests of the Company.

134.2.
Any such authorisation will be effective only if:

(a)
the matter has been proposed in writing for consideration at a Board Meeting, in accordance with the Board’s normal procedure or in such other manner as the Board may from time to time require;

(b)
any requirement as to quorum at the meeting at which the matter is considered, is met without counting the Director in question or any other interested Director; and

(c)
the matter was agreed to without the Director in question or any other interested Director voting or would have been agreed to if their votes had not been counted.

134.3.
The Board may make any such authorisation subject to any limits or conditions (whether at the time of the giving of the authorisation or afterwards) and may at any time vary or terminate such authorisation.

134.4.
For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

134.5.
A Director shall not, by reason of his office, be liable to account to the Company for any profit, remuneration or other benefit derived by him (or a person connected with him) as a result of any matter authorised by the Board in accordance with the terms of these Articles and no contract, arrangement or transaction entered into by the Director in relation to such matter shall be avoided on the grounds of any such profit, remuneration or other benefit.

134.6.
Where a Director’s relationship with another person, firm or body corporate (the “Third Party”) has been approved by the Board in accordance with the terms of this Article and, subject to the provisions of the Statutes, for so long as such relationship gives rise to a conflict, or possible conflict, of interest, the Director shall not be required to:

(a)
disclose to the Board (or to any Director, officer or employee of the Company) any information obtained, otherwise than in his capacity as a Director, as a result of his relationship with the Third Party in circumstances where he owes a duty of confidentiality to the Third Party; or

(b)
use such information in the performance of his duties as a Director; or

(c)
attend meetings of the Board at which any matter relating to the conflict, or possible conflict, of interest is to be discussed (or otherwise discuss such matter).

GENERAL POWERS OF THE DIRECTORS

135.
The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

136.
The Board may establish local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent, any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

137.
The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may revoke or vary the appointment but no person dealing in good faith with the Company and without notice of the revocation or variation shall be affected by it.

138.
The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

139.
Subject to the Statutes, the Company may keep an overseas or local register in any place, and the Board may make and vary such regulations as it determines respecting the keeping of any such register.

140.
AII cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

PENSIONS

141.
On behalf of the Company the Board may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director or former Director without the approval of an Ordinary Resolution. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

142.
The Board may by resolution or the Company may in general meeting exercise any power conferred by the Statutes to make provision for the benefit of persons employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

BORROWING POWERS

143.
The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

144.
If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and the power so delegated shall subsist assignable during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

PROCEEDINGS OF THE DIRECTORS

145.
The Board may meet for the dispatch of business, adjourn or otherwise regulate its Board Meetings as it considers appropriate. Questions arising at any Board Meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board Meeting.

146.
Attendance at Board Meetings may be by means of conference telephone calls or other means of remote communication provided always that all participants can freely hear and speak to each other.

147.
Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or any other address given by him to the Company for this purpose, or, at the Company’s sole discretion sent in electronic form to the address notified by him to the Company for this purpose. A Director may waive notice of any Board Meeting either prospectively or retrospectively.

148.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board Meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board Meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

149.
The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

150.
The Board may elect a Chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no Chairman is elected, or if at any meeting neither the Chairman or any deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

151.
A Board Meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

152.
The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that less than one half of the members of the committee comprise co-opted members who are not Directors of the Company. A resolution of a committee shall not be effective unless a majority of the members of the committee present at the committee meeting and voting are Directors of the Company. Save as aforesaid, any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

153.
The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.
154.
A resolution in writing signed by all the Directors for the time being entitled to receive notice of a Board Meeting or by all the members of a committee for the time being entitled to receive notice of a committee meeting shall be as valid and effectual as a resolution passed at a Board Meeting or, as the case may be, a meeting of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form (whether in hard copy form or electronic form) each signed or authenticated by one or more of the Directors or members of the committee concerned in the manner specified in Section 1146 of the 2006 Act for a document in that form. References in this Article to “writing”, “signatures” and “documents” (or any similar expressions) are to be construed so as to include the electronic form of such expressions subject to such terms and conditions as the Directors may decide.

155.
AII acts done by the Board or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

MINUTES

156.
The Board shall cause minutes to be made:

(a)
of all appointments of officers made by the Board;

(b)
of the names of the Directors present at each Board Meeting or meeting of a committee of the Board; and

(c)
of all resolutions and proceedings at all meetings of the Company, of the Board and of any committee of the Board.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minute without further proof.

SECRETARY

157.
The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it determines, and any Secretary so appointed may be removed by the Board.

158.
A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being one by or to the same person acting both as director and as, or in place of the Secretary.

SEAL

159.
The Board shall provide for the custody of every seal. A seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

160.
The Company may exercise all the powers conferred by the Statutes with regard to having official seals, and such powers shall be vested in the Board.

161.
The Board may, as it thinks fit, dispense with the use of any seal from time to time and references in these Articles to the affixing of the Seal or any seal shall include execution without the affixation of the Seal or any seal in accordance with the Statutes.

AUTHENTICATION OF DOCUMENTS

162.
Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents and accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

163.
The Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

164.
Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a)
all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share; and

(b)
all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
165.
The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the position of the Company and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates whenever such position, in the opinion of the Board, justifies such payment.

166.
The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

167.
No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

168.
(a) The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque dividend warrant or money order. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system).

(b)
Every such cheque, warrant or order may be remitted by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other person as the holder or joint holders may in writing direct.

(c)
Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of shares in uncertificated form, every such payment made by such other method as is referred to in paragraph (a) of this Article shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of any instruction to the Operator of the relevant system to credit the cash memorandum account (being an account so designated by such Operator) of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

(d)
The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of such out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

(e)
Payment of such cheque, warrant or order: the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned, shall be a good discharge to the Company.
169.
If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

170.
The Company may cease to send any cheque or warrant through the post for any dividend or other monies payable on or in respect of any share if, in respect of at least two consecutive dividends payable on those shares, the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled thereto requests such recommencement in writing.

171.
Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

172.
Any general meeting declaring a dividend may by Ordinary Resolution upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

173.
The Board may, with the sanction of an Ordinary Resolution, offer Members the right to elect to receive shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends as may be specified by the resolution. The following provisions shall apply:

(a)
The said resolution may specify a particular dividend in respect of which such right to elect is to be available, or may specify that all or any dividends declared or to be declared or paid in respect of a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the Ordinary Resolution is passed, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution shall be subject to such right.

(b)
The basis of allotment of shares shall be that the Relevant Value for each

Member shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such Member would have received by way of the dividend foregone. For the purpose of this clause “Relevant Value” shall be calculated by reference to the market value of the shares to be allotted to be deemed to be the mid-market average of Ordinary Shares of the Company or American Depository Shares representing such shares over the three business days proceeding the date of the notice convening the meeting at which approval is sought on NASDAQ or any other Stock Exchange where Ordinary Shares or American Depository Shares of the Company are for the time being traded as the Directors may select.

(c)
The Board, after determining the basis of allotment, shall notify the Members in writing of any right of election offered to them, and shall send forms of election with or following such notification and specify the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election must be lodged in order to be effective.

(d)
The dividend (or that part of the dividend for which a right of election has been given) shall never become payable on shares for which the election has been duly effected (“Elected Shares”) and additional shares shall instead be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as they see fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(e)
The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the dividend in place of which they were allotted.

(f)
The Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares in accordance with the provisions of this Article and may authorise any person to enter, on behalf of all the Members concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such Members.

(g)
The Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of any offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision.

(h)
Every duly effected election shall be binding on every successor in title to the Elected Shares (or any of them) of the Member(s) who have effected the same.

RESERVES

174.
Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also, without placing the same to reserve, carry forward any profits which it may think it prudent not to distribute.

CAPITALISATION

175.
The Company may, upon recommendation of the Board, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

176.
The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under Article 175 and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution shall be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

177.
Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTING RECORDS

178.
The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Statutes.

179.
The accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board decides and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the

Company except as conferred by law or authorised by the Board.

180.
A copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report shall be sent to each person entitled thereto in accordance with the requirements of the Statutes and copies shall, if required, also be sent in appropriate numbers to The Stock Exchange in accordance with its regulations and practice.

AUDITORS

181.
Auditors shall be appointed and their duties regulated in accordance with the Statutes.

NOTICES AND COMMUINICATIONS

182.
Subject to these Articles, anything sent or supplied by or to the Company under these Articles may be sent or supplied in any way in which the 2006 Act provides for documents, information or notices which are authorised or required by any provision of the 2006 Act to be sent or supplied by or to the Company.

183.
~~182.~~ Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address as aforesaid or, in the Company’s sole discretion by giving it in electronic form to an address for that purpose for the time being notified to the Company by the Member. In the case of joint holders of a share, service or delivery of any notice or other document to the person who is first named on the Register shall for the purposes be deemed a sufficient service on or delivery to all the joint holders.

184.
Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)
the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to them in that manner, or they have taken to have so agreed under Schedule 5 to the 2006 Act, and in either case they have not revoked that agreement;

(b)
the Company has notified the intended recipient of:

(i)
the presence of the document, information or notice on the website,
(ii)
the address of the website;

(iii)
the place on the website where it may be accessed;

(iv)
how to access the document, information or notice; and
(v)
any other information prescribed by the 2006 Act or any other provisions of law including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)
the document, information or notice is available on the website throughout the period specified by any applicable provision of the 2006

Act or, if no such period is specified, the period of 28 days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person.
185.
Any document, information or notice that is sent or supplied otherwise than in hard copy or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

186.
~~183.~~ Any Member who gives to the Company an address for the purposes of communications in electronic form may, at the absolute discretion of the Board, have notices served upon him at that address. The Directors may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to Members, or persons entitled by transmission, and by Members, or persons entitled by transmission, to the Company.

187.
~~184.~~ Where a notice or other document is sent by post, service shall be deemed to be effected at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time when the letter containing the same is posted or, in the case of a notice or other document contained in electronic form, at the expiration of 24 hours after the time it was sent. In proving that a notice or document was posted it shall be sufficient to prove that such letter was properly addressed, stamped and posted. A document or information sent or supplied to a Member in electronic form shall be deemed to be received by the Member 24 hours after it was sent notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.

188.
~~185.~~ A document or information sent by the Company to a Member by means of a website shall be deemed to have been received by the Member:

(a)
when the document or information was first made available on the website; or

(b)
if later, when the Member is deemed by Article ~~184~~187 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the Member on that day notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.
189.
~~186.~~ Any notice or other document delivered or sent by post to or left at the registered address of any Member or in electronic form to an address for the time being notified to the Company for that purpose by a Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt, or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with, or as claiming through or under him) in the share.

190.
~~187.~~ A notice exhibited at the Office shall be deemed to have been duly given to any Member who has not given to the Company an address for service of such notices.

191.
~~188.~~ Except as otherwise expressly provided in these Articles, any notice required to be given by the Company to a Member shall be sufficiently given if given by advertisement. Any notice required to be, or which may be given, by advertisement shall be advertised once in a leading daily national newspaper.

192.
~~189.~~ If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom because the relevant postal services are suspended or curtailed, then a general meeting may be convened by notice advertised in at least two leading national daily newspapers with appropriate circulation. If it becomes possible to give notice by post at least 48 hours before the meeting then the Company shall send a duplicate notice by post.

193.
~~190.~~ Any document to be served on a Member, other than a notice, may be served in the same manner as for a notice and, in a case where notice might be given by exhibition at the Office or by advertisement in a newspaper, such document shall be deemed to be duly served if it is available for him at the Office and a notice to that effect is exhibited at the Office or advertised in a newspaper as required by these Articles.

DESTRUCTION OF DOCUMENTS

194.
~~191.~~ The Company may destroy:
(a)
any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)
any dividend mandate or any variation or cancellation thereof, or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c)
any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(d)
any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be conclusively presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(e)
the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(f)
nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article ~~190~~ 194(a) to (d) above are not fulfilled; and

(g)
references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

195.
~~192.~~ If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statutes and subject to any provisions sanctioned by Ordinary Resolution of the Company under section 247 of the 2006 Act (without prejudice to section 187 of the Insolvency Act 1986), divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) subject to the rights of any class of shares which then exists (including the rights of any Preference Shares of any particular series) and may, for such purpose set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets upon such trustees for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability. Without prejudice to section 187 of the Insolvency Act 1986, the liquidator may make any provision referred to in and sanctioned in accordance with section 247 of the 2006 Act.

INDEMNITY AND INSURANCE

196.
~~193.~~ Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

196.1.
~~193.1.~~ (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated

196.2.
Company other than:

(i)
any liability to the Company or any Associated Company; and

(ii)
any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii)
any liability incurred by him:

(A)
in defending criminal proceedings in which he is convicted;

(B)
in defending any civil proceedings brought by the Company, or an Associated Company in which judgement is given against him;
(C)
in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act in which the court refuses to grant him relief,

where, in any case, the conviction, judgement or refusal of relief (as the case may be) has become final, and

(b) any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

~~194~~197.l Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

(a)
provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)
in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii)
in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act; and

(b)
do anything to enable him to avoid incurring such expenditure,

provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article ~~194.1~~197.1 shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgement being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i)
when the conviction becomes final; or

(ii)
the date when the judgement becomes final; or

(iii)
the date when the refusal of relief becomes final.

~~194.2~~197.2 Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a)
provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b)
do anything to enable him to avoid incurring such expenditure.

~~194.3~~197.3 Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article ~~192.3~~ 197.3:

(a)
“Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme;

and

(b)
“occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

~~194.4~~197.4 For the purposes of Article ~~192~~ 197:

(a)
“Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b)
where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c)
a conviction, judgement, or refusal of relief becomes final if:

(i)
not appealed against, at the end of the period for bringing an appeal; or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d)
an appeal is disposed of if:

(i)
it is determined and the period for brining any further appeal has ended; or

(ii)
if it is abandoned or otherwise ceases to have effect.

~~195~~198.Subject to the provisions of the Statutes, the Directors shall have power to purchase and maintain at the expense of the Company insurance for or for the benefit of any person who is or was at any time a director or other officer or employee of a Relevant Company (as defined in Article ~~194~~ 197) or any person who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any Relevant Company is or has been interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to such person in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company or any such pension fund or employee benefits trust (and all costs, charges, losses, expenses and liabilities incurred by such person in relation thereto)

~~196~~199.For the purpose of Article ~~193~~ 198 “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

PROXY FORM

AMARIN CORPORATION PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For use at the Annual General Meeting to be held at the Dublin offices of Arthur Cox LLP, Ten Earlsfort

Terrace, Dublin 2, D02 T380, Ireland at 9:00 a.m. Dublin time on May 13, 2026.

I/We
(Name in full block capitals please)

of

being (a) member(s) of Amarin Corporation plc (the “Company”) hereby appoint the Chairman of the meeting or (see note 6 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the Annual General Meeting of the Company to be held at 9:00 a.m. Dublin time on May 13, 2026 and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

[I/We instruct my/our proxy to vote my/our shares as follows:]

	Resolutions	For	Against	Abstain (see note 2)	Discretionary (see note 3)

1.	Ordinary resolution to re-elect Mr. Aaron Berg as a director.

2.	Ordinary resolution to re-elect Ms. Patrice Bonfiglio as a director.
3.	Ordinary resolution to re-elect Mr. Keith L. Horn as a director.
4.	Ordinary resolution to re-elect Mr. Odysseas Kostas, M.D. as a director.
5.	Ordinary resolution to re-elect Mr. Louis Sterling III as a director.
6.	Ordinary resolution to re-elect Ms. Diane E. Sullivan as a director.
7.	Ordinary resolution to re-elect Mr. Michael Torok as a director.
8.

Ordinary resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” for the fiscal year ended December 31, 2025 as described on pages 34 to 66 of the accompanying Proxy Statement.

9.

Ordinary resolution to appoint Ernst & Young LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which annual accounts are laid before the Company and to authorize the Audit Committee of the Board of Directors of the Company to agree to the auditors’ remuneration as described on pages 11 to 12 of the accompanying Proxy Statement.

10.

Ordinary resolution to generally and unconditionally authorize the Board of Directors of the Company (the “Board”) to issue shares in the Company or grant rights to subscribe for shares of the Company up to an aggregate nominal amount of £37,750,000 (which is equal to approximately 18% of the existing issued share capital) as described on pages 13 to 14 of the accompanying Proxy Statement.

11.

Ordinary resolution to amend and restate the Company's 2020 Stock Incentive Plan, and increase the share reserve thereunder by 15,000,000 Ordinary Shares and to increase the number of Ordinary Shares that may be issued in the form of incentive stock options by 15,000,000 Ordinary Shares.

12.

Special resolution to give power to the Board to issue shares without such issuances being subject to UK statutory pre-emption rights up to an aggregate nominal amount of £20,970,000 (which is equal to approximately 10% of the existing issued share capital) as described on pages 22 to 23 of the accompanying Proxy Statement.

13.

Special resolution to authorize and approve that, with effect from the conclusion of the Annual General Meeting, the amended and restated articles of association of the Company (the "New Articles") reflecting the proposed amendments to the existing articles of association of the Company described on page 24 of the accompanying Proxy Statement, produced to the meeting and signed by the Chairman for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.

Lou

Dated
Signature(s)

Notes:

1.
Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.
2.
If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.
3.
If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.
4.
The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialed.
5.
To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below, so as to be received by 9:00 a.m. Dublin time on May 11, 2026.
6.
A proxy need not be the Chairman of the meeting. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else to act as your proxy, you may strike out the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint to act as your proxy in the space provided. All amendments to this form must be initialed. If you sign and return this form with no name inserted in the space provided, the Chairman of the meeting will be deemed to be your proxy. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares. A proxy need not be a member of the Company but must attend the meeting. Where someone other than the Chairman is appointed as a proxy, the member appointing him/her is responsible for ensuring that they attend the meeting and are aware of his/her voting intentions. If a member wishes his/her proxy to speak on his/her behalf at the meeting, he/she will need to appoint someone other than the Chairman and give his/her instructions directly to them.
7.
In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).
8.
Completion and return of a form of proxy will not preclude a member from attending, speaking and voting at the meeting or any adjournment thereof in person. If a proxy is appointed and the member attends the meeting in person, the proxy appointment will automatically be terminated.

Address for Lodgment of Proxies:

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex

United Kingdom

BN99 6DA